UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No.     )

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BOSTON PROPERTIES, INC.

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April 5, 2021

To My Fellow BXP Stockholders,

On behalf of the entire Board of Directors, I want to thank you for your continued support of Boston Properties and invite you to attend our 2021 Annual Meeting of Stockholders. In view of the continuing health risks related to the COVID-19 pandemic, we have determined that our annual meeting this year will once again be a virtual meeting, conducted solely via audio webcast. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions by visiting www.virtualshareholdermeeting.com/BXP2021.

Over the course of our 50-year history, Boston Properties has proven its resilience through a variety of global, national, secular and BXP-specific challenges. These included financial recessions, wars, terrorist attacks on the cities in which we operate, and the sudden passing of one of our co-founders. In every instance, although we endured some short-term pain and uncertainty, we adjusted to the conditions and emerged stronger. That said, by any measure, 2020 was a remarkably challenging year, one in which we experienced three mega-events simultaneously: (1) the most serious worldwide health crisis of our generation; (2) a collective reawakening to the sad reality that the road to achieving racial justice in our country remains long and difficult; and (3) a much-heightened awareness of the importance of environmental and sustainability issues.

In view of these remarkable events, I want to change course this year. Instead of using this letter to summarize and highlight financial information that is contained in the accompanying Annual Report and proxy statement, I want to talk about how Boston Properties responded to these challenges and where we stand as we move into the second quarter of 2021. Spoiler alert: under the strong leadership of our CEO, Owen Thomas, and our President, Doug Linde, the Company acted thoughtfully and responsibly, successfully meeting these complex challenges with compassion and in a manner consistent with our recognition by Newsweek as one of America’s Most Responsible Companies.

COVID-19 Pandemic

Needless to say, the COVID-19 pandemic presented unprecedented and outsized challenges for everyone – people died, lives were disrupted, and the economy suffered massive dislocation. In addition, because COVID restrictions kept people out of offices, retail stores, restaurants and hotels for most of the past year, it presented special challenges to our business. That reality, in turn, brought front-and-center one of our Board’s most important responsibilities – risk oversight. Of course, the Board is always aware that, as one of the largest publicly traded owners of Class A office properties in the United States, BXP operates in a challenging environment, and attention to risk is a constant staple of our work. But COVID – and the consequent temporary shift in the locus of work (from office to home) – took that recognition to a new level, as the world and our company navigated uncharted waters with no idea as to how long they would persist.

Right from the outset, therefore, the Board changed its usual way of operating in order to ensure that we remained fully abreast, in real time, of the risks posed by the pandemic and management’s responses to them. In particular, the Board and several of its committees held a significant number of additional meetings in 2020 to analyze and act on these matters, while all of the directors engaged with management even more frequently in informal settings. We wrestled with the unpredictability of the pandemic, the uncertainty of its duration, its effect on our business as well as on the businesses of our tenants, what it would mean for our stockholders and stock price, how we would conduct public reporting in the face of uncertainty, whether work-from-home would be a short-term blip or have longer-term consequences, how we would ensure the safety of our tenants as they began to return to our offices in greater numbers, and perhaps, most importantly, what effect all of this would have on our employees, the lifeblood of our company. When appropriate, we also brought in outside experts to help us address these vexing matters.

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We also took special precautions to protect employees and tenants from exposure to COVID. We worked with our own property management teams and brought in world-renowned health security experts to develop a Health Security Plan for operating our properties. The plan is now widely viewed as a world-class, market-leading safety protocol. Most importantly, as a result of this extraordinary work, we kept our commitment to our tenants by providing them with clean and safe buildings that remained open for business throughout the pandemic. In this regard, the Board wishes to express special thanks to BXP’s property-management teams, who were instrumental in helping us meet our tenants’ needs.

Although there were some inevitably choppy waters, especially at the outset, under the leadership of Owen and Doug, the Company moved forward with confidence and a focus on our long-term objectives, even when doing so may have had short-term negative implications. We refinanced a significant amount of debt, approved several development opportunities, effectively husbanded our assets, and dealt fairly with our tenants, many of whom faced their own serious economic challenges. I am pleased to report that positive results are beginning to show. Our stock has recovered a substantial portion of the early losses experienced throughout our industry, our buildings are now being safely reoccupied, and our employees remain committed and highly motivated.

As I write this letter, a year since the outbreak of COVID, remarkably the U.S. is now providing its citizens with vaccines. Consequently, although the pandemic is not yet over, and we continue to adapt our day-to-day operations to respond to its effects and our tenants’ needs, as we move into the spring of 2021 there is no doubt that renewed hope and optimism are in the air. We expect that in a few months everyone that wants to be vaccinated will have had the opportunity to do so, and that our buildings will return to most of their pre-pandemic operations.

Nevertheless, as a leading company in the office business, we will inevitably face continuing questions and uncertainties over the impact of the “work-from-home” experience of the past year on our business going-forward. For our part, based on extensive internal analysis, external outreach and our directors’ own experience in leading organizations, we continue to believe that there is no better way for a company to support its own success than by fostering the necessary culture, collaboration, mentorship, training and creativity, all of which result from bringing people together to work in teams in a person-to-person collaborative environment. These are the essentials that the modern office provides, and we believe that this core foundational view will soon be reaffirmed by companies throughout the nation.

Social Justice

This past year, Americans also witnessed major social-justice movements that spotlighted the racial injustices and economic inequities that continue to plague our society. In response, and despite the separate challenges of COVID, the Company decided that we needed to expand and accelerate our longstanding commitment to diversity, equity and inclusion. Owen immediately set the tone-at-the-top by signing on to the CEO Action for Diversity and Inclusion campaign, the largest collective business commitment ever made on this issue. The Company also took internal steps to address these issues by establishing the BXP Diversity and Inclusion Committee in early 2020. The mission of this new committee is two-fold: (1) to promote and ingrain diversity, inclusion, equality and transparency as a cornerstone of BXP’s culture, business activities and decision-making practices; and (2) to provide a priority mechanism for developing specific D&I-based programs that will have a positive impact on the Company as well as in the broader community. In addition, the Board expressly committed to engaging with management to identify other ways by which we can drive further change, and, for the first time, our Compensation Committee has included goals and objectives to ensure that our executives are held accountable for progress on these issues. To be fully transparent, we intend to provide periodic updates on the results of these efforts.

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Commitment to ESG

Lastly, responding further to the past year’s challenges, the Company has stepped up its Environmental, Social and Governance (ESG) efforts, which you will be able to see in detail in the accompanying proxy statement. Our investment and operating philosophies are both shaped by our core strategy of long-term ownership and our commitment to making our communities the centers of commerce and civic life that make them thrive. We are increasingly focused on developing and maintaining healthy, high-performance buildings, while simultaneously mitigating operational costs and the potential external impacts of energy, water, waste, greenhouse gas emissions, and climate change. To these ends, we have publicly adopted long-term energy, emissions, water and waste goals containing aggressive reduction targets that are aligned with the United Nations Sustainable Development Goals. Indeed, as you will see more about in our proxy statement, Boston Properties is recognized as an international leader in sustainability and ESG, and our management and Board firmly intend to preserve and enhance those achievements. For transparency, we have committed to provide high-quality ESG data and information for evaluation by independent third parties and, as new ESG assessments, ratings and frameworks emerge, we intend to engage fully with our stakeholders to make sure that we remain nimble and responsive.

The accompanying proxy statement contains a great deal of other important information about Boston Properties, and we hope you will take the time to read it and vote at the annual meeting. Whether or not you are able to participate in the “virtual” annual meeting, we welcome your interest in our affairs and thank you for your continued support.

Sincerely,

Joel I. Klein

Chairman of the Board

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NOTICE OF 2021 ANNUAL

MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 20, 2021, at 9:00 a.m., Eastern Time

LOCATION	www.virtualshareholdermeeting.com/BXP2021

RECORD DATE	March 24, 2021. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

ITEMS OF BUSINESS

1.	To elect the eleven (11) nominees for director named in the proxy statement, each to serve for a one-year term and until their respective successors are duly elected and qualified.

2.	To hold a non-binding, advisory vote on named executive officer compensation.

3.	To approve the Boston Properties, Inc. 2021 Stock Incentive Plan.

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

5.	To consider and act upon any other matters that are properly brought by or at the direction of the Board of Directors before the annual meeting and at any adjournments or postponements thereof.

IMPORTANT INFORMATION REGARDING OUR VIRTUAL ANNUAL MEETING

Due to the continuing public health concerns relating to the coronavirus, or COVID-19, Boston Properties’ 2021 annual meeting will be a “virtual” meeting conducted by live audio webcast. Stockholders will not be able to attend the meeting in person, but will be able to listen, vote and submit questions during the virtual annual meeting from any remote location that has internet connectivity. You or your proxyholder may participate and vote by visiting www.virtualshareholdermeeting.com/BXP2021 and using your 16-digit control number on your proxy card, voting instruction form, or the Notice of Internet Availability you previously received. For more information, see “Information about the Annual Meeting — Attending the Virtual Annual Meeting” on page 105 in the proxy statement.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to May 20, 2021. The stockholder list will be available in electronic form during the annual meeting online at www.virtualshareholdermeeting.com/BXP2021.

Since becoming a public company in 1997 until 2020, we always held our annual meetings in person. However, due to COVID-19, we held a virtual annual meeting last year for the first time. We intend to hold our future annual meetings in person when it is safe to do so.

PROXY VOTING

Whether or not you plan to attend the meeting and vote your shares of common stock virtually in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

Frank D. Burt, ESQ.

Secretary

April 5, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 20, 2021. The proxy statement and our 2020 annual report to stockholders are available at www.proxyvote.com.

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›	PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References to “we,” “us,” “our,” “Boston Properties,” “BXP” and the “Company” in this summary refer to Boston Properties, Inc. and references to “BPLP” in this summary refers to Boston Properties Limited Partnership, our operating partnership.

2021 ANNUAL MEETING INFORMATION

Date and Time	Location	Record Date
Thursday, May 20, 2021 9:00 a.m., Eastern Time	The meeting will be held virtually at www.virtualshareholdermeeting.com/BXP2021	March 24, 2021

VOTING MATTERS AND RECOMMENDATIONS

		Board voting recommendation	Where to find more information

Proposal 1	Election of Eleven (11) Directors	✓ FOR each nominee	Page 7

Proposal 2	Non-binding, Advisory Vote on Named Executive Officer Compensation	✓ FOR	Page 92

Proposal 3	Approval of the Boston Properties, Inc. 2021 Stock Incentive Plan	✓ FOR	Page 93

Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR	Page 102

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›	PROXY SUMMARY

BOARD NOMINEES

Following the recommendation of the Nominating and Corporate Governance (“NCG”) Committee, our Board of Directors has nominated the following eleven (11) candidates for election as directors at the 2021 annual meeting of stockholders.

Name	Principal Occupation	Age(1)	Director Since	Independent	Current Committee Memberships

Joel I. Klein Chairman of the Board	Chief Policy and Strategy Officer of Oscar Health Corporation	74	2013	Yes	(2)

Kelly A. Ayotte	Former United States Senator for the State of New Hampshire	52	2018	Yes	Compensation (Chair); NCG

Bruce W. Duncan(3)	President and Chief Executive Officer and a Director of CyrusOne Inc.	69	2016	Yes	Audit; NCG

Karen E. Dykstra(3)	Former Chief Financial and Administrative Officer of AOL, Inc.	62	2016	Yes	Audit

Carol B. Einiger	President of Post Rock Advisors, LLC	71	2004	Yes	Compensation; NCG

Diane J. Hoskins	Chair and Co-Chief Executive Officer of M. Arthur Gensler Jr. & Associates, Inc.	63	2019	Yes	NCG; Sustainability (Chair)

Douglas T. Linde	President of Boston Properties, Inc.	57	2010	No	Sustainability

Matthew J. Lustig	Chairman of North America Investment Banking and Head of Real Estate & Lodging at Lazard Frères & Co.	60	2011	Yes	NCG (Chair); Sustainability

Owen D. Thomas	Chief Executive Officer of Boston Properties, Inc.	59	2013	No	Sustainability

David A. Twardock(3)	Former President of Prudential Mortgage Capital Company, LLC	64	2003	Yes	Audit (Chair); Compensation

William H. Walton, III	Co-Founder and Managing Member of Rockpoint Group, LLC	69	2019	Yes	Compensation

(1)	Ages are as of May 20, 2021, the date of the annual meeting.

(2)	Mr. Klein serves as our independent, non-executive Chairman of the Board and as an ex officio member of each of the Board’s committees.

(3)

Our Board of Directors determined that each of Ms. Dykstra and Messrs. Duncan and Twardock qualifies as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

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›	PROXY SUMMARY

SNAPSHOT OF 2021 BOARD NOMINEES

Presented below is a snapshot of the expected composition of our Board of Directors immediately following the 2021 annual meeting of stockholders, assuming the election of the eleven (11) nominees named in the proxy statement. Our Board of Directors believes that, collectively, the nominees exhibit an effective mix of qualifications, experience, diversity and tenure. For comparison purposes, we have also presented comparable metrics for the constituents of the S&P 500 Index, of which Boston Properties is a member. Data for the S&P 500 Index is based on the Spencer Stuart Board Index 2020.

The following summarizes the qualifications and experience of the eleven (11) nominees for election as directors. For additional information, see “Proposal 1: Election of Directors – Nominees for Election” beginning on page 9 of the proxy statement.

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›	PROXY SUMMARY

ENVIRONMENTAL, SOCIAL & GOVERNANCE

Environmental, social and governance (“ESG”) considerations continue to evolve and influence how we conduct our business. Our core strategy is long-term ownership of commercial real estate; therefore, sustainable development and responsible growth are fundamental to our investment philosophy. As stakeholder interest in issues like healthy buildings, climate resilience, diversity and inclusion, health and wellness, social equity and community involvement continues to grow, it reinforces just how intertwined our work is with many important aspects of people’s lives. It also means BXP has a unique opportunity to provide leadership in crafting solutions, and we intend to continue making efforts to improve ESG performance and conduct our business in a manner that contributes to positive economic, social and environmental outcomes for our customers, stockholders, employees and the communities we serve.

ENVIRONMENTAL

We are focused on developing and maintaining healthy, high-performance buildings, while simultaneously mitigating operational costs and the potential external impacts of energy, water, waste, greenhouse gas emissions and climate change. For additional information, see “Human Capital and Sustainability” beginning on page 35.

Sustainability Highlights

•  Corporate member of the U.S. Green Building Council®

•  Fitwel Champion through partnership with Fitwel, a leading healthy building certification system, to support healthy building design and operational practices across our portfolio

•  In 2017, shortly after the U.S. announced its withdrawal from the Paris Agreement, we proudly signed the We Are Still In declaration

•  Between 2018-2021, BPLP issued an aggregate of $2.7 billion of green bonds in three separate offerings;
use of proceeds restricted to “eligible green projects”

•  The Science Based Targets initiative (SBTi) Target Validation Team classified BXP’s emissions reduction target as in line with a 1.5°C trajectory, currently the most ambitious designation available; BXP is one of six North American real estate companies with this distinction and the only office company in that group

•  27.7 million square feet LEED certified, of which 96% is certified at the highest Gold and Platinum levels

•  We publish an annual sustainability report, which is available on our website at http://www.bxp.com under the heading “Sustainability,” but it is not incorporated by reference into this proxy statement

2020 Awards and Recognitions

•  Ranked among the top real estate companies in the Global Real Estate Sustainability Benchmark (“GRESB”) assessment, earning a fifth consecutive 5-Star rating; earned GRESB “Green Star” designation for the ninth consecutive year

•  Recognized by the EPA as a 2020 ENERGY STAR Partner of the Year

•  2020 Best in Building Health award winner

•  Named one of America’s Most Responsible Companies by Newsweek magazine; ranked 56th overall out of 400 companies and the highest of any office REIT

•  Named a Green Lease Leader at the highest Gold level by the Institute for Market Transformation and the U.S. Department of Energy

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›	PROXY SUMMARY

SOCIAL

Boston Properties’ success depends on human capital and the prosperities of the communities we serve. We therefore focus on social performance and positive externalities, including diversity and inclusion in our workforce, the well-being of our employees, their training and professional development and making positive contributions to our communities. For additional information, see “Human Capital and Sustainability” beginning on page 35.

Diversity & Inclusion Initiatives in 2020	Health, Safety & Wellness

•  Launched the BXP Diversity & Inclusion (“D&I”) Committee with the mission of promoting diversity, inclusion, equality and transparency as part of our culture, business activities and decision-making practices

•  Our Chief Executive Officer signed the CEO Action for Diversity & Inclusion pledge, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace

•  Offered Unconscious/Implicit Bias training as part of our commitment to mitigate unconscious bias in the work environment and foster an inclusive workforce

•  The following is a snapshot of the diversity of our workforce as of December 31, 2020:

•  We offer our employees benefits and other programs designed to support physical health, mental health, work-life balance and financial well-being

•  In early 2020, we established a Health and Security Task Force to develop the BXP Heath Security Plan, a comprehensive set of building operational measures, including cleaning and disinfection, air and water.

Total Workforce(1)	Employee Engagement & Development(2)

•  We invest significant resources in our employees’
personal growth by providing a range of development opportunities including training, tuition reimbursement and seminars and conferences

•  The success of our efforts is demonstrated by the satisfaction and long tenure of our employees:

• 2020 employee engagement survey with 93% responsiveness and an overall rating of “very favorable”

• average tenure is 9.8 years for employees and
18.2 years for our executive leadership

• 32% of our employees worked at BXP for more than
10 years

Managers & Above(1)

 (1)  We determine race and gender based on our employees’ self-identification. Ethnic minorities are defined as those included in the EEO Ethnicity and Race Categories: Asian, Black/African American, Hispanic/Latino, Native American or Pacific Islander, or multiracial background. Total workforce includes all of our employees except union employees for which the union controls the hiring process.

 (2)  Data as of December 31, 2020

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›	PROXY SUMMARY

GOVERNANCE

Boston Properties is committed to strong corporate governance policies and practices that not only reflect regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also foster effective leadership and independent oversight by our Board of Directors. Our governance is intended to help us execute our long-term strategy, and therefore we believe it is aligned with our stockholders’ interests. Notable features of our governance framework include:

Board Leadership	Stockholder Rights
• Mr. Joel I. Klein serves as our independent, non-executive Chairman of the Board

•  Incorporated in Delaware; the Maryland Unsolicited Takeovers Act does not apply to us

•  Proxy Access By-law right

•  Annual election of all directors

•  Majority voting standard in uncontested director
elections

•  Stockholder right to amend By-laws

•  No Stockholder Rights Plan (or “poison pill”)

•  Disclosure of Policy on Company Political Spending

Board Composition and Independence
• Eleven (11) directors • Four directors are women and one director is African-American • Three of the five (60%) new directors elected since 2016 are women • 82% independent
Director Qualifications and Policies

•  Retirement age: 75-year maximum age limit at time of nomination

•  Regular executive sessions of independent directors

•  All directors, officers and employees are subject to a Code of Business Conduct and Ethics

•  Each director attended more than 75% of the meetings of the Board and committees on which he or she served in 2020; in the aggregate, our directors attended more than 99% of the total number of meetings held in 2020

•  Annual self-evaluation for the Board and each committee, and bi-annual interviews of individual directors by our Chairman of the Board; process overseen by our NCG Committee

Compensation

•  89% of votes cast FOR our “Say-on-Pay” proposal at the 2020 annual meeting

•  Stock ownership requirements for executives (for CEO, 6x base salary)

•  Double-Trigger vesting for time-based equity awards

•  Compensation Clawback Policy

•  Policy against tax gross-up provisions

•  Non-employee directors are compensated under a stockholder-approved plan

•  Stock ownership requirements for directors (5x annual retainer)

•  Anti-hedging, anti-pledging and anti-short-sale policies

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

PROXY STATEMENT

This proxy statement is being made available to stockholders of Boston Properties, Inc. (“we,” “us,” “our,” “Boston Properties” or the “Company”) on or about April 5, 2021 via the Internet or by delivering printed copies by mail, and is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Properties, Inc. (our “Board” or our “Board of Directors”) for use at our 2021 annual meeting of stockholders to be held virtually by live audio webcast on Thursday, May 20, 2021 at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/BXP2021, and any adjournments or postponements thereof.

Since becoming a public company in 1997 until 2020, we always held our annual meeting in person. Due to the health and safety concerns related to the COVID-19 pandemic, we held a virtual meeting in 2020 and will do so again this year. We intend to hold future annual meetings in person, provided that it is safe to do so.

PROPOSAL 1:

ELECTION OF DIRECTORS

Boston Properties is currently governed by an eleven-member Board of Directors. The current members of our Board of Directors are:

› Kelly A. Ayotte › Diane J. Hoskins › Owen D. Thomas	› Bruce W. Duncan › Joel I. Klein › David A. Twardock	› Karen E. Dykstra › Douglas T. Linde › William H. Walton, III	› Carol B. Einiger › Matthew J. Lustig

At the 2021 annual meeting of stockholders, directors will be elected to hold office for a one-year term expiring at the 2022 annual meeting of stockholders. Directors hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. Any director appointed to our Board of Directors to fill a vacancy will hold office for a term expiring at the next annual meeting of stockholders following such appointment.

Following the recommendation of the NCG Committee, our Board of Directors nominated all incumbent directors for re-election. In making its recommendations, the NCG Committee considered a number of factors, including its criteria for Board membership, which include the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

VOTE REQUIRED AND MAJORITY VOTING STANDARD

Our By-laws provide for a majority voting standard. This means that, in an uncontested election, nominees for director are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The majority voting standard would not apply in contested elections, which, generally, will include any situation in which Boston Properties receives a notice that a stockholder has nominated a person for election to our Board of Directors at a meeting of stockholders that is not withdrawn on or before the tenth day before Boston Properties first mails its notice for such meeting to the stockholders.

The majority voting standard will apply to the election of directors at the 2021 annual meeting of stockholders. Accordingly, nominees for director will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Broker non-votes, if any, and abstentions will not be treated as votes cast.

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors also adopted a related resignation policy, included in our Corporate Governance Guidelines, under which a director who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Directors for its consideration. The NCG Committee will then act on an expedited basis to determine whether it is advisable to accept the director’s resignation and will submit its recommendation for prompt consideration by our Board of Directors. Our Board of Directors will act on the tendered resignation within 90 days following certification of the stockholder vote and will promptly and publicly disclose its decision. Any director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The NCG Committee and our Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

✔

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF ITS NOMINEES: KELLY A.
AYOTTE, BRUCE W. DUNCAN, KAREN E. DYKSTRA, CAROL B. EINIGER, DIANE J. HOSKINS, JOEL I. KLEIN,
DOUGLAS T. LINDE, MATTHEW J. LUSTIG, OWEN D. THOMAS, DAVID A. TWARDOCK AND WILLIAM H.
WALTON, III. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED
FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2021 annual meeting, based on information furnished to Boston Properties by each nominee, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director of Boston Properties.

JOEL I. KLEIN Chief Policy and Strategy Officer of Oscar Health Corporation

Qualifications:

Mr. Klein has worked for more than 40 years in private industry and government during which time he has gained significant experience in senior policy making and executive roles, as well as a broad range of legal and financial matters.

Professional Background:

•  Chief Policy and Strategy Officer of Oscar Health Corporation, a health insurance company

•  Director of News Corporation from January 2011 to November 2020

•  Executive Vice President, Office of the Chairman of News Corporation from June 2003 to December 2015 and Chief Executive Officer of Amplify, the education division of News Corporation, from January 2011 to December 2015

•  Chancellor of the New York City Department of Education from 2002 through 2010, where Mr. Klein oversaw a system of over 1,600 schools with 1.1 million students, 136,000 employees and a $22 billion budget

•  U.S. Chairman and Chief Executive Officer of Bertelsmann, Inc. and Chief U.S. Liaison Officer to Bertelsmann AG, a media company, from 2001 to 2002

•  Various roles with the Clinton administration, including Assistant U.S. Attorney General in charge of the Antitrust Division of the U.S. Department of Justice from 1997 to 2000 and Deputy White House Counsel to President Clinton from 1993 to 1995. Mr. Klein entered the Clinton administration after 20 years of public and private legal work in Washington, DC

Other Leadership Experience, Community

Involvement and Education:

•  Member of the Boards of The Foundation for Excellence in Education (ExcelinEd) and StudentsFirstNY

•  Member of the Advisory Boards of the Zuckerman Mind Brain Behavior Institute and Columbia College

•  Received a BA magna cum laude from Columbia University and a JD magna cum laude from Harvard Law School

•  Received honorary degrees from ten colleges and universities

Director since:

January 2013

Age: 74

Independent

Chairman of the Board

Current Board Committees:

•  ex officio member of all committees

Other Public Company Boards:

•  Current: None

•  Former (past 5 years): News Corporation

| 2021 Proxy Statement	9

1›	PROPOSAL 1: ELECTION OF DIRECTORS

SENATOR KELLY A. AYOTTE Former United States Senator for the State of New Hampshire

Qualifications:

Senator Ayotte has significant leadership and strategic planning skills, as well as legal experience and experience in government and public affairs.

Professional Business Experience:

•  Represented New Hampshire in the United States Senate from 2011 to 2016; chaired the Armed Services Subcommittee on Readiness and the Commerce Subcommittee on Aviation Operations; and served on the Budget, Homeland Security and Governmental Affairs, Small Business and Entrepreneurship, and Aging Committees

•  New Hampshire’s first female Attorney General from 2004 to 2009 appointed by Republican Governor Craig Benson and reappointed twice by Democratic Governor John Lynch

•  Previously Deputy Attorney General, Chief of the Homicide Prosecution Unit and Legal Counsel to Governor Craig Benson

•  Former associate at the McLane Middleton law firm and law clerk to the New Hampshire Supreme Court

•  Director of The Blackstone Group, Inc., Caterpillar Inc. and News Corporation

•  Director of Blink Health LLC and BAE Systems, Inc., each a private company board

•  Former director of Bloom Energy Corporation from 2017 to 2019

•  Member of advisory boards of Microsoft Corporation, Chubb Insurance and Cirtronics Corporation

Other Leadership Experience, Community

Involvement and Education:

•  Senior Advisor for Citizens for Responsible Energy Solutions

•  Member of the non-profit boards of the One Campaign, the International Republican Institute, the McCain Institute, Swim with a Mission, Winning for Women and Veterans Count of New Hampshire

•  Member of the Aspen Institute’s Economic Strategy

•  Member of the Board of Advisors for the Center on Military and Political Power at the Foundation for Defense of Democracies

•  Co-chair of the Center for Strategic and International Study’s Commission on Health Security

•  Co-chair of the Center for a New American Security’s Digital Freedom Forum

•  Graduated with honors from the Pennsylvania State University and received a JD from the Villanova University School of Law

Director since: May 2018

Age: 52

Independent

Current Board Committees:

•  Compensation (Chair)

•  NCG

Other Public Company Boards:

•  Current: The Blackstone Group, Inc., Caterpillar Inc. and News Corporation

•  Former (past 5 years): Bloom Energy Corporation

10	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

BRUCE W. DUNCAN President and Chief Executive Officer and a Director of CyrusOne Inc.

Qualifications:

Mr. Duncan has more than 30 years of diverse real estate management and investment experience, including as a chief executive officer and a director of other publicly traded companies.

Professional Business Experience:

•  President, Chief Executive Officer and director of CyrusOne Inc., a real estate investment trust (“REIT”) that develops, owns, operates and invests in data centers, since July 2020

•  Various positions at First Industrial Realty Trust, Inc., an industrial REIT, including Chairman of the Board from January 2016 and director from January 2009 until retiring from both positions in July 2020; President and Chief Executive Officer from January 2009 until he stepped down as President in September 2016 and retired as Chief Executive Officer in November 2016

•  Former Chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), a leading worldwide hotel and leisure company, from May 2005 until its acquisition by Marriott International, Inc. in September 2016; director of Starwood from 1999 to September 2016; interim Chief Executive Officer of Starwood from April 2007 to September 2007

•  Trustee of Starwood Hotels & Resorts, a REIT and former subsidiary of Starwood, from 1995 to 2006

•  Director of the mutual funds sponsored and managed by T. Rowe Price Associates, Inc. since September 2013

•  Senior Advisor to Kohlberg Kravis Roberts & Co. (“KKR”), a global investment firm, since 2018; previously senior advisor to KKR from July 2008 to January 2009

•  Director of Marriott International, Inc., the world’s largest hotel company, from September 2016 to July 2020

•  Various positions at Equity Residential, one of the largest publicly traded apartment REITs in the United States, from March 2002 to December 2005, including Chief Executive Officer and Trustee from May 2005 to December 2005, President, Chief Executive Officer and Trustee from January 2003 to May 2005, and President and Trustee from March 2002 to December 2002

•  Chairman, President and Chief Executive Officer of Cadillac Fairview Corporation, one of North America’s largest owners and developers of retail and office properties, from December 1995 to March 2000

Other Leadership Experience, Community

Involvement and Education:

•  Life Trustee of Rush University Medical Center in Chicago

•  Member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”) since November 2020

•  Former member of the Executive Committees of the Board of the Canadian Institute for Public Real Estate Companies (CIPREC) and the National Multi-Housing Council (NMHC)

•  Former trustee of the International Council of Shopping Centers (ICSC)

•  Received a BA in Economics from Kenyon College and an MBA in Finance from the University of Chicago

Director since: May 2016

Age: 69

Independent

Current Board Committees:

•  Audit

•  NCG

Other Public Company Boards:

•  Current: CyrusOne Inc.

•  Former (past 5 years): First Industrial Realty Trust, Inc., Marriott International, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

| 2021 Proxy Statement	11

1›	PROPOSAL 1: ELECTION OF DIRECTORS

KAREN E. DYKSTRA Former Chief Financial and Administrative Officer of AOL, Inc.

Qualifications:

Ms. Dykstra has extensive strategic, management, financial, accounting and oversight experience, particularly with companies in the technology sector.

Professional Business Experience:

•  Chief Financial and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 to July 2015; Chief Financial Officer of AOL, Inc. from September 2012 to November 2013; director of AOL, Inc. from 2009 to 2012

•  Partner of Plainfield Asset Management LLC (“Plainfield”) from January 2007 to December 2010

•  Chief Operating Officer and Chief Financial Officer of Plainfield Direct Inc., Plainfield’s business development company, from May 2006 to 2010 and a director from 2007 to 2010

•  Various positions with Automatic Data Processing, Inc. for more than 25 years, including serving most recently as Chief Financial Officer from January 2003 to May 2006, and previously as Vice President – Finance, Corporate Controller

•  Director of Sirius Computer Solutions, a private company

•  Director of Gartner, Inc. since 2007 and VMware, Inc. since March 2016

•  Former director of Crane Co. from 2004 to 2012

Education: • Received a BA in Accounting from Rider University and an MBA from Fairleigh Dickinson University
Director since: May 2016 Age: 62 Independent Current Board Committees: • Audit Other Public Company Boards: • Current: Gartner, Inc. and VMware, Inc. • Former (past 5 years): None

12	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

CAROL B. EINIGER President of Post Rock Advisors, LLC

Qualifications:

Ms. Einiger has more than 40 years of experience as an investment banker and investment advisor, during which time she has gained significant expertise in the operation of public and private debt and equity capital markets and the evaluation of investment opportunities.

Professional Background:

•  President of Post Rock Advisors, LLC, a private family investment office, since July 2018; founder and President of Post Rock Advisors, LLC, a registered investment advisory firm, from 2005 to 2016

•  Senior Advisor of Roundtable Investment Partners LLC, a registered investment advisory firm, from January 2017 to June 2018

•  Chief Investment Officer of The Rockefeller University, where she was responsible for the management of the University’s endowment, from 1996 to 2005

•  Chief Financial Officer and then Acting President of the Edna McConnell Clark Foundation from 1992 to 1996

•  Managing Director at Wasserstein Perella & Co. from 1989 to 1992

•  Visiting Professor and Executive-in-Residence at Columbia Business School from 1988 to 1989

•  Various positions at The First Boston Corporation from 1973 to 1988, becoming Managing Director and Head of the Capital Markets Department

•  Various positions at Goldman, Sachs & Co. from 1971 to 1972

Other Leadership Experience, Community

Involvement and Education:

•  Director, member and former Chair of the Investment Committee of UJA-Federation of New York

•  Member of the Investment Committee of the JPB Foundation and the Board of Overseers of Columbia Business School

•  Former member of the Boards of Trustees and Investment Committees of the University of Pennsylvania, the Lasker Foundation, the Horace Mann School

•  Former member of the Advisory Board of Blackstone Alternative Asset Management

•  Former Vice Chair of the Investment Committee of The Museum of Modern Art

•  Former Director of Credit Suisse First Boston (USA) and The New York Stem Cell Foundation

•  Recipient of numerous awards, including the Alumni Award of Merit of the University of Pennsylvania, the Columbia Business School Distinguished Alumna Award, the AJC National Human Relations Award, the Anti-Defamation League Woman of Achievement Award and the Catalyst Award for Corporate Leadership

•  Received a BA from the University of Pennsylvania and an MBA with honors from Columbia Business School

Director since: May 2004 Age: 71 Independent Current Board Committees: • Compensation • NCG Other Public Company Boards: • Current: None • Former (past 5 years): None

| 2021 Proxy Statement	13

1›	PROPOSAL 1: ELECTION OF DIRECTORS

DIANE J. HOSKINS Chair and Co-Chief Executive Officer of M. Arthur Gensler Jr. & Associates, Inc.

Qualifications:

Ms. Hoskins has more than 30 years of architecture, design, real estate and business experience, including as a chief executive officer of a global brand. During this time, she has gained extensive leadership, strategic planning, financial stewardship and organizational development experience, as well as a deep understanding of markets and clients, including their current and future space needs and insight into how companies envision their workspaces of the future.

Professional Background:

•  Co-CEO of M. Arthur Gensler Jr. & Associates, Inc. (“Gensler”), the world’s largest architecture, design, and planning firm since 2005, and Chair of the Gensler Board of Directors since 2018, where Ms. Hoskins has broad responsibility for overseeing the company’s global platform and managing its day-to-day operations, including more than 5,000 employees networked across 48 offices in the Americas, Europe, Asia, and the Middle East

•  Various positions at Gensler since 1995, including Southeast Regional Managing Principal and Managing Director of the Washington, DC office

•  Founded the Gensler Research Institute to generate new knowledge and develop a deeper understanding of the connection between design, business, and the human experience

•  Senior Vice President of Epstein Architecture and Engineering from 1990 to 1994

•  Development Analyst at Olympia & York from 1987 to 1990

•  Architect Designer at Gensler from 1983 to 1985

•  Architect at Skidmore Owings & Merrill from 1980 to 1983

Other Leadership Experience, Community

Involvement and Education:

•  Member of the World Economic Forum’s Global Future Council on Cities & Urbanization and the CEO Initiative by Fortune and Time

•  Fellow of the American Institute of Architects, Global Board Member of the Urban Land Institute, Board Member of the Washington Board of Trade and member of several organizations, including the Economic Club of Washington, DC

•  Serves on the Visiting Committee of the School of Architecture at the Massachusetts Institute of Technology (MIT) and the Board of Advisors of the University of California, Los Angeles (UCLA) Anderson School of Management

•  Ms. Hoskins has been honored by several organizations for her work, including the Spirit of Life Award from City of Hope and the Outstanding Impact Award from the Council of Real Estate Women

•  Inducted into the Washington Business Hall of Fame in 2016, and co-ranked on the Business Insider’s 100 “Creators” list, a who’s who of the world’s 100 top creative visionaries

•  Ms. Hoskins is sought after by the media to share her expertise in many top tier media outlets, including The Wall Street Journal, The New York Times, Harvard Business Review, Fortune, Business Insider, Financial Times, Bloomberg TV, and global architecture and design trade publications

•  Frequent speaker at premier conferences, including the Bloomberg Business/CEO Summit, the Economist Human Potential Conference, and the Wall Street Journal Future of Cities Conference; was a featured panelist at the UN Climate Summit in the fall of 2019

•  Graduated from MIT and holds an MBA from the Anderson Graduate School of Management at UCLA

Director since: May 2019 Age: 63 Independent Current Board Committees: • Sustainability (Chair) • NCG Other Public Company Boards: • Current: None • Former (past 5 years): None

14	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

DOUGLAS T. LINDE President of Boston Properties, Inc.

Qualifications:

Mr. Linde has more than 30 years of experience in the real estate industry, including as our President and former Chief Financial Officer, during which time he gained extensive knowledge of the real estate industry, capital markets and real estate finance, as well as substantial experience in transactional, operational and accounting matters.

Professional Background:

•  President of Boston Properties, Inc. since May 2007

•  Mr. Linde joined Boston Properties in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities; served as Senior Vice President for Financial and Capital Markets from October 1998 to January 2005, Chief Financial Officer and Treasurer from September 2000 to November 2007, and Executive Vice President from January 2005 to May 2007

•  President of Capstone Investments, a Boston real estate investment company, from 1993 to 1997

•  Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, WA, from 1989 to 1993

•  Began his career in the real estate industry with Salomon Brothers’ Real Estate Finance Group

Other Leadership Experience, Community

Involvement and Education:

•  Trustee of the Beth Israel Lahey Health Board of Trustees

•  Director Emeritus of the Board of Directors of Beth Israel Deaconess Medical Center (“BIDMC”) and co-chair of the BIDMC capital campaign

•  Member of the Real Estate Roundtable

•  Director of the Boston Municipal Research Bureau and Jobs for Massachusetts

•  Member of the Urban Studies and Planning Visiting Committee at MIT

•  Trustee Emeritus of the Wesleyan University Board of Trustees

•  Received a BA from Wesleyan University and an MBA from Harvard Business School

Director since: January 2010 Age: 57 Current Board Committees: • Sustainability Other Public Company Boards: • Current: None • Former (past 5 years): None

| 2021 Proxy Statement	15

1›	PROPOSAL 1: ELECTION OF DIRECTORS

MATTHEW J. LUSTIG Chairman of North America Investment Banking and Head of Real Estate & Lodging at Lazard Frères & Co.

Qualifications:

Mr. Lustig has worked for more than 35 years in the real estate industry, during which time he has gained extensive experience providing strategic and financial advice and transaction execution to clients including leading real estate companies, and investing in real estate companies and assets as a principal.

Professional Background:

•  Chairman of North America Investment Banking at Lazard Frères & Co. (“Lazard”), the investment bank, since 2019 (previously Head of North America Investment Banking, from 2012 to 2019), with responsibility for the management of a range of Financial Advisory/Investment Banking businesses

•  Head of Real Estate & Lodging at Lazard, a position he has held for more than 20 years, serving clients and running its Real Estate and Lodging industry group. In recent years, Mr. Lustig has played an active role in more than $300 billion of advisory assignments and transactions involving leading real estate and lodging companies in the public and private markets

•  Former Chief Executive Officer of the real estate investment business of Lazard and its successors, where he oversaw multiple funds with over $2.5 billion of equity capital invested in REITs and real estate operating companies

•  Director of Ventas, Inc., a REIT with a portfolio of senior housing, research and innovation, and healthcare properties, since May 2011

•  Former Chairman of Atria Senior Living Group, Inc., which was acquired by Ventas in May 2011

•  Former director of several other public and private fund portfolio REITs and companies

Other Leadership Experience, Community

Involvement and Education:

•  Member of the Real Estate Roundtable, the Urban Land Institute, the Pension Real Estate Association (former Board and Executive Committee member) and the Council on Foreign Relations

•  Member of the Real Estate centers at the business schools of Wharton/UPenn (Chairman of the Advisory Board) and Columbia University

•  Member of the Board of Advisors at the School of Foreign Service at Georgetown University

•  Received a BSFS from Georgetown University

Director since: January 2011 Age: 60 Independent Current Board Committees: • NCG (Chair) • Sustainability Other Public Company Boards: • Current: Ventas, Inc. • Former (past 5 years): None

16	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

OWEN D. THOMAS Chief Executive Officer of Boston Properties, Inc.

Qualifications:

Mr. Thomas is a recognized leader in the real estate industry with more than 33 years of executive leadership, strategic planning and management experience, as well as substantial experience in financial and capital markets.

Our Board agreed to nominate Mr. Thomas for re-election to the Board of Directors for so long as he remains CEO, and he has agreed to resign from the Board upon termination of employment.

Professional Background:

•  Chief Executive Officer of Boston Properties, Inc. since April 2013

•  Chairman of the Board of Directors of Lehman Brothers Holdings Inc. (“LBHI”) from March 2012 until March 2013 and continues to serve as a member of the Board of Directors of LBHI

•  Various positions at Morgan Stanley from 1987 to 2011, including Chief Executive Officer of Morgan Stanley Asia Ltd., President of Morgan Stanley Investment Management, Head of Morgan Stanley Real Estate and Managing Director

•  Member of Morgan Stanley’s Management Committee from 2005 to 2011

•  Director of Grosvenor Group Limited from 2011 to 2013

Other Leadership Experience, Community

Involvement and Education:

•  Global Chairman of the Urban Land Institute

•  Director of the Real Estate Roundtable

•  Member of the Executive Board of Nareit

•  Member and former Chairman of the Pension Real Estate Association

•  Former Director of the University of Virginia Investment Management Company

•  Received a BS in Mechanical Engineering from the University of Virginia and an MBA from Harvard Business School

Director since: April 2013 Age: 59 Current Board Committees: • Sustainability Other Public Company Boards: • Current: None • Former (past 5 years): None

| 2021 Proxy Statement	17

1›	PROPOSAL 1: ELECTION OF DIRECTORS

DAVID A. TWARDOCK Former President of Prudential Mortgage Capital Company, LLC

Qualifications:

Mr. Twardock has more than 35 years of experience in the real estate finance industry, during which time he has overseen the lending and asset management of billions of dollars of commercial mortgages and other real estate debt financing and the management and disposition of billions of dollars of real estate equity.

Professional Background:

•  Former President of Prudential Mortgage Capital Company, LLC, the real estate finance affiliate of Prudential Financial, Inc., from December 1998 to March 2013, which had more than $70 billion in assets under management and administration as of December 31, 2012 and annually lent billions of dollars in real estate debt financing

•  Various positions with Prudential relating to real estate equity and debt from 1982 to December 1998, including as Senior Managing Director of Prudential Realty Group from 1996 to November 1998

•  Member of the advisory board of LBA Realty

•  Private investor in multiple real estate partnerships

•  Director of Morgan Stanley Bank, N.A. from 2015 through 2018

•  Member of the advisory board of Blue Vista Capital Management from 2015 to 2020

Other Leadership Experience, Community

Involvement and Education:

•  Member of the Urban Land Institute and the Economics Club of Chicago

•  Former director of the Real Estate Roundtable and former Chairman of the Real Estate Roundtable Capital Markets Committee

•  Received a BS in Civil Engineering from the University of Illinois and an MBA in Finance and Behavioral Science from the University of Chicago

Director since: May 2003 Age: 64 Independent Current Board Committees: • Audit (Chair) • Compensation Other Public Company Boards: • Current: None • Former (past 5 years): None

18	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

WILLIAM H. WALTON, III Co-Founder and Managing Member of Rockpoint Group, LLC

Qualifications:

Mr. Walton has 40 years of real estate investment, development and management experience, as well as executive leadership experience having served in various roles and as a director of several public and private companies.

Professional Background:

•  Co-Founder and Managing Member of Rockpoint Group, LLC (“Rockpoint”), a global real estate investment management firm, where Mr. Walton is responsible for the overall operations and management of Rockpoint, as well as overseeing the origination, structuring and asset management of all of Rockpoint’s investment activities; since 1994, the Rockpoint founding managing members have invested in approximately $65 billion of real estate

•  Co-founder of Westbrook Real Estate Partners, LLC (“Westbrook”), a real estate investment management firm

•  Managing director in the real estate group of Morgan Stanley & Co., Inc. prior to co-founding Westbrook

•  Director of Dream Finders Homes, Inc., a publicly-traded residential building company, and FRP Holdings, Inc., a publicly-traded real estate investment and development company

•  Director of Crow Holdings, a privately owned real estate and investment firm

•  Former trustee of Corporate Office Properties Trust and former director of Florida Rock Industries and The St. Joe Company

Other Leadership Experience, Community

Involvement and Education:

•  Involved with several real estate industry organizations

•  Director or trustee of several non-profit organizations, with a particular interest in educational and policy entities, including the American Enterprise Institute, the Jacksonville University Public Policy Institute and the University of Florida Investment Corporation

•  Former member of the boards of Communities in Schools, the Episcopal School of Jacksonville, KIPP Jacksonville Schools, Mpala Wildlife Foundation, Princeton University and Princeton University Investment Company

•  Received an AB from Princeton University and an MBA from Harvard Business School

Director since: May 2019

Age: 69

Independent

Current Board Committees:

•  Compensation

Other Public Company Boards:

•  Current: Dream Finders Homes, Inc., FRP Holdings, Inc.

•  Former (past 5 years): None

| 2021 Proxy Statement	19

1›	PROPOSAL 1: ELECTION OF DIRECTORS

›  SUMMARY OF BOARD NOMINEE QUALIFICATIONS, EXPERIENCE AND DIVERSITY

In addition to the minimum qualifications that our Board of Directors believes are necessary for all directors, the following chart highlights some of the key qualifications, and experience that our Board believes are relevant to the effective oversight of Boston Properties and the execution of its long-term strategy . A mark for an attribute indicates that the nominee gained the attribute through a current or prior position other than his or her service on the Boston Properties Board of Directors. Our Board did not assign specific weights to any of these attributes or otherwise formally rate the level of a nominee’s attribute relative to the rating for any other potential nominee or any other person. The absence of a mark for an attribute does not necessarily mean that the nominee does not possess that attribute; it means only that when the Board considered that nominee in the overall context of the composition of our Board of Directors, that attribute was not a key factor in the determination to nominate that individual. Further information on each nominee’s qualifications and relevant experience is provided in the individual biographical descriptions above.

NOMINEE QUALIFICATIONS AND EXPERIENCE

Qualification/Experience	Ayotte	Duncan	Dykstra	Einiger	Hoskins	Klein	Linde	Lustig	Thomas	Twardock	Walton
Strategic Planning and Leadership	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
CEO/Executive Management		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Risk Oversight	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
REIT and/or Real Estate		🌑			🌑		🌑	🌑	🌑	🌑	🌑
Asset Management		🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑
Capital Markets and Investment Banking		🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑
Other Public Company Board Experience	🌑	🌑	🌑	🌑		🌑		🌑	🌑		🌑
Government and Public Policy	🌑					🌑					🌑
International	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑
Financial Literacy	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Audit Committee Financial Expert		🌑	🌑							🌑
Technology Industry	🌑	🌑	🌑		🌑	🌑
Corporate Governance	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Sustainability	🌑				🌑		🌑		🌑
Talent Management	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

DIVERSITY OF NOMINEES

9 of 11	8.2 years	64.2 years	4	1
Independent Directors	Average Tenure of all Nominees	Average Age of all Nominees	Women	Ethnic Minority

20	| 2021 Proxy Statement

1›	PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR INDEPENDENCE

Under the rules of the New York Stock Exchange (the “NYSE”), a majority of the Board of Directors must qualify as “independent directors.” To qualify as an “independent director,” the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board of Directors established categorical standards to assist it in making the required independence determinations.

Under these categorical standards, any relationship with us shall be deemed not material if:

1.	The relationship does not preclude a finding of independence under Sections 303A.02(b) of the NYSE Listed Company Manual (the “NYSE Disqualifying Rules”); and

2.	The relationship does not involve any of the following, whether currently existing or occurring since the end of the last fiscal year or during the past three fiscal years:

(a)

a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity that has made during any of such fiscal years, or proposes to make during the Company’s current fiscal year, payments to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company for property or services in excess of five percent (5%) of: (i) the Company’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year);

(b)

a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity to which the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company has made during any of such fiscal years, or proposes to make during the Company’s current fiscal year, payments for property or services in excess of five percent (5%) of: (i) the Company’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year);

(c)

a director or an immediate family member of the director being an officer, director or trustee of a charitable organization where the annual discretionary charitable contributions of the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in any single year to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues for the fiscal year;

(d)

a director or an immediate family member of a director being indebted to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in an amount in excess of $120,000;

(e)

a director being an executive officer, partner or greater than 10% equity owner of an entity, or being a trustee or a substantial beneficiary of a trust or estate, indebted to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in an amount in excess of the greater of $120,000 or 5% of such entity’s total consolidated assets, or to whom the Company or an entity controlled by an executive officer of the Company is indebted (other than with respect to (i) any publicly traded debt securities of the Company or such entity or (ii) non-recourse loans secured by real estate where both the lender and the Company or such entity intend for the lender to transfer all right to, and control over, the loan within 12 months and the documentation includes customary provisions for loans targeted at the commercial mortgage backed securities (CMBS) or collateralized debt obligation (CDO) markets) in an amount in excess of 5% of the Company’s or such entity’s total consolidated assets;

(f)

a transaction or currently proposed transaction (other than relating to the ownership of securities), which involved or involves the direct or indirect payment in a single year of in excess of $120,000 from the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company to a director or an immediate family member of a director;

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

(g)

a director or an immediate family member of a director being an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of an entity that has a co-investment or is a joint venture partner with the Company where the amount of the entity’s equity investment in any single year exceeds the greater of $1 million or 2% of the total consolidated assets of the entity; or

(h)

a director or an immediate family member of a director being an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of an entity (other than the Company) in which an executive officer of the Company or an entity controlled by an executive officer of the Company is an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of the entity.

For purposes of these standards, “immediate family” member has the same meaning as in the NYSE Disqualifying Rules.

Relationships not specifically deemed not material by the above categorical standards may, in the Board’s judgment, be deemed not to be material.

›  2021 INDEPENDENCE DETERMINATIONS

The Board of Directors concluded that the following directors qualify as independent directors under NYSE rules because none of them (1) has any relationships that would disqualify him or her from being considered independent under the minimum objective standards contained in the NYSE rules or (2) has any relationships other than those deemed to be immaterial under the categorical standards adopted by the Board of Directors.

› Kelly A. Ayotte › Carol B. Einiger › Matthew J. Lustig	› Bruce W. Duncan › Diane J. Hoskins › David A. Twardock	› Karen E. Dykstra › Joel I. Klein › William H. Walton, III

In determining that each of Ms. Ayotte and Mr. Twardock qualified as an independent director for purposes of his or her service on the Compensation Committee, our Board considered that (1) each serves or previously served as a non-employee director (or advisory board member) for a company with which Boston Properties has engaged in commercial transactions in the ordinary course of business, (2) each transaction was on arms’-length terms and the director had no direct or indirect involvement in the transaction, and (3) the director had no pecuniary interest in the transaction.

CONSIDERATION OF DIRECTOR NOMINEES

›  SECURITYHOLDER RECOMMENDATIONS

The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by the NCG Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, who will forward all recommendations to the NCG Committee. We did not receive any securityholder recommendations for director candidates for election at the 2021 annual meeting in compliance with the procedures set forth below. All securityholder recommendations for director candidates for election at the 2022 annual meeting of stockholders must be submitted to our Secretary on or before December 6, 2021 and must include the following information:

•	the name and address of record of the securityholder;

•

a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934;

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•

the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (“SEC”).

›  BOARD MEMBERSHIP CRITERIA

The NCG Committee has established criteria for NCG Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	the candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	the candidate must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the candidate may serve;

•

the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us and our stockholders; and

•	to the extent the candidate serves or has previously served on other boards, the candidate must have a history of actively contributing at board meetings.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	a majority of the Board of Directors will be “independent” as defined by the NYSE rules;

•	each of its Audit, Compensation and NCG Committees will be comprised entirely of independent directors; and

•

at least one member of the Audit Committee will have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Finally, in addition to any other standards the NCG Committee may deem appropriate from time to time for the overall structure and composition of the Board, the NCG Committee may consider the following factors when recommending director candidates to the full Board for nomination, or presenting director candidates to the full Board for consideration:

•	whether the candidate has direct experience in the real estate industry or in the markets in which we operate; and

•	whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

›  IDENTIFYING AND EVALUATING NOMINEES

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

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1›	PROPOSAL 1: ELECTION OF DIRECTORS

The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the NCG Committee may consider, in addition to the minimum qualifications for NCG Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence, the needs of our Board, and whether a candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Other than circumstances in which we may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

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2›	CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Boston Properties is committed to strong corporate governance policies and practices designed to foster effective leadership and independent oversight of management. Our Board of Directors oversees management performance on behalf of our stockholders to ensure that our stockholders’ long-term interests are being served, to monitor adherence to Boston Properties’ standards and policies, and to promote the exercise of responsible corporate citizenship.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide that our Board of Directors does not have a policy with respect to whether or not the role of Chairman of the Board and CEO should be separate or combined. However, our Board has determined that its leadership structure should include either an independent, non-executive Chairman of the Board or a lead independent director who satisfies our standards for independence. Accordingly, our Corporate Governance Guidelines provide that it is the Board’s policy that if (1) the positions of Chairman of the Board and CEO are held by the same person, (2) the position of Chairman of the Board is held by a non-independent director or (3) none of the directors has been elected to serve as Chairman of the Board, then the independent directors shall select an independent director to serve as lead independent director.

When our Board of Directors amended our Corporate Governance Guidelines in 2014 to create the position of lead independent director, the Board contemplated that in the future it might determine that it is advisable to appoint an independent, non-executive Chairman of the Board. As a result, our Corporate Governance Guidelines provide that an independent director selected to serve as lead independent director will serve in that role until (1) he or she ceases to be an independent director or resigns from the position, (2) a successor is selected by a majority of the independent directors or (3) an independent director is serving as the Chairman of the Board. In addition, if the Chairman of the Board is an independent director, then the Chairman of the Board shall assume the responsibilities of the lead independent director referenced above and there will not be a separate lead independent director.

The independent directors selected Mr. Klein to serve as lead independent director in May 2016, a position he held until May 2019. Our Board of Directors appointed Mr. Klein as independent, non-executive Chairman of the Board, effective immediately following the 2019 annual meeting of stockholders, and he continues to serve in that role. In addition to responsibilities that may be assigned from time to time by the full Board, Mr. Klein’s responsibilities as Chairman include:

•  Approving information sent to the Board

•  Approving Board meeting agendas and schedules to ensure sufficient time for all agenda items

•  Coordinating the work of each committee with the activities of the full Board

•  Calling meetings of the independent directors

•  Presiding at all meetings of the Board, including executive sessions of independent directors

•  Attending meetings of Board committees regularly

•  Working with the CEO and the Chair of the NCG Committee to provide strategic direction on all Board and governance matters

•  Serving as liaison between the CEO and the independent directors

•  Working with the CEO on matters of strategic importance to the Board and the Company

•  Ensuring that he is available, if requested by major stockholders, for direct consultation and communication

•  Working with the Compensation Committee to establish and review annual and long-term goals for assessing performance and to evaluate the performance of the CEO

•  Conducting bi-annual interviews with individual directors regarding individual contributions and overall Board composition and planning

•  Independently reviewing with the CEO the Company’s succession plan for executive officers

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2›	CORPORATE GOVERNANCE

Our Board believes that Mr. Klein’s appointment as Chairman enhances our independent directors’ oversight of our business and affairs. Our Board of Directors encourages strong communication among all of its independent directors and the CEO, and the Board believes that it has been able to effectively provide independent oversight of our business and affairs, including risks facing the Company, through our Chairman of the Board, the independent committees of our Board of Directors, the overall composition of our Board of Directors and contributions from all of our independent directors and other corporate governance processes in place.

BOARD AND COMMITTEE MEETINGS

Number of Meetings and Attendance. Our Board of Directors met fourteen (14) times during 2020. Each incumbent director attended at least 75% of the aggregate of (x) the total number of meetings of our Board of Directors in 2020 held during the period for which he or she was a director and (y) the total number of meetings in 2020 of all committees of our Board of Directors on which the director served during the periods that he or she served. In the aggregate, during 2020, our directors attended more than 99% of the total number of Board meetings and meetings of committees on which they served.

Annual Meeting Attendance. Directors are expected to attend annual meetings of our stockholders in person unless doing so is impracticable due to unavoidable conflicts. All directors then serving attended the 2020 annual meeting of stockholders.

Meetings of Non-Management Directors. Directors who qualify as “non-management” within the meaning of the rules of the NYSE meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of our entire Board and at such other times that the non-management directors deem appropriate, and they are chaired by our independent, non-executive Chairman of the Board. Each director has the right to call an executive session. Currently, all of our non-management directors are independent.

BOARD REFRESHMENT AND EVALUATIONS

›  DIRECTOR SUCCESSION PLANNING

Led by our Chairman of the Board and our NCG Committee, our Board of Directors remains focused on ensuring a smooth transition if and when directors decide to retire or otherwise leave our Board and that the composition of our Board is systematically refreshed so that, taken as a whole, our Board has the desired mix of skills, experience, reputation and diversity relevant to our strategic direction and operating environment, as well as the knowledge, ability and independence to continue to deliver a high standard of governance expected by investors. Among other aspects of the process, our Board of Directors:

•

identifies the collective mix of desired skills, experience, knowledge, diversity and independence for our Board of Directors, taken as a whole, and identifies potential opportunities for enhancement in one or more of those areas;

•	considers each current director’s experience, skills, principal occupation, reputation, independence, age, tenure, committee membership and diversity (including geography, gender and ethnicity); and

•

considers the results of our Board and committee self-evaluations, as well as feedback received from the bi-annual interviews of each director by our Chairman of the Board (see “– Board and Committee Evaluations” below).

•	Since 2016, our Board nominated, and our stockholders elected, five new directors, three of whom are women.

›  BOARD COMMITTEE ROTATION

The NCG Committee also considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on committees.

›  DIRECTOR TENURE AND MANDATORY RETIREMENT AGE

To ensure that our Board has an appropriate balance of experience, continuity and fresh perspective, our Board considers the length of tenure and age when nominating candidates for election. Our Board does not have formal limits on director tenure, but has a policy that provides no person shall be nominated by the Board for election as a non-employee director following his or her 75th birthday.

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2›	CORPORATE GOVERNANCE

›  BOARD AND COMMITTEE EVALUATIONS

The feedback received from each member of our Board during the Board and committee evaluation process plays a critical role in ensuring that our Board and its committees function effectively. To this end, the NCG Committee is responsible for establishing the process used and the criteria for the evaluations.

Topics considered during the Board and committee evaluations include: Board and Committee Operations

• Board and committee membership, including independence, director skills, background, expertise and diversity • Board rotation and succession • Committee structure
• Process for director nominations
• Number and conduct of meetings, including time allocated for, and encouragement of, candid dialogue and executive sessions
• Materials and information, including quality, quantity and timeliness of information received from management, and suggestions for educational sessions
• Culture
Board Performance
• Strategic oversight • Risk oversight › Financial › Cyber Attacks and Intrusions › ESG • Identification of topics that should receive more attention and discussion • Management succession
Committee Performance
• Performance of committee duties under its charter • Effectiveness of outside advisors

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2›	CORPORATE GOVERNANCE

BOARD COMMITTEES

Our Board of Directors has an (1) Audit, (2) Compensation and (3) NCG Committee. Each of these committees operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. As required by the rules of the NYSE, a copy of each of these charters is available on our website at http://www.bxp.com under the heading “Corporate Governance.” In addition, on March 18, 2021, our Board of Directors established a Sustainability Committee. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Boston Properties or to discharge specific duties delegated by the full Board of Directors.

The membership and the function of each of these committees, and the number of meetings each held during 2020, are described below.

›  AUDIT COMMITTEE

Members:

David A. Twardock (Chair)

Bruce W. Duncan*

Karen E. Dykstra

Number of Meetings in

2020: 9

Financial Expertise: Our Board of Directors determined that each of Ms. Dykstra and Messrs. Duncan and Twardock qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC.

* Mr. Duncan was appointed to the Audit Committee on July 9, 2020. Mr. Walton served on the Audit Committee until July 9, 2020.

The Audit Committee’s responsibilities include:

•  sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm;

•  reviewing with our independent registered public accounting firm the scope and results of the audit engagement;

•  approving professional services provided by our independent registered public accounting firm;

•  reviewing the independence of our independent registered public accounting firm;

•  overseeing the planning and conduct of our annual risk assessment;

•  overseeing our cyber risk management;

•  evaluating the Company’s internal audit function and reviewing the internal audit plan; and

•  performing such other oversight functions as may be requested by our Board of Directors from time to time.

Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the NYSE.

For additional disclosures regarding the Audit Committee, including the Audit Committee Report, see “Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 102.

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2›	CORPORATE GOVERNANCE

›  COMPENSATION COMMITTEE

Members:

Kelly A. Ayotte (Chair)

Carol B. Einiger

David A. Twardock

William H. Walton, III*

Number of Meetings in

2020: 11

*Mr. Walton was appointed to the Compensation Committee on July 9, 2020. Mr. Duncan served as the Chair of the Compensation Committee until July 9, 2020.

The Compensation Committee’s responsibilities include:

•  reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and certain designated senior executive officers;

•  evaluating the performance of the CEO and designated senior executive officers in light of such goals and objectives and determining and approving compensation of these officers based on such evaluation;

•  reviewing and approving the compensation of other executive officers;

•  reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans;

•  reviewing and making recommendations to the full Board of Directors regarding the compensation of non-employee directors; and

•  performing other functions and duties deemed appropriate by our Board of Directors.

None of the members of the Compensation Committee is an employee of Boston Properties and each of them is an independent director under the NYSE rules.

The Compensation Committee makes all compensation decisions for all executive officers. The Compensation Committee reviews and approves all equity awards for all employees and delegated limited authority to the CEO to make equity grants to employees who are not executive officers.

In 2020, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent, third-party advisor with respect to our overall executive compensation program and to advise on the reasonableness of executive compensation levels in comparison with those of other similarly situated companies and consult on the structure of our executive compensation program to optimally support our business objectives. FW Cook also advised on executive compensation trends among REITs and the broader market. Information concerning the nature and scope of FW Cook’s assignments and related disclosures is included under “Compensation Discussion and Analysis” beginning on page 51.

The Compensation Committee Report is included in this proxy statement on page 91.

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2›	CORPORATE GOVERNANCE

›  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Matthew J. Lustig (Chair) Kelly A. Ayotte Bruce W. Duncan Carol B. Einiger* Diane J. Hoskins Number of Meetings in 2020: 3 *Ms. Einiger was appointed to the NCG Committee on March 18, 2021.

The NCG Committee’s responsibilities include:

•  identifying individuals qualified to become Board members, consistent with criteria established by the NCG Committee, and recommending to the Board director nominees for election at each annual meeting of stockholders;

•  recommending to the Board the directors for appointment to is committees;

•  establishing a policy with regard to the consideration by the NCG Committee of director candidates recommended by securityholders;

•  establishing procedures to be followed by securityholders submitting such recommendations and establishing a process for identifying and evaluating nominees for our Board of Directors, including nominees recommended by securityholders; and

•  performing such other functions as may be requested by our Board of Directors from time to time.

The NCG Committee is also responsible for annually reviewing our Corporate Governance Guidelines and recommending any changes to our Board of Directors. These Corporate Governance Guidelines provide that the NCG Committee, together with our CEO, is responsible for coordinating succession planning by our Board of Directors. A copy of the Corporate Governance Guidelines is available on our website at http://investors.bxp.com/governance-guidelines.

Each member of the NCG Committee is an independent director under the NYSE rules.

›  SUSTAINABILITY COMMITTEE

Members: Diane J. Hoskins (Chair) Douglas T. Linde Matthew J. Lustig Owen D. Thomas

The Board of Directors established the Sustainability Committee on March 18, 2021. Under its charter, the Sustainability Committee’s responsibilities include:

•  reviewing and sharing real estate industry sustainability best practices;

•  working with our Board and management to establish environmental performance goals (energy, emissions, water and waste), and initiatives related to climate action and resilience;

•  monitoring and evaluating the Company’s progress in achieving its sustainability goals and commitments, as well as relevant independent environmental, sustainability and governance ratings and rankings;

•  reporting to and advising our Board as appropriate on the Company’s sustainability objectives and its strategy;

•  periodically reviewing legal, regulatory and compliance matters that may have a material impact on the implementation of the Company’s sustainability objectives, and making recommendations to our Board and management, as appropriate, with respect to the Company’s response to such matters;

•  assisting our Board in fulfilling its oversight responsibility by identifying, evaluating and monitoring the environmental and climate trends, issues, risks and concerns that affect or could affect the Company’s business activities and performance;

•  advising our Board on significant stakeholder concerns related to sustainability; and

•  performing such other functions as may be requested by our Board of Directors from time to time.

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2›	CORPORATE GOVERNANCE

BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors has overall responsibility for our risk oversight. The Board discharges this responsibility either directly with respect to significant matters or indirectly through its committees. While the full Board of Directors is primarily responsible for risk oversight, its committees monitor and address risks that are within the scope of a particular committee’s expertise, the committee’s charter or the resolution(s) appointing the committee. Our Board and its committees exercise their oversight responsibilities in a variety of ways, but in all cases our directors are informed by regular reports from management that are intended to identify key risks and our strategies to mitigate them.

BOARD OF DIRECTORS Our Board of Directors administers its risk oversight function through:
• Regular periodic reports from management on material risks that Boston Properties faces, including, among others:

›  market conditions

›  tenant concentrations, credit worthiness and possible tenant bankruptcies

›  leasing activity and expected expirations

›  the status of development projects

›  compliance with debt covenants and credit ratings

›  management of debt maturities and interest-rate risk

›  access to debt and equity capital markets

›  existing and potential legal claims against Boston Properties

›  environmental, social and governance risks

›  potential cyber-attacks and intrusions

›  public health crises, pandemics and epidemics

›  succession planning

• Required approval by our Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others:

›  acquisitions and dispositions of properties

›  development and redevelopment projects

›  new borrowings, refinancings and guarantees of debt, and the use of hedging instruments to manage interest-rate risk

›  the appointment of all officers of Boston Properties

›  the compensation of Boston Properties’ executive officers

›  transactions with related persons and conflicts of interest

• Reports from the Audit, Compensation, NCG and Sustainability Committees, and other committees that may be established from time to time, on matters delegated to them

• Reports from outside consultants, including legal, accounting and tax professionals, regarding various areas of potential risk

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2›	CORPORATE GOVERNANCE

BOARD COMMITTEES Our Board of Directors uses its committees to assist in risk oversight as follows:
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee

The Audit Committee oversees risks related to:

•  the integrity of our financial statements and internal control over financial reporting;

•  compliance with GAAP and the use of estimates and judgments;

•  our use of non-GAAP financial measures;

•  pending and threatened litigation, and legal and regulatory requirements;

•  the performance of our internal audit function;

•  the independence and performance of our independent auditors;

•  REIT compliance;

•  cyber-security and insurance; and

•  our anti-fraud program.

The Compensation Committee oversees risks related to:

•  our ability to attract, retain and motivate our executive officers;

•  the use of compensation practices and plans to align the interests of our executives with our stockholders; and

•  the influence of incentive compensation on excessive risk-taking.

For more information, see “Compensation Discussion and Analysis — IV. Other Compensation Policies — Assessment of Compensation-Related Risks” on page 76.

The NCG Committee oversees risks related to:

•  the composition, leadership and independence of the Board and its committees;

•  the general operations of the Board;

•  the process of conducting the annual Board and committee evaluations;

•  our compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; and

•  policies with respect to the consideration of director candidates recommended by stockholders.

The Sustainability Committee oversees risks related to:

•  environmental and climate action and resilience trends and issues;

•  our progress in achieving our sustainability goals and initiatives; and

•  regulatory compliance matters that may impact our sustainability objectives.

Audit Committee Role in Risk Assessment. The Audit Committee oversees an annual risk assessment designed to identify and analyze risks to achieving Boston Properties’ business objectives. The results of the risk assessment are used to develop Boston Properties’ annual internal audit plan.

Because of the role of our Board of Directors in the risk oversight of Boston Properties, our Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Our Board of Directors recognizes that there are different leadership structures that could allow it to effectively oversee the management of these risks, and while our Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason our Board of Directors selected its current leadership structure over other potential alternatives. See the discussion under the heading “– Board Leadership Structure” beginning on page 25 for a discussion of why our Board of Directors has determined that its current leadership structure is appropriate.

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2›	CORPORATE GOVERNANCE

OTHER GOVERNANCE MATTERS

›  CODE OF BUSINESS CONDUCT AND ETHICS AND OTHER POLICIES

Our Board of Directors adopted the following policies, copies of which are available on our website:

•	Code of Business Conduct and Ethics (the “Code of Ethics”) available on our website at http://investors.bxp.com/code-conduct-and-ethics

The Code of Ethics governs business decisions made and actions taken by our directors, officers and employees. We intend to disclose on this website any amendment to, or waiver of, any provision of this Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE rules.

•	Corporate Governance Guidelines available on our website at http://investors.bxp.com/governance-guidelines

•	Policy on Company Political Spending available on our website at http://investors.bxp.com/policy-political-spend

›  COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties who wish to communicate with any of our directors or the Board of Directors as a group, may do so by writing to them at Name(s) of Director(s)/Board of Directors of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

Stockholders and other interested parties who wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, may do so by:

•

following any of the “Procedures for Submission of Complaints under the Audit Committee Complaint Procedures” that are attached as Exhibit 1 to our Code of Ethics (see “– Code of Business Conduct and Ethics and Other Policies” above), or

•	writing to the Chair of the Audit Committee of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

Stockholders and other interested parties who wish to communicate with our non-management directors as a group, may do so by writing to Non-Management Directors of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded by the Compliance Officer promptly to the addressee(s).

›  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mses. Ayotte and Einiger and Messrs. Duncan, Twardock and Walton each served on the Compensation Committee during 2020. None of these persons has served as an officer or employee of Boston Properties. None of these persons had any relationships with Boston Properties requiring disclosure under Item 404 of Regulation S-K. None of Boston Properties’ executive officers served as a director or a member of a compensation committee (or other committee serving a similar function) of any other entity, an executive officer of which served as a director of Boston Properties or a member of the Compensation Committee during 2020.

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2›	CORPORATE GOVERNANCE

›  PROXY ACCESS BY-LAW PROVISIONS

Our By-laws include a proxy access right for stockholders, pursuant to which a stockholder, or group of no more than five stockholders, meeting specified eligibility requirements, may include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting).

For purposes of the foregoing requirements, issued and outstanding common units, other than those owned by us, Boston Properties Limited Partnership (our “Operating Partnership”) or any of their directly or indirectly wholly owned subsidiaries and excluding issued and outstanding long term incentive units, will be treated as issued and outstanding shares of common stock.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria, and stockholders will not be entitled to utilize this proxy access right at an annual meeting if we receive notice through our traditional advanced notice by-law provisions that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 25% of the number of directors then in office.

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our By-laws.

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3›	HUMAN CAPITAL AND SUSTAINABILITY

HUMAN CAPITAL AND SUSTAINABILITY

HUMAN CAPITAL

Boston Properties’ success depends on human capital. We are focused on social performance and positive externalities, including diversity and inclusion in our workforce, the well-being of our employees, their training and professional development, and making positive contributions to the communities we serve.

›  DIVERSITY & INCLUSION

Our policy is to recruit, hire, assign, promote and train in all job titles without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, disability, or protected veteran status, or any other characteristic protected by applicable law.

In 2020, we formalized and elevated our focus on diversity and equity within our company.

•

We launched the BXP Diversity & Inclusion (“D&I”) Committee with the mission of promoting diversity, inclusion, equality and transparency as part of our culture, business activities and decision-making practices. Priorities for the D&I Committee include recruiting, retention and professional development, review and assessment of our policies with a focus on business partner diversity and other relationships, and community outreach.

•	Our Chief Executive Officer is a signatory to the CEO Action for Diversity & Inclusion campaign, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

The following is a snapshot of the diversity of our workforce as of December 31, 2020:

TOTAL WORKFORCE(1)	MANAGER & ABOVE(1)

(1)   We determine race and gender based on our employees’ self-identification. Ethnic minorities are defined as those included in the EEO Ethnicity and Race Categories: Asian, Black/African American, Hispanic/Latino, Native American or Pacific Islander, or multiracial background. Total workforce includes all of our employees except union employees for which the union controls the hiring process.

›  CULTURE & EMPLOYEE ENGAGEMENT

The success of our business is tied to the quality of our workforce, and we strive to maintain a corporate environment without losing the entrepreneurial spirit with which we were founded more than 50 years ago.

•

We conduct employee engagement surveys to monitor satisfaction in all aspects of their employment; employee responsiveness to the surveys has been consistently high (93% responsiveness in 2020 reflected an overall rating of “very favorable”)

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3›	HUMAN CAPITAL AND SUSTAINABILITY

•	The success of our efforts in the workplace is demonstrated by the satisfaction and long tenure of our employees:

•	32% worked at BXP for ten or more years

•	average tenure is 9.8 years for employees and 18.2 years for our executive leadership.

›  HEALTH, SAFETY & WELLNESS

We are keenly aware of the influence of buildings on human health and its importance to our tenants and employees. In light of the COVID-19 pandemic, our focus on healthy buildings has become even more important.

•	In early 2020, we established a Health Security Task Force of internal and external subject matter experts

•

Task force developed the BXP Health Security Plan, a comprehensive set of building operational measures, including cleaning and disinfection, air and water quality, physical distancing, screening and personal protective equipment, and health security communication

We also believe the success of our employees depends upon their physical health, mental health, work-life balance and financial well-being. To support this, our employee benefits program includes:

•	an Employee Wellness Program to encourage employees to improve their health and well-being, and

•

an Employee Assistance Program that includes services for childcare, eldercare, personal relationship information, financial planning assistance, stress management, mental illness and general wellness and self-help.

›  CAREER DEVELOPMENT & TRAINING

We invest significant resources in our employees’ personal and professional growth and development and provide a range of development opportunities that build and strengthen employees’ leadership and professional skills.

In 2020, we offered Unconscious/Implicit Bias training as part of our commitment to recognize that we all have a role to play to mitigate unconscious bias in the work environment and support an inclusive workforce.

SUSTAINABILITY

We actively work to promote our growth and operations in a sustainable and responsible manner across our five regions. The BXP sustainability strategy is to conduct our business, the development and operation of new and existing buildings, in a manner that contributes to positive economic, social and environmental outcomes for our investors, customers, employees and the communities we serve. Our investment philosophy is shaped by our core strategy of long-term ownership and our commitment to our communities and the centers of commerce and civic life that make them thrive. We are focused on developing and maintaining healthy, high-performance buildings, while simultaneously mitigating operational costs and the potential external impacts of energy, water, waste, greenhouse gas emissions and climate change. To that end, we have publicly adopted long-term energy, emissions, water and waste goals that establish aggressive reduction targets and have been aligned with the United Nations Sustainable Development Goals. BXP is a corporate member of the U.S. Green Building Council® (“USGBC”) and has a long history of owning, developing and operating properties that are certified under USGBC’s Leadership in Energy and Environmental Design™ (LEED®) rating system. In 2018, we announced a partnership with a leading healthy building certification system, Fitwel, to support healthy building design and operational practices across our portfolio, becoming a Fitwel Champion.

In addition, since 2018 we have been an active participant in the green bond market, which provides access to sustainability-focused investors interested in the positive environmental externalities of our business activities. BXP and its employees also make a social impact through charitable giving, volunteerism, public realm investments and diversity and inclusion. Through these efforts, we demonstrate that operating and developing commercial real estate can be conducted with a conscious regard for the environment and wider society while mutually benefiting our stakeholders.

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3›	HUMAN CAPITAL AND SUSTAINABILITY

›   INDUSTRY LEADERSHIP

We continue to be recognized as an industry leader in sustainability. In 2020, BXP ranked among the top real estate companies in the Global Real Estate Sustainability Benchmark (“GRESB”) assessment, earning a fifth consecutive 5 Star rating, the highest rating and recognition for being an industry leader. It was the ninth consecutive year that BXP earned the GRESB “Green Star” designation, achieving the highest scores in several categories, including: Data Monitoring & Review, Targets, Policies, Reporting and Leadership. BXP was also named one of America’s Most Responsible Companies by Newsweek magazine in 2020. BXP ranked 56th overall out of 400 companies included. It was the second highest ranking of all property companies and the highest ranking of any office REIT. In 2014, 2015, 2017, 2018 and 2019, BXP was selected by Nareit as a Leader in the Light Award winner. Nareit’s annual Leader in the Light Awards honor Nareit member companies that have demonstrated superior and sustained sustainability practices.

BXP has adopted sustainable development and operational practices across its portfolio. In 2017, shortly after the U.S. withdrawal from the Paris Agreement, BXP became a proud signatory of the We Are Still In declaration, and aligned emissions reduction targets with climate science. The SBTi Target Validation Team has classified BXP’s emissions reduction target ambition and has determined that it is in line with a 1.5°C trajectory, currently the most ambitious designation available. As of the end of 2020, BXP is one of six North American Real Estate companies with this distinction and the only North American office company in that group. We have LEED certified 27.7 million square feet of our portfolio, of which 96% is certified at the highest Gold and Platinum levels. BXP’s master lease form includes green lease clauses that support a more sustainable tenant-landlord relationship. In 2020, BXP was named a Green Lease Leader at the highest Gold level by the Institute for Market Transformation and the U.S. Department of Energy for exhibiting a strong commitment to high performance and sustainability in buildings and best practices in leasing. Through active asset management and tenant engagement, BXP has been a leader in energy efficiency and healthy building practices. In 2020 BXP was recognized by the Environmental Performance Agency a 2020 ENERGY STAR Partner of the Year. BXP was named a 2020 Best in Building Health award winner. We completed the first Fitwel Design Certified project in the world in 2019 and executed more Fitwel certifications by count and building area than any other company in 2019. BXP has 11 Fitwel Ambassadors among our Sustainability, Development and Property Management teams.

›  GREEN FINANCE

From 2018 to 2021, BPLP issued an aggregate of $2.7 billion of green bonds in three separate offerings. The terms of the green bonds have restrictions that limit our allocation of the net proceeds to “eligible green projects.” We published our first Green Bond Allocation Report in June 2019, disclosing the full allocation of approximately $988 million in net proceeds from BPLP’s inaugural green bond offering to the eligible green project at our Salesforce Tower property in San Francisco, California. We recently published our September 30, 2020 Green Bond Allocation Report disclosing the full allocation of approximately $841 million in net proceeds from BPLP’s green bond offering in June 2019. The Green Bond Allocation Reports are available on our website at http://www.bxp.com under the heading “Sustainability,” but they are not incorporated by reference into this proxy statement, our Annual Report on Form 10-K, or any other document we file with the SEC.

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3›	HUMAN CAPITAL AND SUSTAINABILITY

›   CLIMATE RESILIENCE

As a long-term owner and active manager of real estate assets in operation and under development, we take a long-term view of potential risks, including climate change. We are in the process of evaluating physical and transition risks associated with climate change and we view this as an opportunity to protect asset value by proactively assessing climate risk, implementing measures, planning and decision-making processes to protect our investments by improving resilience. We are preparing for long-term climate risk by considering climate change scenarios and will continue to assess climate change vulnerabilities resulting from potential future climate scenarios and sea level rise. In 2020, we began using Four Twenty Seven climate risk scoring to evaluate the forward-looking physical climate risk exposure of our entire portfolio. Event-driven (acute) and longer-term (chronic) physical risks that may result from climate change could have a material adverse effect on our properties, operations and business. Management’s role in assessing and managing these climate-related risks and initiatives is spread across multiple teams across our organization, including our executive leadership and our Sustainability, Risk Management, Development, Construction and Property Management departments. Climate resilience measures include training and implementation of emergency response plans and the engagement of our executives and BXP’s Board of Directors on climate change and other ESG aspects.

›  PUBLIC SUSTAINABILITY GOALS AND PROGRESS

Our sustainability goals establish reduction targets for energy, greenhouse gas emissions, water consumption and waste. In 2016, we achieved our first round of energy, emissions and water targets three years early. By resetting company-wide goals, we raise stakeholder awareness and make best efforts to drive continuous year-over-year, like-for-like key performance indicator improvement. We have adopted goals with the following specific time frames, metrics and targets below a 2008 baseline:(1)

(1)

Full 2020 calendar year energy and water data assured by a third party is not yet available. 2019 is the most recent year for which complete energy and water data is available and assured by a third party.

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3›	HUMAN CAPITAL AND SUSTAINABILITY

›  ESG REPORTING

A notable part of our commitment to sustainable development and operations is our commitment to transparent reporting of ESG performance indicators, as we recognize the importance of this information to investors, lenders and others in understanding how BXP assesses sustainability information and evaluates risks and opportunities. We publish an annual sustainability report that is aligned with the Global Reporting Initiative reporting framework, United Nations Sustainable Development Goals and the SASB framework that includes our strategy, key performance indicators, annual like-for-like comparisons, achievements and historical sustainability reports. This report is available on our website at http://www.bxp.com under the heading “Sustainability,” but it is not incorporated by reference in this proxy statement. In addition, we continue to work to further align our reporting with the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures to disclose climate-related financial risks and opportunities.

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4›	EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Biographies of our executive officers, other than Messrs. Thomas and Linde, are presented below, based on information furnished to Boston Properties by each executive officer. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Information for Messrs. Thomas and Linde is included above under “Proposal I: Election of Directors – Nominees for Election” beginning on page 9.

Name	Age	Position	Joined BXP

Raymond A. Ritchey	70	Senior Executive Vice President	1980

Michael E. LaBelle	57	Executive Vice President, Chief Financial Officer and Treasurer	2000

Peter D. Johnston	62	Executive Vice President, Washington, DC Region	1987

Bryan J. Koop	62	Executive Vice President, Boston Region	1999

Robert E. Pester	64	Executive Vice President, San Francisco, Region	1998

John F. Powers	74	Executive Vice President, New York Region	2014

Frank D. Burt	62	Senior Vice President, Chief Legal Officer and Secretary	1986

Michael R. Walsh	54	Senior Vice President, Chief Accounting Officer	1986

Raymond A. Ritchey
•	Senior Executive Vice President of Boston Properties since January 2016, with responsibility for all business development, leasing and marketing, as well as new opportunity origination in the Washington, DC area and directly oversees similar activities on a national basis

•	Various positions at Boston Properties since 1980, including Executive Vice President, Head of our Washington, DC Office and National Director of Acquisitions and Development and Senior Vice President and Co-Manager of our Washington, DC office

•	Joined Boston Properties in 1980, leading our expansion to become one of the dominant real estate firms in the Washington, DC metropolitan area

•	A leading commercial real estate broker in the Washington, DC area with Coldwell Banker from 1976 to 1980
•	President of the Board of Spanish Education Development (SED) Center

•	Member of the Federal City Council and The Economic Club of Washington

•	Founding member of the National Association of Industrial and Office Properties (NAIOP), Northern Virginia

•	Chair of The Juvenile Diabetes Research Foundation (JDRF) Real Estate Games

•	Professional honors include: ULI Lifetime Achievement Award; Man of the Year, CREW; Brendan McCarthy Award, GWCAR; Good Scout of the Year, Boy Scouts; Trendsetter of the Year, Transwestern; Developer of the Year (numerous organizations); and Junior Achievement Man of the Year

•	Graduate of the U.S. Naval Academy and U.S. Naval Post Graduate School in Monterey, California

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4›	EXECUTIVE OFFICERS

Michael E. LaBelle

•	Executive Vice President, Chief Financial Officer and Treasurer of Boston Properties since January 2016, with responsibility for overseeing the finance, accounting, tax, internal audit and investor relations departments, as well as capital raising, treasury management, credit underwriting, financial strategy and planning

•	Various positions at Boston Properties since March 2000, including Senior Vice President, Chief Financial Officer and Treasurer from November 2007 to January 2016 and Senior Vice President, Finance from February 2005 to November 2007

•	Former Vice President & Relationship Manager with Fleet National Bank from 1991 to 2000, with responsibility for financing large-scale commercial real estate developments
•	Former Associate National Bank Examiner with the Office of the Comptroller of the Currency in New York City specializing in commercial real estate debt portfolio analysis and valuation in commercial banks located throughout the Mid-Atlantic and Northeastern United States

•	Member of the National Advisory Board for the University of Colorado Real Estate Center

•	Received a BS in Economics from the University of Colorado

Peter D. Johnston

•	Executive Vice President, Washington, DC Region of Boston Properties since January 2016, with responsibility for all operations, including project development, leasing, construction, property management and administrative activities for our Washington, DC office, with a staff of approximately 181 people; has been responsible for more than 11 million square feet of new development and renovation projects

•	Various positions at Boston Properties since 1987, including Senior Vice President and Regional Manager and Head of Development of our Washington, DC office

•	Former director of the Northern Virginia Chapter of NAIOP

•	Received a BA in Business Administration from Roanoke College, an MA from Hollins College and an MBA from the University of Virginia

Bryan J. Koop

•	Executive Vice President, Boston Region of Boston Properties since January 2016, with responsibility for overseeing the operation of our existing regional portfolio in the Boston area, which includes the Boston CBD, Cambridge and Waltham/Lexington submarkets and developing new business opportunities in the area

•	Senior Vice President and Regional Manager of our Boston office from 1999 to 2016

•	Various positions at Trammell Crow Company from 1982 to 1999, where his career covered high-rise office building leasing and the development of commercial office buildings and shopping centers, including Managing Director and Regional Leader for Trammell Crow Company’s New England region, with responsibility for all commercial office and shopping center operations.

•	Director of the Massachusetts Chapter of NAIOP, the Boston Green Ribbon Commission and the Kendall Square Association

•	Former chairman of the Back Bay Association

•	Received a BBA and an MBA from Texas Christian University

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4›	EXECUTIVE OFFICERS

Robert E. Pester

•	Executive Vice President, San Francisco Region of Boston Properties since January 2016, with responsibility for overseeing existing operations in San Francisco and our other Bay Area properties on the Peninsula and in Silicon Valley, and developing new business opportunities in the area

•	Senior Vice President and Regional Manager of our San Francisco office from 1998 to 2016

•	Executive Vice President and Chief Investment Officer of Bedford Property Investors, a REIT in Lafayette, California, for which he led the acquisitions and development program from 1994 to 1998
•	President of Bedford Property Development, a private West Coast development concern that held more than $2 billion in real estate assets from 1989 to 1998

•	A leading commercial real estate broker with Cushman & Wakefield in northern California, from 1980 to 1989, where he last served as Vice President

•	Licensed California officer and real estate broker

•	Received a BA in Economics and Political Science from the University of California at Santa Barbara

John F. Powers

•	Executive Vice President, New York Region of Boston Properties since January 2016, with responsibility for overseeing all aspects of our New York and Princeton, New Jersey activities, including development, acquisitions, leasing and building operations

•	Senior Vice President and Regional Manager of our New York office from January 2014 to January 2016

•	Chairman of CBRE, Inc. for the New York Tri-State Region, from 2004 to 2016, where he oversaw the strategic direction of CBRE’s Tri-State operations

•	Joined the Edward S. Gordon Company, which was subsequently merged into CBRE, in 1986, where he developed and managed the Consulting Division into a strong and integral part of the firm’s service delivery platform, which facilitated its sustained leadership in the Manhattan office leasing market; also brokered millions of square feet of transactions, representing both tenants and landlords, led numerous strategic consulting assignments for large corporate occupiers and advised on many ground-up developments

•	Spent eight years at Swiss Bank Corporation (now UBS)

•	Chairman of Right to Dream, Inc.

•	Received a BA in Mathematics from St. Anselm College, an MA in Economics from the University of Massachusetts and an MBA from the University of Massachusetts

•	Studied international economics at the Graduate Institute of International Studies, Geneva

Frank D. Burt

•	Senior Vice President, Chief Legal Officer and Secretary since 2019 and Senior Vice President, General Counsel and Secretary of Boston Properties from 2003 until 2019, with responsibility for overseeing the legal and risk management departments

•	Various positions at Boston Properties since 1986; represented Boston Properties in the acquisition of the Prudential Center in Boston and the Embarcadero Center in San Francisco, as well as in the development activities at the Prudential Center
•	Former attorney in the real estate department at Nutter, McClennen & Fish in Boston

•	Member of the American College of Real Estate Lawyers and the Boston Bar Association

•	Speaker for the American College of Real Estate Lawyers, the Association of Corporate Counsel, Massachusetts Continuing Legal Education, NAIOP and Nareit

•	Received a BA, magna cum laude, from Brown University and a JD, cum laude, from the University of Pennsylvania Law School

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4›	EXECUTIVE OFFICERS

Michael R. Walsh

•	Senior Vice President, Chief Accounting Officer of Boston Properties since May 2016, with responsibility for overseeing financial reporting, property accounting and tax compliance and providing transactional support on capital markets activity

•	Executive Vice President, Chief Financial Officer and Treasurer of Paramount Group, Inc., a REIT focused on Class A office properties in New York City, Washington, DC and San Francisco, from March 2015 to March 2016
•	Various positions at Boston Properties from 1986 to 2015, including Senior Vice President, Finance and Capital Markets with responsibility for overseeing its accounting, financial reporting, financial analysis and tax functions and participated extensively in investor relations matters

•	Member of Nareit’s Best Financial Practices Council

•	Received a BS, magna cum laude, from Eastern Nazarene College

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5›	PRINCIPAL AND MANAGEMENT STOCKHOLDERS

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The table below shows the amount of common stock of Boston Properties, Inc. and units of partnership interest in our Operating Partnership beneficially owned as of February 5, 2021 by:

•	each director;

•	each of our named executive officers (“NEOs”);

•	all directors and executive officers of Boston Properties Inc. as a group; and

•	each person known by Boston Properties to be the beneficial owner of more than 5% of our outstanding common stock.

On February 5, 2021, there were:

•	155,805,445 shares of our common stock outstanding;

•

16,097,110 common units of partnership interest in our Operating Partnership (“common units”) outstanding (other than the common units held by Boston Properties, Inc.), each of which is redeemable for one share of Boston Properties, Inc.’s common stock (if Boston Properties elects to issue common stock rather than pay cash upon such redemption);

•

1,587,923 long term incentive units of partnership interest in our Operating Partnership (“LTIP units”) outstanding that were issued as part of our long-term incentive (“LTI”) program, excluding LTIP units issued pursuant to 2019 Multi-Year Long-Term Incentive Program (“MYLTIP”) awards, 2020 MYLTIP awards and 2021 MYLTIP awards, each of which, upon the satisfaction of certain performance and service conditions, is convertible into one common unit; and

•	73,744 deferred stock units outstanding.

All references in this proxy statement to LTIP units exclude LTIP units issued pursuant to 2019 MYLTIP awards, 2020 MYLTIP awards and 2021 MYLTIP awards because the three-year performance periods of these awards had not ended by February 5, 2021. LTIP units issued pursuant to 2019 MYLTIP awards, 2020 MYLTIP awards and 2021 MYLTIP awards are collectively referred to herein as “Unearned Performance Awards.” None of our directors or NEOs beneficially owned any preferred units or shares of our preferred stock.

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5›	PRINCIPAL AND MANAGEMENT STOCKHOLDERS

	Common Stock			Common Stock and Units
Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned(1)	Percent of Common Stock (2)		Number of Shares and Units Beneficially Owned (1)	Percent of Common Stock and Units (3)
Directors and Named Executive Officers
Kelly A. Ayotte(4)	213	*	*	4,109	*	*
Bruce W. Duncan(5)	21,000	*	*	26,959	*	*
Karen E. Dykstra(6)	7,420	*	*	7,945	*	*
Carol B. Einiger(7)	29,185	*	*	38,154	*	*
Diane J. Hoskins(8)	4,149	*	*	4,149	*	*
Joel I. Klein(9)	9,081	*	*	17,140	*	*
Douglas T. Linde(10)	259,131	*	*	554,901	*	*
Matthew J. Lustig(11)	8,799	*	*	19,716	*	*
Owen D. Thomas(12)	63,624	*	*	402,264	*	*
David A. Twardock(13)	8,060	*	*	8,060	*	*
William H. Walton, III(14)	1,610	*	*	4,459	*	*
Raymond A. Ritchey(15)	—	*	*	371,015	*	*
Michael E. LaBelle(16)	11,333	*	*	135,195	*	*
Bryan J. Koop(17)	17,919	*	*	87,145	*	*
All directors and executive officers as a group (19 persons)(18)	499,708	*	*	1,912,747	1.10%
5% Holders
The Vanguard Group(19)	22,350,551	14.35%		22,350,551	12.88%
BlackRock, Inc.(20)	16,207,690	10.40%		16,207,690	9.34%
Norges Bank (The Central Bank of Norway)(21)	13,037,554	8.37%		13,037,554	7.51%
State Street Corporation(22)	8,745,065	5.61%		8,745,065	5.04%
TCI Fund Management Limited and Christopher Hohn(23)	8,362,038	5.37%		8,362,038	4.82%

*	Unless otherwise indicated, the address is c/o Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

**	Less than 1%.

(1)

The number of shares of common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes (a) shares of common stock that may be acquired upon the exercise of options that are exercisable on or within 60 days after February 5, 2021 and (b) the number of shares of common stock issuable to directors upon settlement of deferred stock units on or within 60 days after February 5, 2021. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into common units). Under the limited partnership agreement of the Operating Partnership, the holders of the common units and LTIP units (assuming conversion in full into common units, as applicable) have the right to redeem the units for cash or, at our option, shares of common stock, subject to certain conditions. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units. Holders of common units, LTIP units and deferred stock units are not entitled to vote such units on any of the matters presented at the 2021 annual meeting.

(2)

The total number of shares outstanding used in calculating this percentage assumes (a) the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after February 5, 2021 held by the beneficial owner and that no options held by other beneficial owners are exercised and (b) the conversion into shares of common stock of all deferred stock units held by the beneficial owner and that no deferred stock units held by other beneficial owners are converted.

(3)

The total number of shares outstanding used in calculating this percentage assumes (a) that all common units and LTIP units are presented (assuming conversion in full into common units, if applicable) to the Operating Partnership for redemption and are acquired by Boston Properties for shares of common stock, (b) does not separately include outstanding common units held by Boston Properties, as these common units are already reflected in the

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5›	PRINCIPAL AND MANAGEMENT STOCKHOLDERS

denominator by the inclusion of all outstanding shares of common stock, (c) the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after February 5, 2021 held by the beneficial owner and that no options held by other beneficial owners are exercised and (d) the conversion into shares of common stock of all deferred stock units the receipt of which has not been deferred to a date later than 60 days after February 5, 2021.

(4)

Represents 213 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 3,896 LTIP units (of which 1,709 LTIP units are subject to vesting). Excludes 1,921 deferred stock units, the receipt of which has been deferred to a date later than 60 days after February 5, 2021 pursuant to a specific deferral election (see “Compensation of Directors – Deferred Compensation Program” on page 49).

(5)

Represents 21,000 shares of common stock held indirectly through a trust. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,959 LTIP units (of which 1,709 LTIP units are subject to vesting). Excludes 2,514 deferred stock units, the receipt of which has been deferred to a date later than 60 days after February 5, 2021 pursuant to a specific deferral election (see “Compensation of Directors – Deferred Compensation Program” on page 49).

(6)

Includes 6,934 shares of common stock held directly (of which 1,709 shares are subject to vesting) and 486 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 525 LTIP units.

(7)

Includes 8,000 shares of common stock held indirectly through a trust and 21,185 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 8,969 LTIP units (of which 1,709 LTIP units are subject to vesting).

(8)	Represents 4,149 shares of common stock (of which 1,709 shares are subject to vesting).

(9)	Represents 9,081 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 8,059 LTIP units (of which 1,709 LTIP units are subject to vesting).

(10)

Includes 180,763 shares of common stock held directly, 700 shares of common stock held by Mr. Linde’s spouse, 2,100 shares of common stock held by Mr. Linde’s children, and 75,568 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 295,770 LTIP units (of which 79,487 LTIP units are subject to vesting). Excludes Unearned Performance Awards. Mr. Linde has shared voting and dispositive power with respect to 700 shares of common stock.

(11)	Represents 8,799 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 10,917 LTIP units (of which 1,709 LTIP units are subject to vesting).

(12)

Includes 9,342 shares of common stock held directly and 54,282 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficiary Owned” column, 338,640 LTIP units (of which 117,350 LTIP units are subject to vesting). Excludes Unearned Performance Awards.

(13)

Includes 7,610 shares of common stock held directly (of which 1,709 shares are subject to vesting) and 450 deferred stock units. Excludes 27,486 deferred stock units, the receipt of which has been deferred to a date later than 60 days after February 5, 2021 pursuant to a specific deferral election (see “Compensation of Directors – Deferred Compensation Program” on page 49).

(14)	Includes 1,610 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 2,849 LTIP units (of which 1,709 LTIP units are subject to vesting).

(15)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 88,805 common units held directly, 31,265 common units held by a trust of which Mr. Ritchey is a beneficiary and Mr. Ritchey’s spouse is the sole trustee, 10,500 common units held by a grantor retained annuity trust of which Mr. Ritchey is the beneficiary and trustee and 240,445 LTIP units (of which 13,814 LTIP units are subject to vesting). Excludes Unearned Performance Awards.

(16)

Represents 11,333 shares of common stock held directly (of which 1,858 shares are subject to vesting). Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 123,862 LTIP units (of which 27,576 LTIP units are subject to vesting). Excludes Unearned Performance Awards.

(17)

Includes 2,585 shares of common stock held directly and 15,334 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 69,226 LTIP units (of which 19,364 LTIP units are subject to vesting). Excludes Unearned Performance Awards.

(18)

Includes an aggregate of 312,700 shares of common stock, 145,184 shares of common stock underlying exercisable stock options and 41,824 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 149,344 common units and 1,263,695 LTIP units. See also Notes (4) – (17) above. Excludes an aggregate of 31,920 deferred stock units, the receipt of which has been deferred by directors to dates later than 60 days after February 5, 2021 pursuant to specific deferral elections (see “Compensation of Directors – Deferred Compensation Program” on page 49). Excludes Unearned Performance Awards.

(19)

Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G/A filed by Vanguard with the SEC on February 10, 2021. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that Vanguard does not have sole voting power with respect to any shares of common stock and has shared voting power with respect to 579,360 shares of common stock, sole dispositive power with respect to 21,371,777 shares of common stock and shared dispositive power with respect to 978,774 shares of common stock.

(20)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed by BlackRock with the SEC on January 27, 2021. BlackRock’s address is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A indicates that BlackRock has sole voting power with respect to 14,520,631 shares of common stock and sole dispositive power with respect to all of the shares of common stock.

(21)

Information regarding Norges Bank (The Central Bank of Norway) (“Norges Bank”) is based solely on a Schedule 13G/A filed by Norges Bank with the SEC on February 1, 2021. Norges Bank’s address is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway. The Schedule 13G/A indicates that Norges Bank has sole voting and dispositive power with respect to all of the shares of common stock.

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5›	PRINCIPAL AND MANAGEMENT STOCKHOLDERS

(22)

Information regarding State Street Corporation (“State Street”) is based solely on a Schedule 13G filed by State Street with the SEC on February 5, 2021. State Street’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111. The Schedule 13G indicates that State Street has shared voting with respect to 7,517,844 shares of common stock and shared dispositive power with respect to 8,736,685 shares of common stock.

(23)

Information regarding TCI Fund Management Limited and Christopher Hohn is based solely on a Schedule 13G filed jointly by TCI Fund Management Limited and Christopher Hohn with the SEC on February 16, 2021. The address for each of TCI Fund Management Limited and Christopher Hohn is 7 Clifford Street, London, W1S 2FT, United Kingdom. The Schedule 13G indicates that each of TCI Fund Management Limited and Christopher Hohn have shared voting and dispositive power with respect to all of the shares of common stock.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of Boston Properties, and persons who own more than ten percent of a registered class of Boston Properties’ equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Boston Properties with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our officers and directors that no other reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except Ms. Hoskins, who failed to timely file two Form 4 reports, each reflecting a purchase of common stock, which purchases were subsequently reflected on a Form 5.

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6›	COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

At our 2019 annual meeting of stockholders, our stockholders approved the Boston Properties, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”), effective January 1, 2019. The Director Compensation Plan sets forth the cash and equity compensation that is to be paid to our non-employee directors in a specific, formulaic manner. The compensation levels established under the Director Compensation Plan have not changed since 2019.

Directors who are also employees of Boston Properties or any of its subsidiaries receive no additional compensation for their services as directors.

COMPONENTS OF DIRECTOR COMPENSATION

Non-employee directors do not receive meeting attendance fees for any meeting of our Board of Directors or a committee thereof that he or she attends.

›  CASH COMPENSATION

During 2020, we paid our non-employee directors the following cash compensation pursuant to the Director Compensation Plan:

Role	Annual Cash Retainer(1)
All Non-Employee Directors for Board Services	$85,000
Chairman of the Board(2)	$100,000
Chair of the Audit Committee(2)	$20,000
Members of the Audit Committee	$15,000
Chairs of other standing committees(2)(3)	$15,000
Members of other standing committees(3)	$10,000

(1)	The sum of all cash retainers are payable in quarterly installments in arrears, subject to proration for periods of service less than a full quarter in length.

(2)

The retainer payable to the Chairman is in addition to all other retainers to which the Chairman may be entitled and the retainer to each committee chair is in addition to the retainer payable to all members of the committee.

(3)	The term “other standing committees” includes the Compensation and NCG Committees.

Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings.

›  EQUITY COMPENSATION

The Director Compensation Plan provides for grants of equity to non-employee directors as follows:

•

Annual Grant. Each continuing non-employee director is entitled to receive, on the fifth business day after the annual meeting of stockholders, an annual equity award with an aggregate value of $150,000.

•

Initial Grant. Any new non-employee director that is appointed to our Board of Directors other than at an annual meeting of stockholders would be entitled to receive, on the fifth business day after the appointment, an initial equity award with an aggregate value of $150,000 (prorated based on the number of months from the date the director is first appointed to our Board of Directors to the first anniversary of the Company’s most recently held annual meeting of stockholders).

•

Annual and initial equity awards are made in the form of shares of restricted common stock, or, if offered by the Board of Directors and elected by such director, LTIP units (or a combination of both).

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6›	COMPENSATION OF DIRECTORS

•

The actual number of shares of restricted common stock or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing market price of our common stock on the NYSE on the grant date.

•

Annual and initial grants of LTIP units and restricted common stock will vest 100% on the earlier of (1) the first anniversary of the grant date and (2) the date of the next annual meeting of stockholders.

Accordingly, on May 28, 2020, the last reported sale price of a share of our common stock on the NYSE was $87.76, and we granted each of Mses. Ayotte, Einiger, Dykstra and Hoskins and Messrs. Duncan, Klein, Lustig, Twardock and Walton 1,709 LTIP units or shares of restricted common stock.

DEFERRED COMPENSATION PROGRAM

In accordance with our Amended and Restated Rules and Conditions for Directors’ Deferred Compensation Program (the “Directors’ Deferred Compensation Program”), non-employee directors may elect to defer all cash retainers otherwise payable to them and to receive the deferred cash compensation in the form of our common stock or in cash following their retirement from our Board of Directors. Each electing director is credited with the number of deferred stock units determined by dividing the amount of the cash compensation deferred during each calendar quarter by the closing market price of our common stock on the NYSE on the last trading day of the quarter. Hypothetical dividends on the deferred stock units are “reinvested” in additional deferred stock units based on the closing market price of the common stock on the cash dividend payment date.

Directors may elect to receive payment of amounts in their accounts either in (x) a lump sum of shares of our common stock equal to the number of deferred stock units in a director’s account or (y) ten annual installments following the director’s retirement from our Board of Directors. In addition, non-employee directors who elect a deferred payout following their retirement from the Board may elect to change their notional investment from our common stock to a deemed investment in one or more measurement funds. This election to convert may only be made after the director’s service on the Board ends, the conversion date must be at least 180 days after the latest issuance date of deferred stock units credited to the director’s account, the election is irrevocable and the director must convert 100% of his or her deferred stock account if any is converted. Payment of a director’s account that has been converted to measurement funds will be in cash instead of shares of our common stock. The measurement funds available to directors are the same as those available to our executives under our Nonqualified Deferred Compensation Plan. See “Compensation of Executive Officers – Nonqualified Deferred Compensation in 2020” on page 81.

DIRECTOR STOCK OWNERSHIP GUIDELINES

5x	Annual Cash Retainer for Board Service

Our Board believes it is important to align the interests of the directors with those of the stockholders and for directors to hold equity ownership positions in Boston Properties. Accordingly, each non-employee director is expected to retain an aggregate number of shares of our common stock, deferred stock units (and related dividend equivalent rights) in the Company, and LTIP units and common units in the Operating Partnership, whether vested or not, equal to at least five (5) times the value of the then current annual cash retainer paid to non-employee directors for their service on the Board, without respect to service on committees of the Board or as lead independent director or Chairman. Each non-employee director, until such director complies with the ownership guidelines set forth above, is expected to retain all equity awards granted by the Company or the Operating Partnership (less amounts sufficient to fund any taxes owed relating to such equity awards). The deferred stock units (and related dividend equivalent rights) in the Company and LTIP units and common units in the Operating Partnership shall be valued by reference to the market price of the number of shares of our common stock issuable upon the settlement or exchange of such units assuming that all conditions necessary for such settlement or exchange have been met. For shares of our common stock or equity valued by reference to our common stock for purposes of these ownership guidelines, the market price of our common stock used to value such equity shall be the greater of (1) the market price on the date of purchase or grant of such equity or (2) the market price as of the date compliance with these ownership guidelines is measured.

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6›	COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Kelly A. Ayotte	$112,174	$135,000	$247,174
Bruce W. Duncan	$121,535	$135,000	$256,535
Karen E. Dykstra	$102,500	$150,000	$252,500
Carol B. Einiger	$95,000	$135,000	$230,000
Diane J. Hoskins	$95,000	$150,000	$245,000
Joel I. Klein	$185,000	$135,000	$320,000
Matthew J. Lustig	$112,500	$135,000	$247,500
David A. Twardock	$130,000	$150,000	$280,000
William H. Walton, III	$97,649	$135,000	$232,649

(1)

Mses. Ayotte and Einiger and Messrs. Duncan, Klein, Lustig, Twardock and Walton deferred the cash fees they earned during 2020 and received in lieu thereof deferred stock units. The following table summarizes the deferred stock units credited to the director accounts during 2020.

Name	Deferred Stock Units Earned During 2020(#)
Kelly A. Ayotte	1,257.22
Bruce W. Duncan	1,357.17
Carol B. Einiger	1,062.57
Joel I. Klein	2,073.69
Matthew J. Lustig	1,258.19
David A. Twardock	1,460.32
William H. Walton, III	1,091.81

(2)

Represents the total fair value of common stock and LTIP unit awards granted to non-employee directors in 2020, determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation—Stock Compensation” (“ASC 718”), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values can be found in Note 16 to our 2020 audited financial statements beginning on page 178 of our Annual Report on Form 10-K for the year ended December 31, 2020 included in the annual report that accompanied this proxy statement. Our non-employee directors had the following unvested equity awards outstanding as of December 31, 2020: Ms. Ayotte—1,709 LTIP units; Mr. Duncan—1,709 LTIP units; Ms. Dykstra—1,709 shares of restricted common stock; Ms. Einiger—1,709 LTIP units; Ms. Hoskins—1,709 shares of restricted common stock; Mr. Klein—1,709 LTIP units; Mr. Lustig—1,709 LTIP units; Mr. Twardock—1,709 shares of restricted common stock; and Mr. Walton—1,709 LTIP units.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
I. EXECUTIVE OVERVIEW

COMPENSATION DISCUSSION AND ANALYSIS

This “Compensation Discussion and Analysis,” or “CD&A,” sets forth our philosophy and objectives regarding the compensation of our named executive officers (“NEOs”), including how we determine the elements and amounts of executive compensation. When we use the term “Committee” in this CD&A, we mean the Compensation Committee of the Board of Directors of Boston Properties, Inc. Our NEOs for 2020 were:

Name	Title
Owen D. Thomas	Chief Executive Officer
Douglas T. Linde	President
Raymond A. Ritchey	Senior Executive Vice President
Michael E. LaBelle	Executive Vice President, Chief Financial Officer & Treasurer
Bryan J. Koop	Executive Vice President, Boston Region

I. EXECUTIVE OVERVIEW

Our executive compensation program covering our NEOs is designed to attract and retain critical executive talent, motivate behaviors that align with stockholders’ interests and pay for performance. To ensure that pay is competitive with market ranges, we review a benchmarking analysis each year when establishing base salary, annual incentive target opportunities and long-term incentive (“LTI”) target opportunities. More than 90% of our NEOs’ pay is variable and contingent on performance with approximately two-thirds paid in the form of LTI equity compensation. Although target incentive opportunities are set by reference to market, the terms of our incentive plans provide for actual payouts to be above or below target levels depending upon actual performance against pre-determined goals.

When we established the target compensation levels for each component of our NEOs’ compensation in early 2020, our Committee did not foresee the widespread, negative impact that the COVID-19 pandemic would have on our business and our stockholders. The unprecedented issues Boston Properties faced due to the global health crisis created a remarkably challenging year for our NEOs. In addition to the global pandemic, in 2020, major social-justice movements and demonstrations highlighted the racial injustices and economic inequities plaguing our society and called for companies to act. There was also a heightened focus on the importance of environmental and sustainability issues.

Despite the sudden and significant impacts of the pandemic on our business, the Committee did not modify the components or the target compensation levels of our executive compensation program. The Committee also did not modify the 2020 Annual Incentive Plan, including any of its three categories (FFO, leasing, and business and individual goals) or the specific targets within each category established in early 2020. In deciding not to change the program, the Committee prioritized strong alignment with Boston Properties’ investors and their experiences during the pandemic. As the year progressed and the severity of the pandemic became clearer, the Committee supplemented the business and individual goals with additional goals that guided the NEOs in responding thoughtfully and responsibly to the global health crisis and important social and environmental issues.

Our NEOs showed exceptional leadership in addressing all of the significant challenges and issues presented to them in 2020, but with business conditions dominated by the pandemic, they were unable to achieve their FFO and leasing targets under the 2020 Annual Incentive Plan. Our NEOs did not earn any payout under the FFO per share category and only one NEO earned a portion of the target payout for the leasing category; for the third category of the 2020 Annual Incentive Plan, the business and individual goals, each NEO exceeded his goals. As a result, the Committee awarded final bonus payments to our NEOs that ranged from 50% to 75% of target. While these same challenging business conditions had a severe, negative impact on office REITs generally, leading to negative absolute total stockholder returns (“TSR”) across the sector in 2020, the Committee noted that Boston Properties’ TSR for the one-year and three-year periods ending December 31, 2020 placed it at the 80th percentile, or third, among its most directly comparable office peers for both periods. (For a list of these peers, see “– II. Executive Compensation Program – LTI Equity Compensation – 2021 MYLTIP” below.) Although the Committee did not base its decisions on BXP’s relative TSR rankings, the Committee believes they validated the appropriateness of the final bonus payments to our NEOs.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
I. EXECUTIVE OVERVIEW

The Committee remains proud of the extraordinary leadership demonstrated by our NEOs and their efforts in protecting our tenants’ and employees’ health and safety and preserving our properties, financial condition, culture of excellence and ultimately the Boston Properties’ brand in 2020.

›  2020 COMPENSATION DECISIONS

As described in detail later in this CD&A, below are the key actions that our Compensation Committee took with respect to our NEOs’ 2020 compensation and the impact of those decisions on 2020 compensation.

2020 COMPENSATION DECISION HIGHLIGHTS

➢ No change in base salary for any of the NEOs

  ➢  No change to Annual Incentive Plan categories, weightings or goal targets set in January 2020 resulting in bonus payments ranging from 50% to 75% of target

›   Supplemented Business and Individual goals to add pandemic-related goals

➢ No change to any outstanding equity plans or awards, including MYLTIP awards granted in 2020

  ➢  LTI equity compensation as a percentage of total compensation increased to 81% for our CEO and 74% for all of the NEOs as a group (from 72% and 64%, respectively, in 2019)

➢ Granted LTI equity compensation for 2020 performance below target for CEO

  ➢  Below - target payout of 29% for CEO under 2018 MYLTIP (covering Feb. 2018 – Feb. 2020); CEO realized 36% of aggregate amount reported and expensed for that award

% Variable Pay(1)	% Paid in Equity(1)	Cash Bonus as % of Target	2018 MYLTIP Payout as % of Target(2)
93%	74%	50%	29%

% Variable Pay(1)	% Paid in Equity(1)	Cash Bonus as % of Target	2018 MYLTIP Payout as % of Target(2)
91%	66%	57%	29%

(1)	Percentages based on 2020 target total direct compensation.

(2)

On February 5, 2021, the three-year performance period for the Company’s 2018 MYLTIP awards ended and the final payout was 29% of target, representing only 36% of the reported pay for each of the CEO and the NEOs as a group.

›  2020 SAY-ON-PAY VOTE & STOCKHOLDER OUTREACH

Say-on-Pay Vote

At our 2020 annual meeting of stockholders, approximately 89% of the votes cast supported our “Say-on-Pay” advisory vote. These results reflect continued investor support for our executive compensation program, including the changes our Committee made in 2019 to our executive compensation program based on investor feedback. The 2020 compensation year is the first year in which the changes made in 2019 were effective, and although COVID-19 unpredictably and unprecedentedly impacted our business and financial results, the Committee determined not to modify any of the key changes from 2019 to our executive compensation. In doing so, our Committee opted to remain within the original framework of the 2020 Annual Incentive Plan when determining 2020 compensation. We believe this demonstrates the Committee’s commitment to the changes it made in response to investor feedback.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
I. EXECUTIVE OVERVIEW

Investor Outreach & Feedback

We are firmly committed to learning investors’ perspectives and believe that proactive engagement is an effective means to solicit and receive valuable feedback. This feedback has helped shape our policies and practices. We conduct outreach throughout the year to ensure that management and the Board understand the issues of importance to our investors and address them appropriately. The Board regularly reviews shareholder feedback, which informs Board discussions on a wide range of topics, including our approaches to corporate governance, ESG, human capital management, diversity, equity and inclusion and executive compensation.

In 2020, we engaged directly with our investors in various forums and through different media (including in-person meetings prior to the pandemic and virtual meetings during the pandemic) as part of our outreach program. In addition to discussions in the ordinary course of business, we:

•	hosted three investor outreach series to meet with existing investors, potential investors in Europe and one dedicated to ESG matters;

•

held more than 400 one-on-one meetings with investors at various REIT conferences, including Nareit REITWeek and REITWorld conferences, Citi 2020 Global, Evercore ISI and Bank of America Merrill Lynch 2020 Global Real Estate conferences and the NYSE Real Estate Investor Day;

•

held one-on-one meetings at four non-REIT conferences: the Morgan Stanley Sustainable Futures conference, the Stifel Cross-Sector conference, BofA Financial Futures conference and the Goldman Sachs Financials conference; and

•	held meetings at other ESG-focused engagements, including numerous one-on-one meetings with ESG-dedicated funds and an investor webinar focused on our efforts related to ESG matters.

In total, we engaged directly with representatives of more than 200 firms, including approximately 50 U.S. and international institutional investors who own, in the aggregate, approximately 45% of the total number of outstanding shares of BXP common stock and approximately 80% of the total number of outstanding shares of BXP common stock held by actively managed funds.

The topics discussed at these meetings varied, but generally focused on the impacts of the pandemic and our responses thereto. Among other things, we heard questions about the long-term impact of the hybrid or partial “work-from-home” trend on demand for office space, the impact of new sublease space on overall supply and rental rates and the financial strength of various industries and sectors (including co-working, retail stores, restaurants, theaters and fitness clubs). We also discussed with them the details of our Health Security Plan for repopulating our buildings. The questions expressed in dialogue with our investors were echoed by REIT analysts and even the media, and they helped guide us in establishing the pandemic-related goals.

In 2020, our Investor Relations team was ranked by Institutional Investor Magazine as #1 among Office REITs and #3 among all REITs in three categories: Best IR program, Best IR Team and Best IR Professional. We believe our Investor Relations team excelled in leading and coordinating these atypical outreach efforts, and the recognition it received is well deserved.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
I. EXECUTIVE OVERVIEW

›  COMPENSATION GOVERNANCE

The objectives of our executive compensation program are to attract, retain and motivate executives who have the experience and skills to lead the Company and continue our long-term track record of profitability, growth and TSR. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO

Variable pay is 93% of our CEO’s total target compensation. The vast majority of total compensation is variable (i.e., not guaranteed); salaries comprise a small portion of each NEO’s total compensation opportunity.	No tax gross-ups. We do not provide any new executive with tax gross-ups with respect to payments made in connection with a change of control.

Bonus pay linked to pre-established goals. Annual cash bonuses for our NEOs are linked to performance against goals in three categories, and each NEO has target and maximum bonus opportunities.	No hedging, pledging or short-sales. We do not allow hedging, pledging or short-sales of Company securities.

Two-thirds of target compensation paid in equity. We align our NEOs with our long-term investors by awarding in 2/3rds of our NEOs’ total target compensation in the form of equity, more than 1/2 of which is in the form of multi-year, performance-based equity awards.	Risk mitigation factors in compensation policies and procedures. We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts.

Capped bonus and LTI awards. We have caps on annual and long-term incentives.	No stock option repricing. We do not allow for repricing of stock options.

Clawback policy. We have a clawback policy that allows for the recovery of previously paid incentive compensation in the event of a financial restatement.	No full dividends on unearned performance-based LTI awards. Recipients of performance-based LTI equity awards receive only 10% of full dividend unless and until earned.

Stock ownership guidelines for all executives. We have robust stock ownership guidelines for our executives (for our CEO, 6.0x base salary).

Independent compensation consultant. We engage an independent compensation consultant to advise the Committee.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

II. EXECUTIVE COMPENSATION PROGRAM

›  COMPONENTS OF EXECUTIVE COMPENSATION

COMPONENT	WHY WE PAY IT

Base Salary	Provide a fixed, competitive level of cash compensation that reflects the NEO’s leadership role and the relative market rate for the executive’s experience and responsibilities

Annual Cash Incentive

Reward NEOs for achievement of annual financial and strategic goals that drive stockholder value, thereby aligning our NEOs’ interests with those of our stockholders

•  Annual cash bonuses for each NEO are linked to performance against goals in three weighted categories and each NEO has target and maximum bonus opportunities

Performance-Based Equity (MYLTIP)

Align the interests of our NEOs with those of our stockholders

Motivate, retain and reward NEOs to achieve multi-year strategic business objectives that drive both relative and absolute TSR out-performance

•  Create a direct link between executive pay and relative and absolute TSR performance

•  Enhance executive officer retention with 100% vesting after completion of three-year performance period (i.e., “cliff vesting”), with one additional year of post-vesting transfer restrictions

Time-Based Equity

Align the interests of our NEOs with those of our stockholders

Motivate, retain and reward NEOs to achieve multi-year strategic business objectives that drive absolute TSR out-performance

•  Create a direct link between executive pay and absolute TSR performance

•  Enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards

›  2020 ANNUAL TARGET COMPENSATION

In the first quarter of each year, the Committee establishes annual target total compensation for each NEO by considering competitive benchmarking data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation. Targets are reviewed annually and adjusted if determined to be appropriate by the Committee. The Committee may also adjust target compensation to reflect changes in or new responsibilities.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Variable pay, consisting of annual cash bonuses and LTI equity awards, constitutes the vast majority of our executive compensation. We believe that having a significant portion of our executives’ compensation at risk more closely aligns their interests with our long-term interests and those of our stockholders. For our CEO and NEOs as a group, variable pay for 2020 was 92.8% and 90.5%, respectively, of target total compensation. This emphasis on variable pay allows the Committee to reward good performance and penalize poor performance. For 2020, the targeted mix of total direct compensation was as follows:

CEO TARGET PAY MIX	ALL NEOs TARGET PAY MIX

The total target direct compensation for each NEO was as follows:

Name	Salary	Target Bonus	Target LTI Equity	Total Target Compensation
Owen D. Thomas	$ 900,000	$ 2,350,000	$ 9,250,000	$ 12,500,000
Douglas T. Linde	$ 750,000	$ 1,900,000	$ 5,850,000	$ 8,500,000
Raymond A. Ritchey	$ 740,000	$ 1,650,000	$ 4,410,000	$ 6,800,000
Michael E. LaBelle	$ 510,000	$ 1,250,000	$ 1,990,000	$ 3,750,000
Bryan J. Koop	$ 410,000	$ 1,250,000	$ 1,490,000	$ 3,150,000

›  CASH COMPENSATION

Base Salary

The base salary for each NEO is determined by the Committee and is intended to provide a fixed level of compensation that reflects the NEO’s leadership role and the relative market rate for similarly situated executives in the NEO’s position. The Committee determines whether to adjust base salaries based on a range of factors, including benchmark versus peers and changes in individual duties and responsibilities. Any increases to base salaries are generally determined in January of the compensation year and become effective in February of the compensation year.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

The Committee did not increase the base salary of any NEO for 2021 and has not changed the base salary for any NEO since 2019.

Name	2020 Salary	2019 Salary	% Change
Owen D. Thomas	$900,000	$900,000	—
Douglas T. Linde	$750,000	$750,000	—
Raymond A. Ritchey	$740,000	$740,000	—
Michael E. LaBelle	$510,000	$510,000	—
Bryan J. Koop	$410,000	$410,000	—

Total	$3,310,000	$3,310,000	—

2020 Annual Incentive Plan

Program Design and Structure

In January 2020, based largely on feedback received from our investors in 2019, the Committee established the 2020 Annual Incentive Plan under which annual cash bonuses payable to our executive officers are directly linked to the achievement of specific, pre-established goals. Under the plan, each NEO has a target bonus opportunity expressed in a fixed dollar amount. Actual earned amounts may range from zero (0) to 150% of target, depending on performance versus the annual goals in each category, with payout interpolated for performance between levels.

Performance Level for Each Category	Payout (% of Target)
>= Maximum	150%
Target	100%
Threshold	50%
<Threshold	0

We use a “scorecard” approach for our bonus determinations. This approach is intended to reflect a comprehensive analysis by the Committee of corporate, regional and individual performance based on performance in three categories: (1) FFO per Share, (2) Leasing and (3) Business and Individual goals.

•

FFO per Share. FFO per share was selected as a key financial metric for the 2020 Annual Incentive Plan because it is the earnings metric most commonly used by investors and analysts to evaluate our performance on an absolute basis and relative to other REITs. As such, the Committee considers this to be the corporate component of the scorecard as it is an objective, company-wide performance metric that drives near-term business strategies. The FFO per share goal is subject to adjustment for acquisitions, dispositions, financings, lease terminations and similar transactions and circumstances.

•

Leasing. The Committee established specific leasing goals, starting at the property level, rolling up by region and then aggregating to corporate leasing goals, as the second component. The leasing goals were then categorized as short-term leasing and total leasing goals to encourage the executives to focus on current addressable vacancies and near-term roll-over, and to avoid scenarios in which leasing goals are met solely due to unexpected early renewals. The Committee selected this category because it links objective measures of corporate, regional and individual performance by formula to the amounts paid.

•

Business & Individual Goals. Business goals include milestone-oriented objectives related to management of capital expenditures and G&A expense, acquisitions, dispositions, delivering development and construction projects on time and budget and achieving the desired returns on cost, joint ventures, securing entitlements, and/or launching new developments. Business goals are based on regional priorities for the regional EVPs. For the CEO and President, business goals include a relevant subset of those regional goals, as well as goals related to executive management of the Company. For the CFO, business goals relate to balance sheet management, capital raising, and other finance department priorities.

Individual goals include leadership and professional development goals, diversity initiatives, succession planning and other ESG priorities for each executive. The Compensation Committee considers absolute and/or relative performance outcomes against Company and Business and Individual goals and objectives, as well as the context in which they were achieved (including, e.g., degree of difficulty, importance to BXP, headwinds and tailwinds during the year and other similar factors).

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

For the 2020 compensation year, the Committee set the weighting of each category equally for all NEOs except for Mr. LaBelle. The following table summarizes the performance measurement categories and weightings under the Annual Incentive Plan for 2020.

	Weightings
Annual Incentive Performance Measures	Thomas	Linde	LaBelle(1)	Ritchey	Koop
FFO per Share	33.3%	33.3%	33.3%	33.3%	33.3%
Leasing (Short-Term and Total)
Overall BXP	33.3%	33.3%	16.7%
DC Region(2)				24.8%
LA Region(2)				8.5%
Boston Region					33.3%
Business & Individual Goals
Overall BXP	33.3%	33.3%
Finance			50.0%
DC Region + LA Region				33.3%
Boston Region					33.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)

For all NEOs except Mr. LaBelle, the weighting of each category is equal (33.3% for each of FFO per Share, Leasing and Business and Individual goals). For Mr. LaBelle, the weightings are 33.3% for FFO per share, 16.7% for leasing and 50% for business & individual goals. In determining Mr. LaBelle’s weightings for each category, the Committee considered, among other things, his reduced role in leasing relative to Messrs. Thomas and Linde and his direct role in and responsibility for the Finance Department of the Company.

(2)

Mr. Ritchey’s leasing goal (weighted 33.3% in total) is evenly split between short-term and total leasing (16.7% each) and further bifurcated between the Washington, DC and Los Angeles regions based on the square footage of each region’s portfolio as follows: short-term: 70% Washington, DC / 30% Los Angeles; total: 79% Washington, DC / 21% Los Angeles.

NEOs’ Response to the World Health Crisis and Important Social and Environmental Issues

At the time we filed our 2020 proxy statement, the COVID-19 pandemic was in its infancy and, in light of the rapidly changing business environment and fluid nature of the potential implications on the Company’s business, the Committee reserved its right to re-evaluate the categories and targets, as appropriate, in light of the pandemic’s actual impact on Boston Properties. Soon thereafter, Americans witnessed the social movements that spotlighted racial and social injustices that plague society that called for action, and we experienced a much-heightened awareness of the importance of environmental and sustainability issues.

Despite the sudden and significant impact of the global pandemic on our business, the Committee prioritized maintaining a strong alignment with our shareholders’ interests and decided not to modify any aspects of the executive compensation program despite the unexpected and unprecedented economic and social conditions. In deciding not to change the 2020 Annual Incentive Plan, the Committee considered (1) the importance of demonstrating its commitment to the more formulaic bonus plan in its first year, (2) whether doing so would disrupt the alignment of interests between our NEOs and investors and (3) whether choosing not to do so would negatively impact retention and incentives. As a result, our NEOs earned no payout under the FFO per share category and only one NEO earned a portion of the potential payout for the leasing category and it was below target.

For the third performance category under the 2020 Annual Incentive Plan, the Committee established Business and Individual goals for each NEO in January 2020. This category represented 33.3% of the potential payout opportunity for each NEO other than Mr. LaBelle (for whom it represented 50%). As it became clear that the pandemic was causing severe strain on the economy, our tenants and our business, the Board shifted its priorities for management and the Committee appended to each NEO’s Business and Individual goals a set of pandemic-related goals intended to assess and reward the NEOs for their success in meeting those priorities.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

In determining that our NEOs exceeded their pandemic-related goals, the Committee noted the following achievements:

•	although physical occupancy was low, all office properties throughout the Boston Properties portfolio remained open for tenants,

•	in early April 2020, we formed a Health Security Task Force comprised of Boston Properties’ employees, as well as outside experts in health care, industrial hygiene, cleaning and security,

•

in May 2020, the Heath Security Task Force issued a Heath Security Plan for repopulating the workplace, which provided a framework for health security at BXP’s office properties, including enhanced cleaning and disinfection, air and water quality protocols, physical distancing, screening and personal protective equipment (PPE) requirements,

•

following the release of the Health Security Plan in early May, our NEOs and management teams conducted town halls and one-on-one sessions with tenants across BXP’s regions to support their office repopulation processes, which slowly began in June in Boston,

•	our NEOs demonstrated remarkable discipline and flexibility in maximizing rent collections while concurrently addressing tenants’ needs:

›

for the month of April 2020, the first full month of COVID-19 restrictions, we collected approximately 97% of the total rent due April 1 from office tenants, and collections among all tenants were approximately 93%

›	by the fourth quarter of 2020, collections from office tenants had improved to a strong 99.7%, and collections from all tenants were 99.1%,

•

when appropriate, our NEOs worked with our tenants (primarily in retail businesses) that were in financial distress to modify lease agreements and otherwise provide relief in light of the economic downturn. During 2020, these lease modification agreements covered approximately 4.7 million square feet

›

although some of the lease modifications were deferrals under which we expect the tenant will pay us in full primarily in 2021, the majority of the lease modifications involved extending the lease term (in some cases for a year or more) or providing for a period of time where the tenant will only pay percentage rent

›	as a result of the lease modification agreements that extended the lease terms, we expect to see an increase in the cash rent we will receive in the future,

•

in elevating our focus on diversity and equity, we constituted our Diversity and Inclusion Committee in early 2020. Our NEOs demonstrated strong commitment to fostering its success and supported the D&I Committee in promoting diversity both within BXP and in the communities in which we operate

›	the D&I Committee set its focus on (1) recruitment and development, (2) Company policies and (3) community outreach

›	the D&I Committee has met and expects to meet regularly with our full Board of Directors, and

›

in early May 2020, we issued $1.25 billion of 3.250% senior unsecured notes that mature in 2031, and we used the net proceeds to repay amounts borrowed under our revolving line of credit and to bolster our liquidity.

Although it was not a factor in assessing our NEOs’ performance against their pandemic-related goals, the Committee noted that Boston Properties and its NEOs were ranked #1 among all office REITs by Institutional Investors Magazine in 2020 in the category “Crisis Management amid COVID-19.” They also ranked #1 in the following categories:

•	Overall All-American Executive Team,

•	Best CEO and

•	Best CFO.

Despite the severe, negative impacts of the pandemic on office REITs generally, which led to negative absolute total stockholder returns across the sector in 2020, the Committee also noted that Boston Properties’ TSR for the one-year and three-year periods ending December 31, 2020 placed it at the 80th percentile, or third, among its most directly comparable office peers for both periods. (For a list of these peers, see “– LTI Equity Compensation – 2021 MYLTIP” below.) Although the Committee did not base its decisions on BXP’s relative TSR rankings, the Committee believes they validated the appropriateness of the final bonus payments to our NEOs.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Set forth in the following tables is a summary of each NEO’s performance measures and weightings, with specific threshold, targets and maximum goals for each of the FFO per share and leasing performance measures, and the principal business, individual and pandemic-related goals, along with each NEO’s performance results for 2020.

Owen D. Thomas
Performance Category	Weighting	Payout (% of target)	Threshold 50%	Target 100%	Maximum 150%	2020 Results	Category Payout %

FFO per Share			$7.35	$7.55	$7.75	$6.29(1)	0%
Leasing (in million square feet)		Short-term	3.2	3.6	4.4	1.7	0%
		Total	5.0	5.6	6.9	3.7
Business & Individual Goals		The Committee assessed Mr. Thomas’ performance against his business, individual and pandemic-related goals and determined that he exceeded his goals and earned the maximum award for this category.					150.0%

Business goals included:

•  Execute capital raising strategy to fund future investments

•  Manage G&A, capital expenditures and credit ratings

•  Complete identified transactions

•  Deliver identified development projects in-service

Individual goals included: • Make contributions to increase workforce diversity • Increase employee engagement • Oversee and manage employees, including the execution of succession plans

Pandemic-related goals included:

•  Demonstrate strong leadership during pandemic and demands of remote work

•  Ensure health security of BXP employees and customers

•  Maximize rent collections

•  Optimize leasing outcomes

•  Ensure active development projects remain on schedule and on budget

TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET = 50.0%

(1)	For all NEOs, represents Diluted FFO per share. For disclosures required by Regulation G, refer to pages 101 through 104 of our 2020 Annual Report on Form 10-K.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Douglas T. Linde
Performance Category	Weighting	Payout (% of target)	Threshold 50%	Target 100%	Maximum 150%	2020 Results	Category Payout %

FFO per Share			$7.35	$7.55	$7.75	$6.29	0%
Leasing (in million square feet)		Short-term	3.2	3.6	4.4	1.7	0%
		Total	5.0	5.6	6.9	3.7
Business & Individual Goals		The Committee assessed Mr. Linde’s performance against his business, individual and pandemic-related goals and determined that he exceeded his goals and earned the maximum award for this category.					150.0%

Business goals included:

•  Execute capital raising strategy to fund future investments

•  Manage G&A, capital expenditures and credit ratings

•  Complete identified transactions

•  Deliver identified development projects in-service

Individual goals included: • Make contributions to increase workforce diversity • Manage Information Technology department’s execution of target objectives • Increase employee engagement

Pandemic-related goals included:

•  Demonstrate strong leadership during the pandemic and demands of remote work

•  Ensure health security of BXP employees and customers

•  Maximize rent collections

•  Optimize leasing outcomes

•  Ensure active development projects remain on schedule and on budget

TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET = 50.0%

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Raymond A. Ritchey
Performance Category	Weighting	Payout (% of target)		Threshold 50%	Target 100%	Maximum 150%	2020 Results	Category Payout %

FFO per Share				$7.35	$7.55	$7.75	$6.29	0%
Leasing (in million square feet)		Short-term	*
		DC:		1.1	1.3	1.6	1.2	DC: 65.6%
		LA:		0.5	0.6	0.7	0.1	LA: 0%
		Total	*
		DC:		1.8	2.0	2.5	1.9	DC: 70.1%
		LA:		0.5	0.6	0.7	0.1	LA: 0%
	* For more detail on the weightings for Mr. Ritchey’s leasing goal, see page 58.
Business & Individual Goals		The Committee assessed Mr. Ritchey’s performance against his business, individual and pandemic-related goals and determined that he exceeded his goals and earned the maximum award for this category.						150.0%

Business goals included: • Assess new development and business opportunities in the DC and LA regions • Complete identified transactions	Individual goals included: • Make contributions to increase workforce diversity • Expand focus on strategy and building and maintaining relationships • Maintain mentoring and leadership roles

Pandemic-related goals included:

•  Demonstrate strong leadership during the pandemic and demands of remote work

•  Ensure health security of BXP employees and customers

•  Maximize rent collections

•  Optimize leasing outcomes

•  Ensure active development projects remain on schedule and on budget

TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET = 66.9%

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Michael E. LaBelle
Performance Category	Weighting	Payout (% of target)	Threshold 50%	Target 100%	Maximum 150%	2020 Results	Category Payout %

FFO per Share			$7.35	$7.55	$7.75	$6.29	0%
Leasing* (in million square feet)		Short-term	3.2	3.6	4.4	1.7	0%
		Total	5.0	5.6	6.9	3.7
	* Mr. LaBelle’s leasing goal (weighted 16.7% in total) is evenly split between short-term and total leasing (8.35% each).
Business & Individual Goals		The Committee assessed Mr. LaBelle’s performance against his business, individual and pandemic-related goals and determined that he exceeded his goals and earned the maximum award for this category.					150.0%

Business goals included:

•  Execute capital raising strategy to fund future investments

•  Manage credit ratings

•  Develop strategy for 2021 debt maturities

•  Complete identified transactions

•  Enhance ESG disclosures in SEC
filings and Sustainability Report

Individual goals included:

•  Make contributions to increase workforce diversity

•  Manage and maintain effectiveness and productivity of Finance Department

•  Advance employee succession plans through mentoring

Pandemic-related goals included:

•  Demonstrate strong leadership during the pandemic and demands of remote work

•  Ensure health security of BXP employees and customers

•  Manage operating expenses tightly

•  Support tenant collection and pandemic-related restructuring activities from financial perspective

TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET = 75.0%

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Bryan J. Koop
Performance Category	Weighting	Payout (% of target)	Threshold 50%	Target 100%	Maximum 150%	2020 Results	Category Payout %

FFO per Share			$7.35	$7.55	$7.75	$6.29	0%
Leasing (in million square feet)		Short-term	0.5	0.6	0.8	0.08	0%
		Total	1.1	1.3	1.5	0.8
Business & Individual Goals		The Committee assessed Mr. Koop’s performance against his business, individual and pandemic-related goals and determined that he exceeded his goals and earned the maximum award for this category.					150.0%

Business goals included: • Deliver identified projects in the Boston region • Maintain schedule and budget for development projects in Boston region

Individual goals included:

•  Make contributions to increase workforce diversity

•  Exhibit strong management skills and refine new business initiatives within region

•  Provide consultation support to other regions related to retail activities

Pandemic-related goals included:

•  Demonstrate strong leadership during the COVID-19 pandemic and demands of remote work

•  Ensure health security of BXP employees and customers

•  Maximize rent collections

•  Optimize leasing outcomes

•  Ensure active development projects remain on schedule and on budget

TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET = 50.0%

Based on the foregoing, the Committee awarded annual cash bonuses to the NEOs for 2020 as follows:

Name	2020 Actual Annual Incentive	2020 Target Annual Incentive	2020 Actual as % of Target
Owen D. Thomas	$1,175,000	$2,350,000	50.0%
Douglas T. Linde	$950,000	$1,900,000	50.0%
Raymond A. Ritchey	$1,103,850	$1,650,000	66.9%
Michael E. LaBelle	$937,500	$1,250,000	75.0%
Bryan J. Koop	$625,000	$1,250,000	50.0%

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

Changes for 2021 Annual Incentive Plan

As part of the Committee’s annual executive compensation process, the Committee reviewed and reassessed the annual cash incentive program, including its structure. Based on that review, the Committee concluded that the categories were appropriate, but that market practice among peers was that more weight should be given to the Business and Individual Goals. For 2021, the Committee changed the weighting of the categories under the Annual Incentive Plan for Mr. LaBelle so that it is the same for all five NEOs, and changed the weightings of the categories so they will be FFO per Share – 30%, Leasing – 30% and Business and Individual goals – 40%.

›  LTI EQUITY COMPENSATION

The equity component of our NEOs’ compensation is driven to a significant extent by our TSR through LTI equity awards consisting of a mix of time-based and performance-based LTIP unit awards.

Time-Based Equity Awards

The time-based LTI equity awards granted to the NEOs for 2020 performance consisted of LTIP units or restricted shares of our common stock that generally vest ratably over a four-year period (25% per year), subject to acceleration in certain circumstances (e.g., retirement, death or disability, and certain qualifying terminations following a change in control). See “– Potential Payments Upon Termination or Change in Control – Retirement Eligibility Provisions for LTI Equity Awards.”

Performance-Based Equity Awards – Multi-Year Long-Term Incentive Program (MYLTIP)

The performance-based portion of LTI equity awards are granted under our Multi-Year Long-Term Incentive Program, or “MYLTIP.” MYLTIPs are awarded to provide incentives for long-term performance and focus over a multi-year period. The design of the MYLTIP awards links the ultimate payouts directly by formula to our TSR over a three-year measurement period.

2020 MYLTIP

Under the 2020 MYLTIP:

•

the Company’s relative TSR performance is measured against a single index – the FTSE Russell Nareit Office Index (the “Nareit Office Index”) (which is adjusted to include Vornado Realty Trust because it is a publicly-traded office REIT that we consider one of our most directly comparable peers despite being categorized as a diversified REIT by FTSE Nareit);

•	the awards are denominated in LTIP units; and

•	relative TSR is the sole determinant of how many LTIP units are earned and eligible to vest; there are no absolute TSR modifiers that can increase or decrease the final payout.

For 2020 MYLTIP awards, the number of LTIP units that can be earned, whether in whole, in part or not at all, is based on levels of payout opportunity ranging from zero to 200% of the target number of LTIP units issued, on a straight-line basis depending on relative TSR performance compared to the Nareit Office Index (as adjusted) as follows:

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

CEO Reported vs. Realized Pay

The following graph shows for our CEO (1) the reported values of the MYLTIP awards granted between 2015—2020 as of their respective grant dates, (2) the actual realized pay for each of the MYLTIP awards granted between 2015—2018 for which the measurement periods have ended and (3) the interim valuations as of December 31, 2020 for the 2019 and 2020 MYLTIP awards:

(1)

Interim Valuation amounts and Payout as % of Reported Pay percentages shown for the 2019 and 2020 MYLTIP are estimates as of December 31, 2020 based on interim valuations performed by our independent valuation consultant. Actual results could differ materially from the interim valuations.

2021 MYLTIP

In 2020, the Committee, with the assistance of FW Cook, undertook a comprehensive review of all facets of the MYLTIP plan design to help ensure that it successfully links executive pay and long-term performance and is therefore effective in motivating, retaining and rewarding our NEOs. In its review, the Committee considered whether the peer group(s) against which the Company’s performance is assessed is comprised of the appropriate peers, particularly in light of the impact of COVID-19 on the office REIT sector, as well as the appropriate metric(s) on which to assess performance.

After consideration, the Committee modified the design of the 2021 MYLTIP so that it now consists of two, equally weighted components, each of which provides a payout opportunity ranging from zero to 200% of a target number of LTIP units based on

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

BXP’s relative and absolute TSR performance over a three-year performance period. The objectives of the 2021 MYLTIP program are (1) retention (similar to time-based equity awards), (2) alignment with stockholders and (3) pay-for-performance. The Committee believes that, particularly in light of COVID-19, the performance targets are rigorous, but achievable, and challenge our executive team to achieve strong performance over time, on both an absolute and relative basis. The Committee added the second component, in part, to limit the scenarios in which our investors may suffer losses due to a decline in absolute TSR while our NEOs realize outsized payouts for relative TSR. As a result, BXP performance above the maximum goal under the Relative TSR component does not automatically result in a payout equal to the maximum 200% of target because the total payout would be offset, e.g., if performance is below target under the Absolute TSR component. The Committee concluded that this “offsetting” feature helps align our NEOs’ interests with our stockholders, while also providing incentives to outperform our peers.

➢	Relative TSR Component

The first component of the 2021 MYLTIP, which represents one-half (50%) of the target grant-date value, retains the basic structure of the 2020 MYLTIP awards. The number of LTIP units that can be earned under this component ranges from zero to 200% of the target number of LTIP units, based on BXP’s annualized relative TSR (“rTSR”) performance compared to an index. Under this component, 100% of the target LTIP units will be earned if the Company’s TSR equals the index TSR; the maximum 200% of the target number of LTIP units will be earned if the Company’s rTSR is at least 1,000 basis points greater than the index; and no LTIP units will be earned if the Company’s rTSR is more than 1,000 basis points less than the index. For rTSR performance between -1,000 basis points and +1,000 basis points, the number of LTIP units earned will be determined using linear interpolation.

For purposes of measuring relative performance, the 2021 MYLTIP awards provide that BXP’s TSR shall be compared to the TSR of a custom peer group index (the “Custom Index”) consisting of the following nine (9) office REITs:

Columbia Property Trust	Douglas Emmett, Inc.
Empire State Realty Trust	Hudson Pacific Properties, Inc.
JBG Smith Properties	Kilroy Realty Corporation
Paramount Group, Inc.	SL Green Realty Corp.
Vornado Realty Trust

The purpose of using a peer group is to provide a mechanism for comparing our relative performance against competitors, however, the Company does not have a directly comparable peer in the public market and often competes with larger, privately-capitalized companies for which performance data is not readily available, if at all. The FTSE Nareit Office Index, which has been the comparative index used in recent years, includes more than 20 REITs, more than half of which are not direct competitors due to geographic regions, type of product (Central Business District vs. Suburban), asset quality or size. The Custom Index was selected to include only office REITs that are most similar to the Company in terms of asset type, asset quality, and having full-scale operations in one or more of the U.S. gateway markets in which the Company operates.

For purposes of determining the TSR of the Custom Index, the weighting ascribed to each company in the Custom Index is fixed as of the grant date based on its relative market capitalization at that time; in contrast, the 2020 MYLTIP and prior programs determined the relative weight of each constituent annually and used the average of each constituent’s annual weightings over the performance period. In deciding to change the weighting methodology, the Committee considered that market practice is to fix the weightings at the plan inception.

The Committee back-tested our performance versus the Custom Index. From February 6, 2018 through February 5, 2021, which was the performance period for the 2018 MYLTIP, our annualized TSR was 235 bps above the Custom Index, which would have resulted in payout of 123.5% of the target LTIP units. However, our absolute TSR was negative over that period. To align management with our stockholders and hold them more accountable for our absolute TSR, the 2021 MYLTIP includes an absolute TSR component, as described below. If the absolute TSR component had also been in effect, the resulting payout would have been reduced to approximately 87.7% of target.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

➢	Absolute TSR Component

The second component represents the remaining one-half (50%) of the target grant-date value of the 2021 MYLTIP. The number of LTIP units that can be earned under this component ranges from zero to 200% of the target number of LTIP units, based on BXP’s cumulative absolute TSR (“aTSR”) during the performance period. Under this component, 100% of the target LTIP units will be earned if the Company achieves an aTSR equal to +1,000 basis points; the maximum 200% of target LTIP units will be earned if the Company achieves an aTSR of +6,000 basis points or greater; and the threshold percentage to earn any LTIP units is an aTSR of greater than -4,000 basis points. If the Company’s aTSR is greater than -4,000 basis points but less than +6,000 basis points, then the number of LTIP units earned will be determined using linear interpolation.

➢	Other Changes to MYLTIP Design

Dividends. Consistent with previous MYLTIP programs, during the three-year performance period holders of 2021 MYLTIP Units are not entitled to receive full dividends on the 2021 MYLTIP Units. Instead, to support the units’ characterization as profits interests for tax purposes, the holders of the units are entitled to receive only a partial dividend on each unit equal to 10% of the dividend payable on a share of BXP common stock. Unlike prior MYLTIP programs, however, following the completion of the three-year performance period, BXP will also make a “catch-up” cash payment on the 2021 MYLTIP Units that are ultimately earned in an amount equal to the regular and special distributions, if any, declared during the performance period on BXP common stock, less the distributions actually paid to holders of 2021 MYLTIP Units during the performance period on all of the awarded 2021 MYLTIP Units.

Post-vesting Transfer Restrictions. Subject to the provisions on “Qualified Retirement” and the other terms of the award agreement, after the completion of the three-year performance period all earned MYLTIP Units shall be deemed “vested“, but may not be converted, redeemed, sold or otherwise transferred for one additional year after the end of the performance measurement period. Therefore, 100% of earned awards, if any, shall vest as of February 1, 2024, but may not be monetized until February 1, 2025.

Allocation of LTI Awards

2020 Performance Grants

The Committee approved LTI equity awards to NEOs for 2020 performance as a mix of performance-based MYLTIP awards and time-based, full-value equity awards. The MYLTIP awards were denominated in a fixed number of LTIP units as of February 2, 2021, the date of initial grant. The Committee maintained the same allocation of performance-based equity as a percentage of total LTI equity for our CEO as in 2019 for 2020, so his allocation remained 55% performance-based and 45% time-based. For the other NEOs, the Committee maintained the allocation at 50% performance-based and 50% time-based.

In light of the economic circumstances and challenges the NEOs faced in 2020, including the sudden shift in priorities, the Committee awarded the dollar values set forth below for performance-based and time-based equity awards to the NEOs in 2021 for performance in 2020. The Committee awarded Messrs. Thomas and Linde the same dollar value in LTI equity awards for 2020 as was awarded last year for 2019 performance, the result of which was an award of less than target for each, and awarded Mr. Ritchey his target LTI equity awards in acknowledgment of his continued leadership in the Washington, DC and Los Angeles regions. The Committee assessed Messrs. LaBelle and Koop’s performance in 2020 as strong and awarded each LTI equity that was above target.

Executive	Total LTI Equity Awards	Total LTI Equity Awards as % of Target	Performance- Based LTI Equity Awards	% of Total Equity Awards	Time-Based LTI Equity Awards	% of Total Equity Awards
Owen D. Thomas	$ 9,050,000	98%	$ 4,977,500	55%	$ 4,072,500	45%
Douglas T. Linde	$ 5,655,000	97%	$ 2,827,500	50%	$ 2,827,500	50%
Raymond A. Ritchey	$ 4,410,000	100%	$ 2,205,000	50%	$ 2,205,000	50%
Michael E. LaBelle	$ 2,189,000	110%	$ 1,094,500	50%	$ 1,094,500	50%
Bryan J. Koop	$ 1,788,000	120%	$ 894,000	50%	$ 894,000	50%

Total	$23,092,000	100%	$11,998,500	52%	$11,093,500	48%

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7›	COMPENSATION DISCUSSION AND ANALYSIS
II. EXECUTIVE COMPENSATION PROGRAM

The performance-based portion of LTI equity awards for 2020 performance was granted in the form of 2021 MYLTIP awards, which have a three-year performance period (February 2, 2021 to February 1, 2024), and an additional year of post-vesting restrictions on transfer. The dollar values of the awards were converted into a fixed number of MYLTIP units on the initial grant date, and the number of units initially granted equals 200% of the target number of units, and it is the maximum number of units that may be earned. Following completion of the three-year performance period, the Committee will determine the final payout based on computations from our independent valuation consultant for this plan, and if the number of units initially awarded exceeds the number of units ultimately earned, then the excess will be forfeited. The units determined to be earned shall vest 100% as of the final day of the performance period, but shall be subject to an additional one-year, no-sale holding period. Therefore, while the award of 2021 MYLTIP units is partially in recognition for performance in 2020, award recipients must continue to perform over the three-year term of the 2021 MYLTIP program in order to earn and vest in any of the MYLTIP units and must generally remain employed for the three years to earn the full amount. The aggregate target number of units for NEOs is approximately 137,688 LTIP units and an aggregate payout opportunity ranging from zero to a maximum of 275,376 LTIP units. The baseline share price for 2020 MYLTIP awards was $90.73 (the average closing price per share of our common stock on the NYSE for the five trading days prior to and including February 2, 2021).

The 2021 MYLTIP awards are generally amortized into earnings over the three-year plan period under the graded vesting method, unless accelerated in certain circumstances such as a “Qualified Retirement” as defined under “– Potential Payments Upon Termination or Change in Control – Retirement Eligibility Provisions for LTI Equity Awards.” Under the Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation” (“ASC Topic 718”), we expect that 2021 MYLTIP awards to NEOs will have an aggregate value of approximately $12.0 million.

2019 Performance Grants

The following table sets forth the dollar values of the performance-based and time-based equity awards granted to NEOs in February 2020 for performance in 2019:

Executive	Total LTI Equity Awards	Performance-Based LTI Equity Awards	% of Total Equity Awards	Time-Based LTI Equity Awards	% of Total Equity Awards
Owen D. Thomas	$ 9,050,000	$ 4,977,500	55%	$ 4,072,500	45%
Douglas T. Linde	$ 5,655,000	$ 2,827,500	50%	$ 2,827,500	50%
Raymond A. Ritchey	$ 4,240,000	$ 2,120,000	50%	$ 2,120,000	50%
Michael E. LaBelle	$ 1,945,000	$ 972,500	50%	$ 972,500	50%
Bryan J. Koop	$ 1,370,000	$ 685,000	50%	$ 685,000	50%

Total	$22,260,000	$11,582,500	52%	$10,677,500	48%

The performance-based portion of LTI equity awards for 2019 performance was granted in the form of 2020 MYLTIP awards, which have a three-year performance period (February 4, 2020 to February 3, 2023), and an additional year of time-based vesting. The dollar values of the awards were converted into a fixed number of MYLTIP units on the initial grant date, and the number of units initially granted equals 200% of the target number of units, and it is the maximum number of units that may be earned. Following completion of the three-year performance period, the Committee will determine the final payout based on computations from our independent valuation consultant for this plan, and if the number of units initially awarded exceeds the number of units ultimately earned, then the excess will be forfeited. Therefore, while the award of 2020 MYLTIP units was partially in recognition for performance in 2019, award recipients must continue to perform over the three-year term of the 2020 MYLTIP program in order to earn and vest in any of the MYLTIP units and must generally remain employed for the four years to earn the full amount.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
III. DETERMINING EXECUTIVE COMPENSATION

III. DETERMINING EXECUTIVE COMPENSATION

›  PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Starting in 2020, and in response to shareholder feedback, our Committee established target total direct compensation opportunities for each of our NEOs consisting of base salary, target annual cash incentive, and target long-term incentive grant value. When establishing target total direct compensation levels, the Committee considered a variety of factors, including:

•	industry and market conditions;

•	the Company’s financial and strategic performance, on both an absolute basis and versus competitors;

•	market compensation data among comparable companies;

•	individual executive past performance, future potential, roles and responsibilities, experience, retention risk, and succession planning;

•	total NEO compensation over time, both on an awarded basis and on a realized basis after forfeitures; and

•

current and evolving practices and trends among our peers and the market generally, especially in light of the impact of the COVID-19 pandemic on global and national economies, and other input received from FW Cook.

The Committee evaluated the pre-established performance goals under the Annual Incentive Plan to determine earned annual incentives for 2020 (refer to page 64). The Committee determined LTI equity grant values earned for 2020 (granted in 2021) with reference to the targets established at the beginning of the year (refer to page 68). The ultimate earned value of these LTI equity awards will be based on the performance of our stock, as well as performance versus the relative and absolute TSR components under the 2021 MYLTIP.

›  COMPENSATION ADVISOR’S ROLE & BENCHMARKING PEER GROUP

Compensation Advisor’s Role

The Committee monitors the effectiveness of our executive compensation program on an ongoing basis. For it to be effective, among other things, we believe it is necessary for compensation to be competitive with other large public real estate companies with which we compete for executive talent. The Committee uses industry peer group data as one tool in assessing and determining pay for our executive officers. Other REITs, however, both in the office sector and in other sectors, are not always comparable to us because of differences in underlying business fundamentals. Peer group data is intended to provide the Committee with insight across the peer group into market pay levels for each element of compensation and total target compensation of executive officers having similar titles and responsibilities to our NEOs, market trends, “best” governance practices, and overall industry performance. The median (50th percentile) serves as a reference point and indicator of competitive market trends and the Committee uses it as the starting point when setting our executive compensation. However, market data is one of many factors the Committee considers when setting target pay opportunities.

In 2020, the Committee again retained FW Cook to serve as its independent, third-party compensation consultant. FW Cook reports directly to the Committee and does not provide services to management that are not under the Committee’s purview. A representative of FW Cook attends meetings of the Committee, as requested, and communicates with the Committee Chair and management between meetings. Consistent with its charter and as required by SEC rules and NYSE listing standards, prior to retaining FW Cook as its consultant, the Committee considered all factors relevant to FW Cook’s independence from management. FW Cook advises the Committee on the reasonableness of executive compensation levels in comparison with those of other similarly situated companies, consults on the structure of our executive compensation program to optimally support our business objectives and advises the Committee on executive compensation trends among REITs and the broader market.

Benchmarking Peer Group

FW Cook (1) advised the Committee that size, as measured by total capitalization, best depicts the scale, complexity and breadth of the Company’s operations, as well as the amount of capital and assets managed, and therefore is the most appropriate scope measure for peer company selection and (2) reviewed the peer group for 2019 and recommended that the

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7›	COMPENSATION DISCUSSION AND ANALYSIS
III. DETERMINING EXECUTIVE COMPENSATION

Committee maintain the same peer group for 2020. Based on that advice, the Committee selected the same peer group for benchmarking 2020 executive compensation that it used for 2019. That peer group consists of sixteen publicly traded real estate companies that are of comparable size to the Company in terms of total capitalization and assets, irrespective of property focus. Notably, fourteen out of the sixteen members of this Benchmarking Peer Group also listed Boston Properties as a peer company in their 2020 proxy statements.

The following table provides the names and key information for each peer company:

Company	Sector	Location	Total Capitalization (in millions)(1)
Alexandria Real Estate Equities, Inc.	Office	Pasadena, CA	$33,988
American Tower Corporation (REIT)	Specialty	Boston, MA	$137,133
AvalonBay Communities, Inc.	Multifamily	Arlington, VA	$30,132
Digital Realty Trust, Inc.	Specialty	Austin, TX	$56,308
Equity Residential	Multifamily	Chicago, IL	$31,307
Essex Property Trust, Inc.	Multifamily	San Mateo, CA	$22,547
Host Hotels & Resorts, Inc.	Hotel	Bethesda, MD	$16,583
Prologis, Inc.	Industrial	San Francisco, CA	$96,667
Public Storage	Self-Storage	Glendale, CA	$47,025
Regency Centers Corporation	Shopping Center	Jacksonville, FL	$11,952
Simon Property Group, Inc.	Regional Mall	Indianapolis, IN	$59,516
SL Green Realty Corp.	Office	New York, NY	$10,451
UDR, Inc.	Multifamily	Highlands Ranch, CO	$17,564
Ventas, Inc.	Health Care	Chicago, IL	$30,811
Vornado Realty Trust	Office	New York, NY	$17,144
Welltower Inc.	Health Care	Toledo, OH	$42,188
Median			$31,059
Average			$41,332
Boston Properties, Inc.			$31,782
Relative Percentile Rank			55%-ile

Source: Market Intelligence, a Division of S&P Global. Data as of December 31, 2020.

(1)	Total capitalization includes debt and the book value of any preferred stock.

The benchmarking review was based, in part, on information disclosed in the peer companies’ proxy statements filed in 2020 (the latest year for which comprehensive data were publicly available).

›  ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO and President make recommendations to the Committee on the compensation of the other executive officers, and our CEO makes recommendations to the Committee on the compensation of our President, in each case, based on their assessment of performance versus corporate and individual goals and a variety of other factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). All executive compensation decisions are made by the Committee.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
IV. OTHER COMPENSATION POLICIES

IV. OTHER COMPENSATION POLICIES

›  DOUBLE-TRIGGER ACCELERATION OF VESTING OF EQUITY AWARDS UPON A CHANGE OF CONTROL

All time-based equity awards made after 2014 include “double-trigger” vesting, meaning that, if there is a “change of control” and the awards are not otherwise cancelled in connection with the change of control transaction, then they only become fully vested if, within 24 months after the change of control, the executive’s employment is terminated by the Company or its successor without “cause” or the executive resigns for “good reason.” We believe that this policy regarding acceleration of vesting upon a change of control is in line with current best practice while also continuing to remove potential disincentives for executives to pursue a change of control transaction that would benefit stockholders. Although certain senior officers, including our CEO, were entitled to single-trigger vesting under their employment agreements, the Committee requested, and those executives voluntarily agreed, to the change. The Committee believes that this demonstrates its and management’s responsiveness to stockholders and that the policy addresses two key objectives:

•

Aligning executives’ interests with stockholders’ interests: When a change of control may be imminent, it is important to ensure that executives’ interests are aligned with stockholders to maximize stockholder value.

•

Minimizing conflicts of interest: Double-trigger vesting in the context of a potential change of control (1) reduces distraction and the risk that executives leave the Company before a transaction is completed and (2) prevents executives from receiving a windfall because executives’ time-based equity vests only if their employment is terminated.

›  CLAWBACK POLICY

We have a formal “clawback” policy, which allows us to recoup from all executive officers and certain other specified officers’ incentive compensation paid on the basis of financial results that are subsequently restated. Under the policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, the Committee may require those officers to repay or forfeit “excess compensation,” which includes annual cash bonus and long-term incentive compensation in any form (including stock options, restricted stock and LTIP units, whether time-based or performance-based) received by them during the three-year period preceding the publication of the restated financial statements, that the Committee determines was in excess of the amount that they would have received had such compensation been determined based on the financial results reported in the restated financial statements.

The Committee may take into account any factors it deems reasonable in determining (1) whether to seek recoupment of previously paid excess compensation, (2) the amount of excess compensation to recoup from each individual officer, which may reflect whether the Committee concluded that he or she engaged in wrongdoing or committed grossly negligent acts or omissions, and (3) the form of the compensation to be recouped. The Committee intends to periodically review this policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

›  GROSS-UP FOR EXCESS PARACHUTE PAYMENTS

In January 2014, we adopted a formal “no tax gross-up” policy with respect to our senior executives. Pursuant to this policy, we will not make or promise to make any tax gross-up payment to any senior executive in the future, other than payments in accordance with obligations existing at the time of the policy’s adoption or pursuant to arrangements applicable to our management employees generally, such as a relocation policy. All of the employment agreements that we have entered into with senior executives since 2013, including our original and current employment agreements with our CEO, Mr. Thomas, do not provide for tax gross-up payments. Accordingly, this policy formalized the Committee’s then-existing practice with respect to tax gross-ups. In addition, our Senior Executive Severance Plan and Executive Severance Plan provide that executives who become eligible to participate in these plans will not be entitled to any tax gross-up payments under the plans.

›  POLICY CONCERNING HEDGING AND PLEDGING TRANSACTIONS

We prohibit all employees, including our executive officers, and directors from engaging in short sales and derivative transactions, purchasing our securities on margin and pledging our securities as collateral for a loan. Transactions such as

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7›	COMPENSATION DISCUSSION AND ANALYSIS
IV. OTHER COMPENSATION POLICIES

purchases and sales of publicly traded put and call options, short sales, hedging transactions such as prepaid variable forwards, equity swaps and collars create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an employee or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities.

›  MANDATORY MINIMUM EQUITY OWNERSHIP POLICY FOR SENIOR EXECUTIVES

To align senior management with our stockholders and demonstrate to the investment community that our senior management is personally committed to our continued financial success, we have a policy that requires the following officer positions to maintain equity ownership equal to a multiple of their base salaries as follows:

Title	Multiple of Base Salary
Chief Executive Officer	6.0x
President	5.0x
Senior Executive Vice President	5.0x
Executive Vice President, Chief Financial Officer	3.0x
Executive Vice President, Regional Manager	2.0x
Senior Vice President	1.5x

CEO Mandatory Minimum	CEO Actual Stock Ownership
6x Base Salary	35x Base Salary

If an executive’s ownership falls below the applicable guideline due solely to a decline in the value of our common stock, the executive will not be required to acquire additional shares to meet the guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the executive again attains the target multiple.

Employees who are hired or promoted to senior management positions will have a five-year period beginning on January 1 of the year following their appointment to achieve this ownership requirement. Exceptions may be made for significant extenuating personal circumstances. The types of securities that will be counted toward the equity ownership requirement include shares of our common stock, common units and LTIP units (excluding performance-based LTIP units until and unless they have been earned), in each case both vested and unvested, as well as shares acquired and held through our stock purchase and dividend reinvestment plans. Stock options will not be counted.

›  LTIP UNITS

Since 2003, we have used a class of partnership interests in our Operating Partnership, called long-term incentive units, or LTIP units, as a form of equity-based award for annual long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes, meaning that initially they are not economically equivalent in value to a share of our common stock, but over time can increase in value to one-for-one parity with common stock by operation of special tax rules applicable to profits interests. LTIP units are designed to offer executives a long-term incentive comparable to restricted stock, while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our incentive equity plan. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units, but can achieve such parity over time upon the occurrence of specified events in accordance with partnership tax rules. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
IV. OTHER COMPENSATION POLICIES

Under the MYLTIP awards, during the performance period holders of LTIP units will receive distributions equal to one-tenth (1/10th) of the amount of regular quarterly distributions paid on a common unit, but will not receive any special distributions. After the end of the performance period, holders of earned LTIP units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a common unit (which equal per share dividends (both regular and special) on our common stock). Beginning with the 2021 MYLTIP, following the completion of the three-year performance period, BXP will also make a “catch-up” cash payment on the 2021 MYLTIP Units that are ultimately earned in an amount equal to the regular and special distributions, if any, declared during the performance period on BXP common stock, less the distributions actually paid to holders of 2021 MYLTIP Units during the performance period on all of the awarded 2021 MYLTIP Units. LTIP units awarded with time-based vesting conditions only, both vested and unvested, are entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a common unit.

›  EMPLOYMENT AGREEMENTS

We have employment agreements with each of our NEOs. (See “Compensation of Executive Officers – Employment Agreements”) For NEOs other than Mr. Thomas, these agreements provide for a certain level of severance, generally the sum of base salary plus the prior year’s cash bonus, 12 additional months of vesting in equity-based awards and participation in our health plan for up to 12 months, in the event of a termination of employment by us without cause or by the executives for good reason. The employment agreement with Mr. Thomas provides for stipulated severance benefits in lieu of participation in severance plans for which other NEOs are eligible. In return, each NEO agrees, during the term of employment and for one year thereafter, not to compete with us, solicit our tenants or employees or interfere with our relationship with our tenants, suppliers, contractors, lenders, employees or with any governmental agency. We believe that these agreements are fair to the NEOs and to our stockholders and, because the severance benefits are negotiated at the time of the agreement, avoid the need for protracted negotiations in the event of termination.

›  CHANGE IN CONTROL ARRANGEMENTS

We have an employment agreement with Mr. Thomas that provides him with cash severance and certain benefits in the event of his termination under certain circumstances within 24 months following a change in control. Although Mr. Thomas was entitled to “single-trigger” vesting upon a change in control under his original employment agreement, he has agreed to be subject to the “double-trigger” vesting policy adopted for all time-based LTI equity awards made after 2014. We also have two change in control severance plans, one for our President, Senior Executive Vice President and Executive Vice Presidents, and the other for our Senior Vice Presidents and those Vice Presidents with ten (10) or more years of tenure with us. These plans also provide cash severance and certain benefits in the event of termination of employment under certain circumstances within 24 months following a change in control. The two change in control severance plans are “double trigger” arrangements, providing severance benefits only upon involuntary termination or constructive termination of the executive officer following a change in control. (See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control”) Officers who became eligible under the two severance plans described above prior to their amendment in January 2014 upon adoption by the Committee of a formal “no tax gross-up” policy are entitled to a gross-up payment in the event they become subject to the 20% golden parachute excise tax. This was market practice when these plans were adopted in 1998. Mr. Thomas is not entitled to a tax gross-up payment under his employment agreement.

In our experience, change in control cash severance protection for executive officers is common in the REIT industry. Our Committee believes it is fair to provide severance protection in the event of an involuntary termination or constructive termination of employment following a change in control because very often senior manager positions are eliminated following a change in control. The Committee believes that agreeing in advance to provide severance benefits in the event of an involuntary termination or constructive termination of employment following a change in control helps reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and helps ensure that management is motivated to negotiate the best consideration for our stockholders. For treatment of equity awards in the event of a change in control, please see “– Double-Trigger Acceleration of Vesting of Equity Awards upon a Change of Control” above.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
IV. OTHER COMPENSATION POLICIES

›  PERQUISITES

We provide Messrs. Linde, Ritchey and Koop a monthly car allowance of $750 and we provide all of our executive officers a designated parking space. Mr. Thomas’ employment agreement provides that he is entitled to the use of a Company-owned or leased vehicle, but Mr. Thomas has declined this benefit at all times since 2013. Apart from these arrangements, we do not provide any other perquisites to our executive officers.

›  DEFERRED COMPENSATION PLAN

We offer a deferred compensation plan that permits our executives to defer up to 20% of their base salaries and bonuses. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds, which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the mutual fund investments. Because the measurement funds are publicly traded securities, we do not consider any of the earnings credited under the deferred compensation plan to be “above market.” We do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan. We have made this plan available to our executives in order to ensure that our benefits are competitive. See “Compensation of Executive Officers – Nonqualified Deferred Compensation in 2020.”

›  RETIREMENT AND HEALTH AND WELFARE BENEFITS

We have never had a traditional or defined benefit pension plan. We maintain a Section 401(k) retirement plan in which all salaried employees can participate, which provides a Company matching contribution of 200% of the first 3% of compensation contributed to the plan (utilizing earnings not in excess of an amount established by the Internal Revenue Service ($285,000 in 2020)). Other benefits, such as health and dental plans, group term life insurance, short- and long-term disability insurance and travel accident insurance, are also available generally to all of our salaried employees. Our executives participate in Company-sponsored benefit programs available broadly to generally all of our salaried employees, including our employee stock purchase plan and our Section 401(k) plan.

›  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly-held corporation may not deduct compensation of more than $1 million paid to any “covered employee.” To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. Because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

›  ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based awards in accordance with the requirements of ASC Topic 718.

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7›	COMPENSATION DISCUSSION AND ANALYSIS
IV. OTHER COMPENSATION POLICIES

›  ASSESSMENT OF COMPENSATION-RELATED RISKS

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes that, because of the following factors, there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:

Risk Mitigation Factors

•  our policies and programs are generally intended to encourage executives to focus on long- term objectives;

•  overall compensation is maintained at levels that are competitive with the market;

•  the mix of compensation rewards long-term performance with a significant at-risk component;

•  annual cash bonuses for executives are linked to performance against goals in three categories with specific weightings and each executive has target and maximum bonus opportunities;

•  except for those employees who satisfy the conditions for Qualified Retirement, all equity awards are subject to multi-year vesting (see “– Potential Payments Upon Termination or Change in Control – Retirement Eligibility Provisions for LTI Equity Awards”);

•  executive officers are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•  a clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.

›  EQUITY AWARD GRANT POLICY

We have a policy that annual grants to employees are approved by the Committee in late January or early February of each year, with an effective grant date immediately following the closing of the NYSE on the second trading day after we publicly release financial results for the prior year. We believe this policy provides the necessary certainty and transparency for both employees and stockholders, while allowing the Committee desired flexibility.

Our Committee approves equity awards in dollar values. To the extent these awards are paid in the form of full-value awards (either shares of restricted stock and/or LTIP units), the number of shares/units granted is calculated by dividing the dollar value of the approved awards by the closing market price on the NYSE of a share of our common stock on the effective date of grant. To the extent these awards are made in the form of stock options, the number of shares underlying option grants is determined by dividing the dollar value of the approved awards by the grant-date fair value of the option, as calculated by an independent valuation expert in accordance with ASC Topic 718 . The Equity Award Grant Policy does not apply to performance-based equity awards such as the MYLTIP because of the different considerations that apply to the granting of such awards. For example, consistent with our past practice when granting performance-based equity awards, the Committee determined that the 2021 MYLTIP baseline share price, from which TSR performance is measured, should be based on the average closing stock price for the five trading days prior to and including the effective date of grant.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows the compensation for each of our NEOs in accordance with Item 402(c) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Owen D. Thomas Chief Executive Officer	2020	900,000	—	8,644,379	(3)	1,175,000	17,910	10,737,289
	2019	898,077	2,550,000	8,452,063	(4)	—	17,460	11,917,600
	2018	875,000	2,875,000	7,927,786	(5)	—	17,160	11,694,946
Douglas T. Linde President	2020	750,000	—	5,373,381	(3)	950,000	35,310	7,108,691
	2019	748,077	2,095,000	5,211,300	(4)	—	34,680	8,089,057
	2018	725,000	2,180,000	5,163,416	(5)	—	34,380	8,102,796
Raymond A. Ritchey Senior Executive Vice President	2020	740,000	—	4,028,000	(3)	1,103,850	34,326	5,906,176
	2019	738,462	1,820,000	3,990,000	(4)	—	33,876	6,582,338
	2018	720,000	2,080,000	4,278,466	(5)	—	33,576	7,112,042
Michael E. LaBelle Executive Vice President, Chief Financial Officer and Treasurer	2020	510,000	—	1,848,139	(3)	937,500	26,310	3,321,949
	2019	509,231	1,295,000	1,916,801	(4)	—	25,680	3,746,712
	2018	500,000	1,450,000	1,973,150	(5)	—	25,380	3,948,530
Bryan J. Koop Executive Vice President, Boston Region	2020	410,000	—	1,301,500	(3)	625,000	35,310	2,371,810
	2019	409,231	1,370,000	1,235,000	(4)	—	34,680	3,048,911
	2018	400,000	1,550,000	1,257,523	(5)	—	34,380	3,241,903

(1)

Represent cash bonuses paid to the NEOs in recognition of performance in the year reported. Such bonuses were paid in the subsequent year (e.g., the bonuses paid in recognition of performance in 2019 were paid in 2020).

(2)

A discussion of the assumptions used in calculating these values can be found in Note 16 to our 2020 audited financial statements beginning on page 178 of our Annual Report on Form 10-K for the year ended December 31, 2020 included in the annual report that accompanied this proxy statement.

(3)

Represents the aggregate grant date fair value of time-based restricted common stock and LTIP unit awards and 2020 MYLTIP awards granted in 2020, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The following table sets forth (a) the grant date fair values for the time-based restricted common stock and LTIP unit awards, (b) the grant date fair values for the 2020 MYLTIP awards based upon the probable outcome of the performance conditions as of the grant date for the awards and (c) the maximum values of the 2020 MYLTIP awards as of the date of grant, assuming that the highest levels of performance conditions are achieved. To have value, the 2020 MYLTIP awards require the Company to achieve relative total stockholder return thresholds. See “Compensation Discussion and Analysis – II. Executive Compensation Program – LTI Equity Compensation” beginning on page 65.

NEO	Time-Based Awards Grant Date Value	2020 MYLTIP Awards Grant Date Value	2020 MYLTIP Awards Maximum Value
Mr. Thomas	$3,666,879	$4,977,500	$10,643,375
Mr. Linde	$2,545,881	$2,827,500	$6,046,077
Mr. Ritchey	$1,908,000	$2,120,000	$4,533,257
Mr. LaBelle	$875,639	$972,500	$2,079,496
Mr. Koop	$616,500	$685,000	$1,464,682

(4)

Represents the grant date fair value of time-based restricted common stock and LTIP unit awards and 2019 MYLTIP awards granted in 2019, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(5)

Represents the grant date fair value of time-based restricted common stock and LTIP unit awards and 2018 MYLTIP awards granted in 2018, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

(6)

Represents amounts earned under the 2020 Annual Incentive Plan paid in 2021 for performance in 2020. See “Compensation Discussion and Analysis – II. Executive Compensation Program – Cash Compensation” beginning on page 56.

(7)

The table below shows the components of “All Other Compensation” for 2020, which include the life insurance premiums paid by the Company for group term life insurance, our match for each individual who made 401(k) contributions, the car allowances provided to Messrs. Linde, Ritchey and Koop and the costs to the Company of providing parking spaces to Messrs. Linde, Ritchey, LaBelle and Koop. The amounts shown for car allowances in the table below reflect the aggregate cost to the Company without deducting costs attributable to business use. The components of “All Other Compensation” for 2018 and 2019 for each of the NEOs were reported in our 2019 and 2020 proxy statements, respectively.

NEO	Life Insurance	401(k) Company Match	Car Allowance	Parking	Total
Mr. Thomas	$810	$17,100	$—	$—	$17,910
Mr. Linde	$810	$17,100	$9,000	$8,400	$35,310
Mr. Ritchey	$810	$17,100	$9,000	$7,416	$34,326
Mr. LaBelle	$810	$17,100	$—	$8,400	$26,310
Mr. Koop	$810	$17,100	$9,000	$8,400	$35,310

(8)	The amount shown in the “Total” column for each NEO equals the sum of all columns of the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information about the awards granted to our NEOs during the year ended December 31, 2020.

		Date of Compensation Committee Approval (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Owen D. Thomas	—	1/22/2020	1,175,000	2,350,000	3,525,000	—	—	—	—	—
	1/31/2020	1/22/2020	—	—	—	—	—	—	28,409	3,666,879
	2/4/2020	1/22/2020	—	—	—	—	36,813	73,626	—	4,977,500
Douglas T. Linde	—	1/22/2020	950,000	1,900,000	2,850,000	—	—	—	—	—
	1/31/2020	1/22/2020	—	—	—	—	—	—	19,724	2,545,881
	2/4/2020	1/22/2020	—	—	—	—	20,912	41,824	—	2,827,500
Raymond A. Ritchey	—	1/22/2020	825,000	1,650,000	2,475,000	—	—	—	—	—
	1/31/2020	1/22/2020	—	—	—	—	—	—	14,788	1,908,000
	2/4/2020	1/22/2020	—	—	—	—	15,679	31,359	—	2,120,000
Michael E. LaBelle	—	1/22/2020	625,000	1,250,000	1,875,000	—	—	—	—	—
	1/31/2020	1/22/2020	—	—	—	—	—	—	6,784	875,639
	2/4/2020	1/22/2020	—	—	—	—	7,192	14,385	—	972,500
Bryan J. Koop	—	1/22/2020	625,000	1,250,000	1,875,000	—	—	—	—	—
	1/31/2020	1/22/2020	—	—	—	—	—	—	4,778	616,500
	2/4/2020	1/22/2020	—	—	—	—	5,066	10,132	—	685,000

(1)

For a discussion of the Company’s policy with respect to the effective grant dates for annual equity-based awards, see “Compensation Discussion and Analysis – IV. Other Compensation Policies – Equity Award Grant Policy” on page 76.

(2)

Represents the potential payout at threshold, target and maximum for 2020 performance under the 2020 Annual Incentive Plan, as described under “Compensation Discussion and Analysis – II. Executive Compensation Program – Cash Compensation.” The actual bonuses received under the 2020 Annual Incentive Plan by each NEO are reported in the Summary Compensation Table on page 77 in the column “Non-Equity Incentive Compensation.”

(3)

Represents 2020 MYLTIP awards for each NEO. Performance-based vesting of 2020 MYLTIP awards will be measured on the basis of BXP’s annualized, compounded TSR over a three-year measurement period ending February 3, 2023 relative to the annualized, compounded total return of the FTSE Nareit Office Index (adjusted to include Vornado Realty Trust). See “Compensation Discussion and Analysis – II. Executive Compensation Program – LTI Equity Compensation – 2020 MYLTIP.”

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(4)

Stock awards were made in the form of shares of restricted common stock and/or LTIP units at the election of each NEO. Each NEO elected to receive all LTIP units. Dividends are payable on restricted common stock and distributions are payable on the LTIP units to the same extent and on the same date that dividends and distributions are paid on Boston Properties common stock and common units of our Operating Partnership, respectively. Grantees of restricted common stock pay $0.01 per share and grantees of LTIP units pay $0.25 per unit. The awards generally are scheduled to vest over a four-year period with 25% vesting on January 15 of each year beginning January 15, 2021, based on continued employment through such date, subject to acceleration under certain circumstances. An employee who had attained age 65 or attained age 62 with 20 years of service with us prior to February 1, 2019 became fully vested in all time-based LTI equity awards granted on January 31, 2020. All other employees will become fully vested upon a “Qualified Retirement” as defined under “– Potential Payments Upon Termination or Change in Control – Retirement Eligibility Provisions for LTI Equity Awards” below.

(5)

The amounts included in this column represent the grant date fair value of the, LTIP unit awards and 2020 MYLTIP awards determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values can be found in Note 16 to our 2020 audited financial statements beginning on page 178 of our Annual Report on Form 10-K for the year ended December 31, 2020 included in the annual report that accompanied this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2020 pursuant to Item 402(f) of Regulation S-K.

	Option Awards(1)			Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Owen D. Thomas	54,282	95.69	4/2/2023	91,118	8,613,385	99,987	9,451,771
Douglas T. Linde	34,476	100.77	2/3/2022	60,500	5,719,065	61,036	5,769,733
	41,092	98.46	2/1/2023	—	—	—	—
Raymond A. Ritchey	—	—	—	9,749	921,573	46,111	4,358,873
Michael E. LaBelle	—	—	—	23,236	2,196,499	20,928	1,978,324
Bryan J. Koop	7,067	100.77	2/3/2022	10,918	1,032,079	13,918	1,315,669
	8,267	98.46	2/1/2023	—	—	—	—

(1)

This table does not include LTIP unit and restricted common stock awards granted in January 2021 and 2021 MYLTIP awards granted in February 2021. Those grants are described above under “Compensation Discussion and Analysis.” Stock options have not been granted since 2013. All stock options were fully vested as of January 15, 2017.

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(2)

The following table sets forth the number of unvested time-based LTIP units and/or shares of restricted common stock, and unvested LTIP units earned under the 2017 MYLTIP plan, held by each NEO as of December 31, 2020.

Award/Grant Date(a)	Mr. Thomas	Mr. Linde	Mr. Ritchey(d)	Mr. LaBelle	Mr. Koop(d)
Time-Based Awards(b)
2/3/2017	3,283	2,284	—	1,607	—
2/2/2018	16,130	10,349	—	3,823	—
2/6/2018	—	—	—	975	—
2/1/2019	25,014	15,423	—	5,574	3,717
1/31/2020	28,409	19,724	—	6,784	4,778
2017 MYLTIP Award(c)	18,282	12,720	9,749	4,473	2,423

(a)

The vesting of time-based LTI equity awards and performance-based LTI equity awards is subject to acceleration under certain circumstances and other exceptions discussed below under “– Potential Payments Upon Termination or Change in Control”.

(b)

Time-based LTI equity awards are scheduled to vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15 in the year following the grant, based on continued employment through such date.

(c)

On February 6, 2020, the measurement period for the 2017 MYLTIP awards ended and the Company’s TSR was sufficient for employees to earn and therefore become eligible to vest in a portion of the 2017 MYLTIP awards. Fifty percent (50%) of these earned 2017 MYLTIP awards vested on February 6, 2020 and 50% vested on February 6, 2021.

(d)

All of Mr. Ritchey’s time-based LTI equity awards were fully vested as of December 31, 2020 and all of Mr. Koop’s time-based LTI equity awards granted prior to January 1, 2019 were fully vested as of December 31, 2020 because each satisfied the conditions for retirement eligibility for these awards. These policies are described below under “– Potential Payments Upon Termination or Change in Control – Retirement Eligibility Provisions for LTI Equity Awards”.

(3)	The market value of these holdings is based on the closing price of our common stock as reported on the NYSE on December 31, 2020 of $94.53 per share.

(4)	The following table sets forth the number of unearned performance-based LTI equity awards held by each NEO as of December 31, 2020.

Award(a)	Mr. Thomas	Mr. Linde	Mr. Ritchey	Mr. LaBelle	Mr. Koop
2018 MYLTIP Award(b)	27,390	18,060	13,256	5,760	3,535
2019 MYLTIP Award(c)	35,784	22,064	17,176	7,975	5,317
2020 MYLTIP Award(d)	36,813	20,912	15,679	7,193	5,066

(a)	The vesting of performance-based LTI equity awards is subject to acceleration under certain circumstances discussed under “– Potential Payments Upon Termination or Change in Control” below.

(b)

On February 6, 2018, these NEOs received 2018 MYLTIP awards. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “threshold” performance goals. If our performance continued through the end of the performance period at the same rate as had occurred from the beginning of the performance period through December 31, 2020, our NEOs would have earned an amount below threshold. 2018 MYLTIP awards earned based on performance are scheduled to vest 50% on February 5, 2021 and 50% on February 5, 2022, based on continued employment through such date. The measurement period for assessing performance ended on February 5, 2021. The annualized TSR for the same period for the FTSE Nareit Office Index (adjusted to include Vornado Realty) was -2.21%, for the Cohen & Steers Realty Majors Index was 8.31% and for the Company was -4.92%. As a result, the final valuation for the awards was determined to be 29.1773% of target, or an aggregate of approximately $3.8 million for the NEOs as a group.

(c)

On February 5, 2019, these NEOs received 2019 MYLTIP awards. The measurement period for assessing performance ends on February 4, 2022. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “target” performance goals. If our performance continued through the end of the performance period at the same rate as had occurred from the beginning of the performance period through December 31, 2020, our NEOs would earn an amount between threshold and target. 2019 MYLTIP awards earned based on performance are scheduled to vest 50% on February 4, 2022 and 50% on February 4, 2023, based on continued employment through such date.

(d)

On February 4, 2020, these NEOs received 2020 MYLTIP awards. The measurement period for assessing performance ends on February 3, 2023. In accordance with SEC rules, the number of equity incentive plan awards is based on achieving “target” performance goals. If our performance had continued through the end of the performance period at the same rate as had occurred from the beginning of the performance period through December 31, 2020, our NEOs would earn an amount between threshold and target. 2020 MYLTIP awards earned based on performance are scheduled to vest 50% on February 3, 2023 and 50% on February 3, 2024, based on continued employment through such date.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

2020 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our NEOs in 2020 and the aggregate number of shares of common stock and LTIP units that vested in 2020. The Value Realized on Exercise is the product of (1) the fair market value of a share of our common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying the exercised options. The Value Realized on Vesting is the product of (1) the closing price on the NYSE of a share of our common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading date), multiplied by (2) the number of shares and LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Owen D. Thomas	—	—	57,198	$8,067,183
Douglas T. Linde	27,455	$1,587,136	38,819	$5,479,164
Raymond A. Ritchey	—	—	34,119	$4,887,658
Michael E. LaBelle	16,337	$617,061	15,798	$2,220,867
Bryan J. Koop(1)	—	—	14,592	$1,801,210

(1)	Mr. Koop attained age 62 with 20 years of service on August 18, 2020. As a result, all of his unvested time-based LTI awards granted prior to January 1, 2019 automatically vested.

NONQUALIFIED DEFERRED COMPENSATION IN 2020

We provide our executives with the opportunity to defer up to 20% of their base salaries and cash bonuses. Deferrals are credited with earnings or losses based upon the executive’s selection of one or more of 28 measurement funds, which are all publicly traded mutual funds. Executives may change their selection of measurement funds on a daily basis.

The table below summarizes the annual rates of return for the year ended December 31, 2020 for the 28 measurement funds:

Name of Fund	2020 Rate of Return (%)
American Beacon Small Cap Value Fund Class Institutional	3.96
Artisan Mid Cap Fund Institutional Class	57.05
Dodge & Cox Income Fund	9.30
Dodge & Cox International Stock Fund	0.92
Oakmark Equity And Income Fund Investor Class	8.09
PIMCO Low Duration Fund Institutional Class	3.29
T. Rowe Price Dividend Growth Fund	13.30
T. Rowe Price Growth Stock Fund	34.60
T. Rowe Price Mid-Cap Value Fund	9.96
T. Rowe Price Retirement 2005 Fund	10.83
T. Rowe Price Retirement 2010 Fund	11.41
T. Rowe Price Retirement 2015 Fund	12.03
T. Rowe Price Retirement 2020 Fund	12.57
T. Rowe Price Retirement 2025 Fund	13.92
T. Rowe Price Retirement 2030 Fund	15.02
T. Rowe Price Retirement 2035 Fund	16.13
T. Rowe Price Retirement 2040 Fund	17.08

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8›	COMPENSATION OF EXECUTIVE OFFICERS

Name of Fund	2020 Rate of Return (%)
T. Rowe Price Retirement 2045 Fund	17.64
T. Rowe Price Retirement 2050 Fund	17.63
T. Rowe Price Retirement 2055 Fund	17.51
T. Rowe Price Retirement 2060 Fund	17.45
T. Rowe Price Retirement Balanced Fund	11.00
Vanguard FTSE Social Index Fund Admiral	21.59
Vanguard Small-Cap Index Fund Admiral Shares	18.96
Vanguard Total Bond Market Index Fund Admiral Shares	7.41
Vanguard Total International Stock Index Fund Admiral Shares	10.21
Vanguard Total Stock Market Index Fund Institutional Shares	20.08
Virtus Duff & Phelps Real Estate Securities Fund Class I	-0.13

Benefits under the deferred compensation plan are generally paid in a lump sum upon the executive’s termination of employment prior to attainment of retirement age (as defined in the plan to be age 55 with five years of service) or the executive’s death, or in a lump sum or annual installments for a period of up to 15 years (as previously selected by the executive at the time of deferral) upon the executive’s retirement. Payment will generally start or be made by January 15 following the year of termination or retirement, or six months after the executive’s termination or retirement, whichever is later. Executives may also at the time of deferral elect a fixed distribution date, which must be at least five years after the end of the calendar year in which amounts are deferred. The deferred compensation plan also permits an in-service withdrawal of the executive’s account balance attributable to pre-2005 deferrals, subject to a withdrawal penalty equal to 10% of the amount withdrawn.

The following table shows deferrals made by our NEOs to the deferred compensation plan during the year ended December 31, 2020, the earnings and withdrawals/distributions during the year, and the aggregate account balance of each NEO under the deferred compensation plan as of December 31, 2020.

Name	Executive Contributions in 2020(1)(2)	Registrant Contributions in 2020	Aggregate Earnings in 2020	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2020(3)
Owen D. Thomas	$186,923	—	$247,622	—	$1,746,748
Douglas T. Linde	—	—	—	—	—
Raymond A. Ritchey	—	—	$629,566	—	$4,674,386
Michael E. LaBelle	—	—	$253,923	$199,519	$1,220,377
Bryan J. Koop	$228,266	—	$294,960	—	$2,314,995

(1)	These amounts do not include any contributions out of bonus payments that were made in February 2021 in recognition of performance in 2020.

(2)

Of the amounts reported in the contributions column, (a) all of Mr. Thomas’ contributions and $63,866 of Mr. Koop’s contributions are also included in the Summary Compensation Table as salary for 2020 and (b) $164,400 of Mr. Koop’s contributions are also included in the Summary Compensation Table as bonus for 2019 that was paid in 2020.

(3)

Of the amounts reported in the aggregate balance column, (a) $186,923 of Mr. Thomas’ aggregate balance and $63,866 of Mr. Koop’s aggregate balance are also included in the Summary Compensation Table as salary for 2020; (b) $179,615 of Mr. Thomas’ aggregate balance and $49,108 of Mr. Koop’s aggregate balance are also included in the Summary Compensation Table as salary for 2019, (c) $175,000 of Mr. Thomas’ aggregate balance, $72,000 of Mr. Ritchey’s aggregate balance and $48,000 of Mr. Koop’s aggregate balance are also included in the Summary Compensation Table as salary for 2018, (d) $164,400 of Mr. Koop’s contributions are also included in the Summary Compensation Table as bonus for 2019 that was paid in 2020, and (e) $416,000 of Mr. Ritchey’s aggregate balance and $186,000 of Mr. Koop’s aggregate balance are also included in the Summary Compensation Table as bonus for 2018 that was paid in 2019. In each case, the amounts disclosed in this footnote are the amounts originally contributed and do not reflect subsequent gains/losses on investment after the date of contribution.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our NEOs. The material terms of these agreements are summarized below.

›  SUMMARY OF OWEN D. THOMAS’ EMPLOYMENT AGREEMENT

We originally hired Mr. Thomas to be our CEO effective April 2, 2013. The initial term of Mr. Thomas’ employment agreement was three years, with automatic one-year renewals commencing on the third and fourth anniversaries of the effective date unless prior written notice of termination was given. The term of Mr. Thomas’ original employment agreement expired on April 2, 2018 on which date we entered into a new employment agreement with him. The following is a summary of Mr. Thomas’ current employment agreement:

Term and Duties

•	April 2, 2018 through June 30, 2023

•	As CEO, Mr. Thomas reports directly to the Board of Directors, and must devote substantially all of his working time and efforts to the performance of his duties.

•	Our Board agreed to continue to nominate Mr. Thomas for re-election to the Board of Directors for so long as he remains CEO, and he has agreed to resign from the Board upon termination of employment.

•

Mr. Thomas may participate as an officer or director of, or advisor to, any organization that is not engaged in commercial real estate activities (e.g., Nareit) and also engage in religious, charitable or other community activities, provided that they do not materially restrict his ability to fulfill his obligations to us as an officer. Mr. Thomas may also continue serving on the Board of Lehman Brothers Holdings Inc. and may engage in “Minority Interest Passive Investments,” which are defined as acquiring, holding and exercising the voting rights associated with an investment made through (1) a non-controlling, minority interest in an entity or (2) the lending of money, in either case with the purpose or intent of obtaining a return on such investment but without management of the property or business to which the investment directly or indirectly relates and without any business or strategic consultation by Mr. Thomas.

Compensation and Benefits

•

Annual base salary of $875,000, subject to annual review and may be increased but not decreased. Mr. Thomas’ current base annual salary is $900,000 (see “Compensation Discussion and Analysis – II. Executive Compensation Program – Cash Compensation” beginning on page 56).

•	Target annual bonus equal to 250% of his annual base salary, with the actual amount to be determined at the discretion of the Compensation Committee.

•

Incentive equity in an amount determined at the discretion of the Compensation Committee based on Company and individual performance and competitive peer group information. LTI equity awards may be provided in the form of stock options, restricted stock, restricted stock units and/or LTIP units and may be subject to time-based or performance-based vesting, or both, as determined by the Compensation Committee.

•

Participation in all of our employee benefit plans or programs as in effect from time to time for our senior executive employees, including medical/dental insurance, life insurance, disability insurance and deferred compensation plans, plus the use of a Company-owned or leased automobile.

Severance Benefits and Retirement Eligibility

•

Mr. Thomas’ employment with us is at-will, but his employment agreement provides for certain payments and benefits to him upon his separation from the Company in certain circumstances (see “– Potential Payments upon Termination or Change in Control” below).

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8›	COMPENSATION OF EXECUTIVE OFFICERS

•

Mr. Thomas’ employment agreement provides for the acceleration of vesting of equity awards granted after April 2, 2018 upon attainment of age 62 with 10 years of service (see “– Potential Payments upon Termination or Change in Control” below).

•

Mr. Thomas is not entitled to participate in any of the Company’s change in control severance plans or programs. As such, Mr. Thomas is not entitled to receive any tax gross-up payments. In the event that any payment or benefit to be paid or provided to Mr. Thomas would be subject to the golden parachute excise tax, the payments and benefits will be reduced to the extent necessary to avoid the imposition of the excise tax if doing so would result in a greater after-tax benefit to Mr. Thomas.

•

The expiration of Mr. Thomas’ agreement on June 30, 2023 will not constitute or result in a termination of employment by the Company without cause, and the severance provisions (other than retirement eligibility and related benefits) shall not apply.

Restrictive Covenants

•

While he is an officer and until the later of (1) one year after the termination of his employment for any reason or (2) the latest date of full vesting of any performance-based LTI equity award, Mr. Thomas is prohibited from:

›

engaging, participating or assisting, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property of a type which is the subject of a significant portion of the Company’s business (measured as at least 10% of the Company’s revenues on a trailing 12-month basis) at the time of termination of his employment;

›	intentionally interfering with the Company’s relationships with its tenants, suppliers, contractors, lenders or employees or with any governmental agency; or

›	competing for, soliciting or diverting the Company’s tenants or employees, either for himself or any other business, person or entity.

•	Mr. Thomas is also subject to confidentiality requirements and post-termination litigation and regulatory cooperation obligations.

•

In addition, the non-competition covenant shall not apply if Mr. Thomas’ employment is terminated following a change in control (as defined in the Boston Properties, Inc. 2012 Stock Option and Incentive Plan, as amended from time to time (the ”2012 Plan”)).

›  SUMMARY OF EMPLOYMENT AGREEMENTS WITH MESSRS. LINDE, RITCHEY, LABELLE AND KOOP

We also have employment agreements with the other NEOs – i.e., Messrs. Linde, Ritchey, LaBelle and Koop – under which each has agreed to devote substantially all of his business time to our business and affairs. The initial term of each of these employment agreements was two years beginning November 29, 2002 (January 24, 2008 in the case of Mr. LaBelle), with automatic one-year renewals commencing on each anniversary date unless written notice of termination is given at least 90 days prior to such date by either party. The base salary for each of these NEOs is reviewed annually by the Compensation Committee and may be increased but not decreased in its discretion. Each NEO is also eligible to receive a cash bonus and equity-based compensation to be determined at the discretion of the Compensation Committee.

Similar to Mr. Thomas’ employment agreement, the other NEOs’ employment agreements contain non-competition, non-interference and non-solicitation restrictions (which shall not apply if the NEO’s employment is terminated following a change in control (as defined in the senior executive severance plan)) and permit them to participate as an officer or director of, or advisor to, any charitable or other tax exempt organization only and the scope of the noncompetition provision in each employment agreement is limited to our markets at the time of termination of their employment. In consideration for the benefits and protections afforded by the employment agreements, each of these NEOs agreed to confidentiality, non-competition, non-interference and non-solicitation covenants and to provide to the Company post-termination litigation and regulatory cooperation. These NEOs’ employment with us is at-will, but their employment agreements also provide for certain payments and benefits to them upon separation from the Company in certain circumstances as described under “– Potential Payments upon Termination or Change in Control” below.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each NEO has the right to receive severance and other benefits in the event of a termination of his employment under different circumstances pursuant to their employment agreements (discussed under “– Employment Agreements” above) and, except for Mr. Thomas, the Company’s Senior Executive Severance Plan. In addition, our LTI equity award agreements (including performance-based MYLTIP awards) provide for the vesting and forfeiture of LTI equity awards under different circumstances. The availability, nature and amount of severance and other benefits differ depending on whether the triggering event is:

•

a termination by the Company without “cause” (as defined in the applicable agreement or plan) or by the NEO with “good reason” (as defined in the applicable agreement or plan) prior to a change in control,

•	a termination by the Company without “cause” or by the NEO with “good reason” within 24 months following a change in control,

•	a change in control without termination,

•	termination due to death or disability, or

•	a qualified retirement.

Upon a voluntary termination by the NEO, other than for “good reason” or a qualified retirement, or a termination by the Company with “cause,” the NEOs are not entitled to any additional or special payments under any plan, agreement or arrangement, and any unvested LTI equity awards will be immediately forfeited.

›  EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL SEVERANCE PLAN

The following chart summarizes payments and benefits (1) our CEO is eligible to receive under his employment agreement and (2) the NEOs other than our CEO are eligible to receive under their respective employment agreements and our Senior Executive Severance Plan. NEOs other than our CEO participate in our Senior Executive Severance Plan, whereas the severance and benefits to which our CEO is entitled following a termination within twenty-four (24) months after a change in control are provided in his employment agreement.

Scenario	Component(1)

Termination by the Company without “Cause” or by the NEO for “Good Reason” without a Change in Control(2)	Bonus	• All NEOs: Target bonus prorated for number of days employed in year of termination
	Cash Severance	• Mr. Thomas: 2x the sum of base salary plus amount of cash bonus, if any, received or payable with respect to the preceding year (but, not less than his target bonus)
• Other NEOs: 1x the sum of base salary plus amount of cash bonus, if any, received or payable with respect to the preceding year
	Time-Based LTI Equity Awards	• Mr. Thomas: Additional 24 months of vesting
• Other NEOs: Additional 12 months of vesting
	Health Benefits	• Participation by the NEO, his spouse and dependents, subject to payment of premiums at active employees’ rate
• Mr. Thomas: Up to 24 months • Other NEOs: Up to 12 months

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8›	COMPENSATION OF EXECUTIVE OFFICERS

Scenario	Component(1)

Termination by the Company without “Cause” or by the NEO for “Good Reason” within 24 Months after a Change in Control	Bonus	• Mr. Thomas: Target bonus prorated for number of days employed in year of termination
• Other NEOs: Not applicable
Cash Severance

•  Mr. Thomas: Lump-sum equal to 3x the sum of (a) Mr. Thomas’ base salary plus (b) the amount of his average annual cash bonus (or his target bonus, if greater) with respect to the three calendar years preceding the change in control

• Other NEOs: Lump-sum equal to 3x the sum of (a) the NEO’s base salary plus (b) the amount of his average annual cash bonus with respect to the three calendar years preceding the change in control
	Time-Based LTI Equity Awards	• Full vesting for all NEOs
	Health Benefits	• Participation by the NEO, his spouse and dependents for up to 36 months, subject to payment of premiums at active employees’ rate
	Other Benefits	• Financial counseling, tax preparation assistance and outplacement counseling for up to 36 months
Tax Gross-Up Payment

•  Mr. Thomas is not entitled to receive any tax gross-up payments from the Company. In the event that any payment or benefit would be subject to the golden parachute excise tax, the payments and benefits will be reduced to the extent necessary to avoid the imposition of such excise tax if the reduction would result in a greater after-tax benefit to Mr. Thomas.

•  Other NEOs are entitled to receive a tax gross-up payment in the event they become subject to the golden parachute excise tax (as discussed above under “Compensation Discussion and Analysis – IV. Other Compensation Policies – Gross-Up for Excess Parachute Payments” on page 72).

Termination due to Death or Disability	Bonus	• Target bonus prorated for number of days employed in year of termination
	Time-Based LTI Equity Awards	• Full vesting for all NEOs
	Health Benefits	• Participation by the NEO, his spouse and dependents for up to 18 months, subject to payment of premiums at active employees’ rate

(1)

Performance-based LTI equity awards are governed by the relevant award agreements. The treatment of these awards under certain termination scenarios, including a change in control, is described under “– Performance-Based LTI Equity Awards” and “– Retirement Eligibility Provisions for LTI Equity Awards” below.

(2)	Receipt of these payments and benefits (other than the prorated target bonus) is subject to the NEO’s execution of a general release of claims with us.

›  DOUBLE-TRIGGER ACCELERATION OF VESTING OF EQUITY AWARDS UPON A CHANGE IN CONTROL

Time-based LTI equity award agreements include “double-trigger” vesting, meaning that, if there is a “change in control” (as defined in the 2012 Plan) and the awards are not otherwise cancelled in connection with the change in control transaction, then they only become fully vested if, within 24 months after the change in control, the NEO’s employment is terminated by the Company or its successor without “cause” or the NEO resigns for “good reason.”

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8›	COMPENSATION OF EXECUTIVE OFFICERS

›  PERFORMANCE-BASED LTI EQUITY AWARDS

The treatment of performance-based LTI equity awards (e.g., MYLTIP awards) upon certain terminations of employment or a change in control is governed by the NEOs’ relevant award agreements. The following chart summarizes the treatment of these awards under each scenario assuming it occurs prior to the end of the applicable three-year performance period.

Scenario	Treatment of Award

Termination by the Company without “Cause” or by the NEO for “Good Reason” without a Change in Control

•  The number of LTIP units the NEO will earn, if any, will be determined at the end of the applicable three-year performance period based on our performance and will then be prorated based on the portion of the three-year performance period during which the NEO was employed by us.

•  Any earned LTIP Units will not be subject to forfeiture but the NEO will not be permitted to transfer the LTIP units until they otherwise would have vested under the terms of the awards.

Termination due to Death or Disability

•  The number of LTIP units the NEO will earn, if any, will be determined at the end of the applicable three-year performance period based on our performance.

•  Any earned LTIP units will not be prorated due to service time and will be fully vested.

Change in Control Without Termination

•  The number of LTIP units the NEO will earn, if any, will be determined as of the date of the change in control based on our performance through such date.

•  Any earned LTIP units will not be prorated due to service time and will be fully vested.

In the case of each of the foregoing scenarios following the end of the applicable three-year performance period, any LTIP units that had been earned prior to the date of such termination or change in control will become fully vested, but, in the case of a termination by the Company without “cause” or by the NEO for “good reason” without a change in control, the NEO will not be permitted to transfer the LTIP units until they otherwise would have vested under the terms of the awards.

›  RETIREMENT ELIGIBILITY PROVISIONS FOR LTI EQUITY AWARDS

Retirement Provisions

Mr. Thomas. Pursuant to Mr. Thomas’ employment agreement, all award agreements for LTI equity granted after April 2, 2018 shall provide that if Mr. Thomas is employed by us when he attains age 62 and has completed at least ten (10) years of employment with us, then his time-based LTI equity awards and performance-based LTI equity awards that are earned will vest in full (without any proration of the award based on service time).

The full number of LTIP units Mr. Thomas earns (if any) under any performance-based LTI equity awards for which the performance period has not ended will be determined in the same manner and at the same time as otherwise would have been the case if he had remained employed through the full performance period for the applicable award, including without limitation with respect to performance hurdles and lapse of restrictions on transfer, without any proration of the award due to service time, and with all service-based vesting requirements deemed satisfied, so long as he agrees to be bound by the post-employment non-competition, non-interference and non-solicitation covenants (which are otherwise applicable until the later of (1) one (1) year following termination and (2) the latest date of full vesting of any performance-based LTI equity award).

NEOs other than Mr. Thomas. The agreements governing time-based LTI equity awards and performance-based LTI equity awards granted to NEOs other than Mr. Thomas provide that the time-based equity awards and performance-based equity awards that are earned will fully vest when the employee retires after the date on which the sum of the employee’s years of service plus age (which must be at least 58) equals or exceeds 70 (the so-called “Rule of 70”) (“Qualified Retirement”); provided that the NEO satisfies the other conditions of a “Qualified Retirement,” which require the employee to: (1) give prior written notice to the Company of his retirement (for NEOs, six (6) months’ notice is required), (2) enter into a separation agreement with the Company and (3) remain employed by the Company until the retirement date specified in such notice, unless employment is terminated by the Company without “cause” or by the employee for “good reason.”

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8›	COMPENSATION OF EXECUTIVE OFFICERS

If an NEO retires after satisfying the conditions for a Qualified Retirement, the number of LTIP units the NEO earns (if any) under performance-based LTI awards will be determined in the same manner and at the same time as otherwise would have been the case if he had remained employed through the entire performance period for the applicable award, including with respect to performance hurdles and lapse of restrictions on transfer, without any proration of the award due to service time. Any earned, unvested LTIP units will no longer be subject to forfeiture but the NEO will not be permitted to transfer the LTIP units until they otherwise would have vested under the terms of the awards.

Pre-2019 Policy

Time-based LTI equity awards granted prior to 2019 provide that when an employee attains age 65, or attains age 62 and completes 20 years of service with us, the employee becomes fully vested in all time-based LTI equity awards (the “Pre-2019 Policy”). In addition, time-based LTI awards made to employees who, on or prior to January 31, 2019, attained age 65 or attained age 62 with 20 years of service are “grandfathered” under the Pre-2019 Policy such that subsequent time-based LTI awards will continue to be fully vested on the date of grant.

NEOs Eligible for Retirement as of December 31, 2020

Based on their respective ages and tenure as of December 31, 2020:

•	Each of Messrs. Ritchey and Koop is eligible for a Qualified Retirement with respect to awards granted in 2020 and subsequent thereto.

•

Mr. Ritchey satisfied the Pre-2019 Policy and is grandfathered under such policy with respect to his time-based LTI equity awards. Therefore, all of Mr. Ritchey’s time-based equity awards were fully vested as of December 31, 2020 and subsequent awards will continue to vest on the grant date.

•

Mr. Koop attained age 62 with 20 years of service on August 18, 2020, and as a result, all of Mr. Koop’s unvested time-based equity awards that were granted prior to January 1, 2019 fully vested on that date.

›  ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show the potential payments and benefits that would have been provided to our NEOs assuming each scenario occurred on December 31, 2020.

Scenario	Payments and Benefits Upon Termination	Owen D. Thomas	Douglas T. Linde	Raymond A. Ritchey	Michael E. LaBelle	Bryan J. Koop
Involuntary Not for Cause or Good Reason Termination	Bonus	$2,350,000	$1,900,000	$1,650,000	$1,250,000	$1,250,000
	Severance	$6,900,000	$2,845,000	$2,560,000	$1,805,000	$1,780,000
	Unvested Equity Awards(1)(2)	$6,482,395	$2,859,533	$921,573	$1,137,385	$459,038
	2018 MYLTIP Awards(1)(3)	$1,652,730	$1,089,752	$799,853	$347,587	$213,288
	2019 MYLTIP Awards(1)(3)	$708,522	$436,849	$340,071	$157,916	$105,237
	2020 MYLTIP Awards(1)(3)	$84,153	$47,806	$35,833	$16,431	$11,573
	Benefits Continuation	$48,523	$24,261	$22,056	$24,261	$22,056
	Total	$18,226,323	$9,203,201	$6,329,386	$4,738,580	$3,841,192

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8›	COMPENSATION OF EXECUTIVE OFFICERS

Scenario	Payments and Benefits Upon Termination	Owen D. Thomas	Douglas T. Linde	Raymond A. Ritchey	Michael E. LaBelle	Bryan J. Koop
Involuntary Not for Cause or Good Reason Termination Following Change in Control(4)	Bonus	$2,350,000	—	—	—	—
	Severance	$10,550,000	$8,460,000	$8,200,000	$5,600,000	$5,430,000
	Unvested Equity Awards(1)(2)	$8,613,385	$5,719,065	$921,573	$2,196,499	$1,032,079
	2018 MYLTIP Awards(1)(3)	$1,708,913	$1,126,798	$827,043	$359,403	$220,538
	2019 MYLTIP Awards(1)(3)	$1,116,305	$688,273	$535,796	$248,803	$165,806
	2020 MYLTIP Awards(1)(3)	$278,391	$158,149	$118,541	$54,355	$38,285
	Benefits Continuation	$72,784	$75,214	$68,598	$75,214	$68,598
	Other Benefits(5)	$150,000	$150,000	$150,000	$150,000	$150,000
	Excise Tax Gross-Up(6)	—	$4,364,986	$3,865,898	$2,747,823	$2,647,611
	Total	$24,839,778	$20,742,485	$14,687,449	$11,432,097	$9,752,917
Change in Control Without Termination	2018 MYLTIP Awards(1)(3)	$1,708,913	$1,126,798	$827,043	$359,403	$220,538
	2019 MYLTIP Awards(1)(3)	$1,116,305	$688,273	$535,796	$248,803	$165,806
	2020 MYLTIP Awards(1)(3)	$278,391	$158,149	$118,541	$54,355	$38,285
	Total	$3,103,609	$1,973,220	$1,481,380	$662,561	$424,629
Death or Disability	Bonus	$2,350,000	$1,900,000	$1,650,000	$1,250,000	$1,250,000
	Unvested Equity Awards(1)(2)	$8,613,385	$5,719,065	$921,573	$2,196,499	$1,032,079
	2018 MYLTIP Awards(1)(3)	$1,708,913	$1,126,798	$827,043	$359,403	$220,538
	2019 MYLTIP Awards(1)(3)	$1,116,305	$688,273	$535,796	$248,803	$165,806
	2020 MYLTIP Awards(1)(3)	$278,391	$158,149	$118,541	$54,355	$38,285
	Benefits Continuation	$36,392	$36,392	$33,084	$36,392	$33,084
	Total	$14,103,386	$9,628,677	$4,086,037	$4,145,452	$2,739,792
Qualified Retirement	Unvested Equity Awards(1)(2)	—	—	$921,573	—	$1,032,079
	2018 MYLTIP Awards(1)(3)	—	—	$827,043	—	$220,538
	2019 MYLTIP Awards(1)(3)	—	—	$535,796	—	$165,806
	2020 MYLTIP Awards(1)(3)	—	—	$118,541	—	$38,285
	Total	—	—	$2,402,953	—	$1,456,708

(1)

Restricted common stock, LTIP units and LTIP units that would have been earned pursuant to 2018 MYLTIP awards, 2019 MYLTIP awards and 2020 MYLTIP awards are valued based on the closing price of the Company’s common stock on December 31, 2020, which was $94.53 per share.

(2)

Includes the following unvested shares of restricted common stock and LTIP units (including outstanding performance-based LTI equity awards for which the three-year performance period has ended and that have been earned (i.e., 2017 MYLTIP awards)) that would have vested upon the occurrence of each triggering event:

•

Involuntary not for cause termination or a good reason termination prior to a change in control: Mr. Thomas — 68,575 LTIP units; Mr. Linde — an aggregate of 30,250 LTIP units and shares of restricted common stock; Mr. Ritchey — 9,749 LTIP units; Mr. LaBelle — an aggregate of 12,032 LTIP units and shares of restricted common stock; and Mr. Koop — 4,856 LTIP units.

•

Involuntary not for cause termination or a good reason termination within 24 months following a change in control and death or disability: Mr. Thomas — 91,118 LTIP units; Mr. Linde — an aggregate of 60,500 LTIP units and shares of restricted common stock; Mr. Ritchey — 9,749 LTIP units; Mr. LaBelle — an aggregate of 23,236 LTIP units and shares of restricted common stock; and Mr. Koop — 10,918 LTIP units.

•	Qualified Retirement: Mr. Ritchey — 9,749 LTIP units and Mr. Koop — 10,918 LTIP units.

(3)

As of December 31, 2020, the three-year performance periods had not ended for the 2018 MYLTIP awards, 2019 MYLTIP awards and 2020 MYLTIP awards. The values set forth above relating to the number of LTIP units that would have been earned in the event of a Qualified Retirement, involuntary not for cause termination/good reason termination, death or disability assume our performance for the three-year performance period under the 2018 MYLTIP awards, 2019 MYLTIP awards and 2020 MYLTIP awards continued at the same annualized rate as we experienced from the first day of the respective performance period through December 31, 2020 with proration, as applicable, but are not discounted to reflect the fact that such LTIP units would not be earned until a later date and would be subject to continuing transfer restrictions in the case of Qualified Retirement and involuntary termination prior to a change in control.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

(4)	Assumes termination occurs simultaneously with a change in control.

(5)

Includes outplacement services valued at 15% of the sum of current base salary plus bonus with respect to the immediately preceding year up to a maximum of $75,000 paid in a lump sum, and financial counseling and tax preparation services valued at $25,000 per year for 36 months.

(6)

Under his employment agreement, Mr. Thomas is not entitled to receive tax gross-up payments in the event he becomes subject to the golden parachute excise tax. Instead, if any payment or benefit to be paid or provided to Mr. Thomas would be subject to the golden parachute excise tax, the payments and benefits will be reduced to the extent necessary to avoid the imposition of such tax if such reduction would result in a greater after-tax benefit to Mr. Thomas. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might apply.

The above discussion and the amounts shown in the above tables do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	accrued salary and vacation pay;

•

distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see “– Nonqualified Deferred Compensation in 2020” for the plan balances of each NEO under the non-qualified deferred compensation plan); and

•	life insurance proceeds in the event of death.

PAY RATIO DISCLOSURE

As required by SEC regulations, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Thomas, our CEO:

For 2020, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than our CEO) was $108,126; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table on page 77, was $10,737,289.

Based on this information, for 2020, the ratio of the annual total compensation of Mr. Thomas to the median of the annual total compensation of all other employees was 99 to 1.

We identified the median employee by totaling (1) cash compensation (i.e., wages, overtime and bonus) as reflected on our payroll records for 2020 and (2) the value of LTI equity awards that were granted in 2020 and subject to time-based vesting, for all individuals, excluding our CEO, who we employed on December 31, 2020 (whether on a full-time, part-time, temporary or seasonal basis). In addition, we annualized the wages of full-time employees who were hired during 2020 but did not work for us the entire fiscal year. We did not make any other assumptions, adjustments, or estimates with respect to total cash compensation or LTI compensation.

After identifying the median employee, we calculated annual total compensation for 2020 for the median employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table.

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8›	COMPENSATION OF EXECUTIVE OFFICERS

As of December 31, 2020, we employed 740 full-time and 10 part-time employees, all of whom are located in the United States. The average tenure of our employee population was 9.8 years. The average tenure of our officers and non-officers was 18.2 years and 8.7 years, respectively. Our employees are organized into the following functions:

Function	Number of Employees
Accounting	96
Accounting Operations	16
Administrative Management	19
Construction	46
Development	25
Executive Management	12
Finance & Capital Markets	28
Human Resources	11

Function	Number of Employees
Information Systems	35
Internal Audit	3
Leasing	31
Legal	37
Marketing	24
Property Management	373
Risk Management	3

SEC regulations permit registrants to use reasonable estimates and certain prescribed alternative methodologies. As a result, our calculation of the CEO pay ratio may differ from the calculations used by other companies and may not be comparable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Boston Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee:

Kelly A. Ayotte, Chair

Carol B. Einiger

David A. Twardock

William H. Walton, III

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9›	PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s NEOs, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as a “Say-on-Pay” proposal or resolution.

At our 2017 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our NEOs. More than 85% of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s NEOs every year, which was consistent with the recommendation of our Board of Directors. Our Board of Directors considered the voting results with respect to the frequency proposal and other factors, and the Board of Directors currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s NEOs every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our NEOs, which will occur not later than the 2023 annual meeting of stockholders.

Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2021 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory, and therefore not binding on Boston Properties, our Board of Directors or the Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and intend to take into account the results of the vote when considering future compensation decisions for our NEOs.

VOTE REQUIRED

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

✓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION PAID TO THE COMPANY’S NEOS AS DISCLOSED IN THIS PROXY STATEMENT. PROPERLY
AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL
UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

PROPOSAL 3:

APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

On March 18, 2021, following the recommendation of the Compensation Committee, our Board of Directors approved the Boston Properties, Inc. 2021 Stock Incentive Plan (the “2021 Plan”), subject to the approval of our stockholders. The 2021 Plan will become effective if and when it is approved by our stockholders, and it will replace the Company’s existing equity plan, originally adopted in 2012 (the “Prior Plan”). From and after the effective date of the 2021 Plan, no further awards will be made under the Prior Plan.

We believe that having an equity incentive plan in place is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and to ensure that the Company’s compensation program is structured in a manner that aligns employee interests with the success of the Company. By adopting the 2021 Plan, we will be able to continue using equity awards to attract, retain and motivate employees.

The following highlights key reasons why we believe stockholders should approve the 2021 Plan:

›  Reasonable Plan Cost

•

We requested a reasonable number of shares of common stock – 5,400,000 shares less one (1) share for every one (1) share that was granted after March 4, 2021 under the Prior Plan. Following the effective date of the 2021 Plan, no awards may be granted under the Prior Plan.

•

Awards would not have a substantially dilutive effect (issuance of all shares is 3.1% the sum of the number of shares of common stock and common units of partnership interest in our Operating Partnership of outstanding as of the record date).

›  Stockholder-Friendly Plan Features

•

Liberal share recycling shall be limited to full-value awards; shares of stock tendered or withheld upon the exercise of a stock option or stock appreciation right for tax withholding, net settlement or exercise payment shall not be added back.

•	No evergreen feature providing for automatic increases.

•

We may not reprice stock options, nor exchange “underwater” stock options (i.e., options for which the exercise price is greater than the market value of the underlying common stock) for another award or cash, without stockholder approval.

•	No liberal change in control definition.

›  Responsible Grant Practices by the Company

•	Our Compensation Committee designs our executive compensation program to be competitive with our peers.

•	Low three-year average burn rate

•	Performance-based equity awards (in the form of LTIP units) for executive officers are tied to performance metrics, such as TSR, over three-year, overlapping measurement periods.

•

55% of our Chief Executive Officer’s LTI equity awards (and 50% of our other NEO’s LTI equity awards) for 2020 consisted of performance-based MYLTIP awards earned based on TSR performance over a three-year performance period.

•	Time-based restricted stock and LTIP unit awards generally vest ratably over four years for all executive officers.

•	Robust stock ownership requirements for our executive officers.

•

“Double-trigger” acceleration of vesting upon change in control, which requires a qualified termination of employment following a change in control before vesting of time-based equity awards is accelerated for executive officers.

•	Our clawback policy applies to equity awards granted to executive officers and certain other specified officers.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

✓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE BOSTON
PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE
BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE
GIVEN.

Shares Available for Issuance and Outstanding Awards

Under the 2021 Plan, the number of shares of common stock to be available for issuance for new awards will be 5,400,000 shares less one (1) share for every one (1) share that was granted after March 4, 2021 under the Prior Plan. Following the effective date of the 2021 Plan, no awards may be granted under the Prior Plan.

›  Overhang as of March 4, 2021

The following table sets forth, as of March 4, 2021:

•	all outstanding stock options granted pursuant to our equity compensation plans (including the weighted average exercise price and weighted average remaining term),

•	the number of shares of common stock subject to all outstanding unvested full value awards granted pursuant to our equity compensation plans,

•	the number of shares of common stock to be available for issuance of new awards under the 2021 Plan, and

•	the total number of outstanding shares of common stock and common units in our Operating Partnership (other than common units held by Boston Properties).

Overhang Detail	Status as of March 4, 2021
Stock options outstanding	297,558
Weighted-average exercise price	$98.80
Weighted-average remaining term	0.86 years
Unvested full value shares outstanding(1)	1,329,611
Proposed shares reserved under 2021 Plan(2)	5,400,000
Total Common Stock and Common Units outstanding(3)	171,916,558

(1)

Includes (x) 486,716 LTIP units and 67,680 restricted shares of common stock that remain subject to vesting based solely on continued employment or service and (y) 775,215 LTIP units granted pursuant to 2019, 2020 and 2021 MYLTIP Awards, which remain subject to performance-based vesting conditions in addition to vesting conditions based on continued employment or service.

(2)

Proposed share reserve is subject to reduction for any awards granted under the Prior Plan after March 4, 2021. Upon stockholder approval of the 2021 Plan, no awards may be granted under the Prior Plan.

(3)

Includes 155,858,332 shares of common stock and 16,058,226 common units in our Operating Partnership outstanding as of March 4, 2021. Excludes 1,576,297 LTIP units outstanding as of March 4, 2021 and common units in our Operating Partnership held by Boston Properties.

Other than the foregoing and vested LTIP units (or common units into which they were converted) and vested deferred stock units that were outstanding but not yet settled or exchanged for shares of common stock, no other awards pursuant to which shares of common stock were issuable under any of our existing or prior equity compensation plans, including the Prior Plan, were outstanding as of March 4, 2021.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

Burn Rate

The following table sets forth information regarding historical awards granted during 2018, 2019 and 2020, and the corresponding “burn rate,” which is defined as the number of stock options and time-based, full value shares/units granted plus the number of performance-based, full-value shares/units earned in a year divided by the weighted-average number of shares of common stock and common units outstanding for that year, for each of the last three fiscal years:

›  Burn Rate Detail: 2018-2020

Award Type	2018	2019	2020
Stock options granted (A)	0	0	0
Time-based, full-value shares/units granted(1) (B)	232,481	216,998	249,101
Performance-based, full-value shares/units earned(2) (C)	28,771	106,599	123,979
Total (A+B+C)	261,252	323,597	373,080
Weighted-average common shares + units(3) (D)	171,912,377	172,199,852	172,642,577
Burn Rate ((A+B+C)/D)	0.15%	0.19%	0.22%

(1)

Time-based, full-value shares/units granted consists of all restricted stock awards, deferred stock units and LTIP units granted during the applicable year that, upon grant, either were vested or were subject to vesting based solely on continued employment or service.

(2)

Performance-based, full-value shares/units earned consists of all LTIP units for which performance-based vesting occurred with respect to a performance period that ended during such year even if the LTIP units remained subject to vesting based on continued employment or service. All performance-based, full-value awards granted or earned during 2018 – 2020 were LTIP unit awards. 2018 performance-based, full-value shares/units earned reflects LTIP units earned from the 2015 MYLTIP awards. 2019 performance-based, full-value share/units earned reflects LTIP units earned from the 2016 MYLTIP awards. 2020 performance-based full-value share/units earned reflects LTIP units earned from the 2017 MYLTIP awards. The following table provides further detail regarding performance-based, full-value awards that were granted, earned, forfeited and outstanding during 2018, 2019 and 2020:

	2018	2019	2020
Unearned at beginning of period(a)(b)	1,239,978	1,211,816	951,850
Units granted(b)	342,659	220,734	203,278
Units earned	28,771	106,599	123,979
Units forfeited(c)	342,050	374,101	271,760
Unearned at end of period(a)(b)	1,211,816	951,850	759,389

(a)	Includes the outstanding number of LTIP units subject to performance-based vesting.

(b)

For performance-based LTIP unit awards granted prior to 2019, the number of LTIP units that could be earned was based on a dollar amount earned divided by an average of the closing prices of our common stock measured at the end of the performance period. As a result, the number of LTIP units issued was an estimate of the maximum number of LTIP units that could be earned based on certain assumptions. The number of units granted and unearned is based on the number of LTIP units actually issued and outstanding, respectively.

(c)

Represents LTIP units forfeited (based on the number initially issued, which, for awards granted prior to 2019, was an estimate of the maximum number of LTIP units that could be earned based on certain assumptions) upon determination of performance-based vesting or due to termination of employment or service relationship.

(3)

For each applicable year, represents the weighted-average number of shares of common stock of the Company and common units in our Operating Partnership (other than common units held by Boston Properties) outstanding during the year. Because the Company is a REIT that conducts substantially all of its operations through the Operating Partnership, both shares of common stock of the Company and common units in our Operating Partnership not owned by Boston Properties are included for purposes of calculating our burn rate. Each common unit in our Operating Partnership is exchangeable into shares of common stock on a one-for-one basis, subject to certain conditions.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

Summary of 2021 Plan

The following description of certain material features of the 2021 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2021 Plan that is attached hereto as Appendix A.

Shares of Common Stock Available. The maximum number of shares of common stock to be available for issuance for new awards will be 5,400,000 shares less one (1) share for every one (1) share that was granted after March 4,2021 under the Prior Plan. Following the effective date of the 2021 Plan, no awards may be granted under the Prior Plan. Based solely on the closing price of our common stock as reported on the NYSE on March 24, 2021, the maximum aggregate market value of the 5,400,000 shares that could potentially be issued under the 2021 Plan is $554,850,000.

Shares of common stock underlying awards granted under the 2021 Plan or the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2021 Plan. Additionally, with respect to full-value awards under the 2021 Plan or the Prior Plan (i.e., an award other than a stock option, stock appreciation right or partnership unit with an economic structure similar to that of a stock option or stock appreciation right), shares tendered, held back or otherwise reacquired to cover tax withholding and shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of Stock is settled in cash) will be added back to the shares available for issuance under the 2021 Plan. Shares of common stock tendered or held back for taxes or to cover the exercise price of an option or stock appreciation right will not be added back to the reserved pool under the 2021 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares of common stock underlying the award will be charged to the reserved pool. In the event we repurchase shares of common stock on the open market, the shares shall not be added to the shares of common stock available for issuance under the 2021 Plan.

In addition, in connection with the acquisition of another company, the Company may assume outstanding awards granted by another company as if they had been granted under the 2021 Plan or grant awards under the 2021 Plan in substitution of such outstanding awards, in each case, to the extent the applicable award recipient is eligible to be granted such an award under the 2021 Plan. Any shares of common stock issued pursuant to such assumed or substituted awards will not reduce the number of shares authorized for grant under the 2021 Plan.

Plan Administration. The 2021 Plan will be administered by either the Compensation Committee, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in either case, the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan, to accelerate the exercisability or vesting of any award, to interpret the 2021 Plan and awards granted thereunder, and to otherwise administer the 2021 Plan and the awards granted thereunder. Subject to applicable law, the Administrator, in its sole discretion, may delegate to our Chief Executive Officer, all or part of the Administrator’s authority and duties with respect to the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations.

Types of Awards. The types of awards permitted under the 2021 Plan include stock options, stock appreciation rights, restricted stock unit awards, restricted stock awards, unrestricted stock awards, dividend equivalent rights, cash-based awards and other equity-based awards. Subject to the overall limit on the number of shares that may be issued under the 2021 Plan, shares of common stock may be issued up to such maximum number pursuant to any type of award; provided that no more than 5,400,000 shares of common stock (plus, to the extent permitted by the Code, any shares added back to the 2021 Plan as described above) may be issued in the form of incentive stock options.

Eligibility. All officers, employees, non-employee directors, consultants and advisors of the Company and its subsidiaries will be eligible to receive awards under the 2021 Plan. Persons eligible to participate in the 2021 Plan will be those officers, employees, non-employee directors, consultants and advisors of the Company and its subsidiaries as selected from time to time by the Administrator, as well as such other persons selected from time to time by the Administrator to whom issuances of shares

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

under the 2021 Plan may be registered and permitted under applicable securities laws. As of March 24, 2021, approximately 700 individuals would have been eligible to participate in the 2021 Plan had it been effective on such date. All persons who are eligible to receive awards form a single class under the 2021 Plan, as awards are made on a discretionary basis and the terms of the 2021 Plan do not distinguish among various eligible persons.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2021 Plan requires the Administrator to make appropriate equitable adjustments to the number and kind of shares of common stock that are subject to issuance under the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards under the 2021 Plan, as well as equitable adjustments to the purchase price or exercise price, as applicable, of outstanding awards under the 2021 Plan, to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s capital stock, including as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company.

Treatment of Awards in Certain Transactions. In the event of a “Transaction,” as defined in the 2021 Plan, the Board or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding awards under the 2021 Plan: provide that the awards may be assumed or substituted, or upon written notice to participants provide that all awards will terminate upon consummation of the Transaction. In the event that awards are not assumed or substituted, except as otherwise provided by the Compensation Committee in the award agreement or other agreement between the holder of an award and the Company, upon the effective time of the Transaction, all awards will become vested and exercisable and vested awards, other than stock options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Compensation Committee in its sole discretion after taking into account the consideration payable per share pursuant to the Transaction, or the “merger price”, and all stock options shall be fully settled in cash or in kind in an amount equal to the difference between the merger price and the exercise price of the options; provided that each participant may be permitted to exercise all outstanding options within a specified period determined by the Compensation Committee prior to the Transaction.

Term. No awards may be granted under the 2021 Plan ten years or more after the date of stockholder approval, and no incentive stock options may be granted after the tenth anniversary of the date the 2021 Plan is approved by the Board.

Repricing. The Administrator may not, without stockholder approval, reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event.

Stock Options. The 2021 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors, consultants and advisors. Incentive stock options may be granted only to employees of the Company or any subsidiary. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of common stock subject to incentive stock options that first become exercisable by a participant in any one calendar year.

The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2021 Plan. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part by giving written or electronic notice to the Company. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares of common stock that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares of common stock issued to the optionee by the number of shares of common stock with a fair market value equal to the exercise price.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

Stock Appreciation Rights. The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2021 Plan. Stock appreciation rights are settled in cash or shares of common stock. In addition, no stock appreciation right shall be exercisable more than ten years after the date the stock appreciation right is granted.

Restricted Stock Units. Restricted stock unit awards are payable in the form of shares of common stock (or cash, to the extent explicitly provided in the award agreement) and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may be based on, among other things, the achievement of certain performance goals and/or continued employment or service with the Company through a specified vesting period. To the extent permitted by the Administrator, restricted stock units may be deferred to one or more dates specified in the applicable award certificate or elected by the grantee. Restricted stock unit awards with a deferred settlement date may be referred to as “deferred stock unit awards.” In addition, in the Administrator’s sole discretion, and subject to the participant’s compliance with the procedures established by the Administrator, it may permit a participant to make an advance election to receive cash compensation otherwise due in the form of a restricted stock unit award.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain pre-established performance goals and/or continued employment or service through a specified restriction period. If the lapse of restrictions with respect to the shares of common stock is tied to attainment of vesting conditions, any cash dividends paid by the Company during the vesting period will be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the award; provided, that to the extent provided for in the applicable award agreement or by the Administrator, an amount equal to such cash dividends retained or repaid by the grantee may be paid by the grantee upon the lapsing of such restrictions.

Unrestricted Stock. The 2021 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to cash dividends on a specified number of shares of common stock. Dividend equivalent rights may be settled in cash or stock and are subject to other conditions as the Administrator shall determine. Dividend equivalent rights may be granted to any grantee as a component of an award or as a freestanding award. Unless provided by the Administrator, dividend equivalent rights may be paid currently, be deemed reinvested in additional shares of stock, which may thereafter accrue additional dividend equivalents, or may otherwise accrue.

Other Equity-Based Awards. The Administrator may grant units in the Company’s Operating Partnership or other units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary, with any stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the 2021 Plan.

Cash-Based Awards. The Administrator may grant cash-based awards, such as annual cash bonuses, under the 2021 Plan. The cash-based awards may be subject to the achievement of one or more performance criteria selected by the Administrator, including those specifically referenced in the definition of Performance Criteria in the 2021 Plan. Cash-based awards may be paid in cash or shares of common stock. Cash-based awards that are only payable or actually paid in cash are not subject to and will have no impact on the number of shares of common stock available for issuance under the 2021 Plan.

Tax Withholding. Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any exercise, vesting or settlement of awards, as applicable. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued (or, in the case of a restricted stock award, to reacquire shares previously issued pursuant to such award). Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount. The Administrator may also require tax withholding obligations to be satisfied by an arrangement where shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount to satisfy such tax withholding obligations.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

Amendments and Termination. Generally, under current NYSE rules, all material amendments to the 2021 Plan, including those that materially increase the number of shares of common stock available (other than an increase solely to reflect a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change), expand the types of awards available or the persons eligible to receive awards, extend the term of the 2021 Plan, change the method of determining the exercise price of options or delete or limit any provision prohibiting the repricing of options, must be approved by our common stockholders. The Board may determine to make amendments subject to the approval of the common stockholders for purposes of complying with the rules of the NYSE or to preserve the qualified status of incentive stock options. Otherwise, our Board may amend or discontinue the 2021 Plan at any time, provided that no such action will materially and adversely affect the rights under any outstanding awards without the holder’s consent.

United States Federal Income Tax Consequences – Options and Stock Appreciation Rights

The following is a summary of the principal federal income tax consequences of certain transactions under the 2021 Plan relating to options and stock appreciation rights. It does not describe all federal tax consequences under the 2021 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares of common stock, any amount realized in excess of the option price (the amount paid for the shares of common stock) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified stock option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

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10›	PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC. 2021 STOCK INCENTIVE PLAN

Parachute Payments. The vesting of any portion of an option or stock appreciation right that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2021 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

Because the grant of awards under the 2021 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2021 Plan.

Vote Required

Under our Charter and By-laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2021 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,886,774 (2)	$96.97 (2)	8,069,531 (3)
Equity compensation plans not approved by security holders(4)	N/A	N/A	78,152
Total	3,886,774	$96.97	8,147,683

(1)	Includes information related to the Boston Properties, Inc. 1997 Stock Option and Incentive Plan and the Prior Plan.

(2)

Includes (a) 351,561 shares of common stock issuable upon the exercise of outstanding options (all of which are vested and exercisable), (b) 1,336,115 LTIP units (914,572 of which are vested) that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock, (c) 1,366,743 common units issued upon conversion of LTIP units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock (all of which are vested), (d) 336,195 LTIP units issued in the form of 2018 MYLTIP awards that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock, (e) 219,916 LTIP units issued in the form of 2019 MYLTIP awards that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock, (f) 203,278 LTIP units issued in the form of 2020 MYLTIP awards that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock and (g) 72,966 deferred stock units (all of which are vested) which were granted pursuant to elections by certain of our non-employee directors to defer all cash compensation to be paid to such directors and to receive their deferred cash compensation in shares of our common stock upon their retirement from our Board of Directors.

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Does not include 55,616 shares of restricted stock, as they have been reflected in our total shares outstanding. Because there is no exercise price associated with LTIP units, common units, 2018 MYLTIP awards, 2019 MYLTIP awards, 2020 MYLTIP awards or deferred stock units, such awards are not included in the weighed-average exercise price calculation.

(3)

Represents awards available for issuance under the Prior Plan. “Full-value” awards (i.e., awards other than stock options) are multiplied by a 2.32 conversion ratio to calculate the number of shares available that are used for each full-value award (and thus the number that remains available) under the Prior Plan, as opposed to a 1.0 conversion ratio for each stock option awarded under the Prior Plan.

(4)

Includes information related to the 1999 Non-Qualified Employee Stock Purchase Plan (ESPP). The ESPP was adopted by our Board of Directors on October 29, 1998. The ESPP has not been approved by our stockholders. All of our employees are eligible to participate in the ESPP. Under the ESPP, each eligible employee may purchase shares of our common stock at semi-annual intervals each year at a purchase price equal to 85% of the average closing prices of our common stock on the NYSE during the last ten business days of the purchase period. Each eligible employee may contribute no more than $10,000 per year to purchase our common stock under the ESPP.

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11›	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected and appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since our initial public offering in June 1997. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the PricewaterhouseCoopers LLP’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner. The members of the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of Boston Properties and its stockholders.

Although ratification by stockholders is not required by law or by our By-laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Boston Properties and its stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider that fact, together with such other factors it deems relevant, in determining its next selection of independent auditors.

We expect that a representative of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

✓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021. PROPERLY AUTHORIZED
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS
INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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11›	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP (“PwC”). Aggregate fees for professional services rendered by PwC for the years ended December 31, 2020 and 2019 were as follows:

	2020		2019
Audit Fees
Recurring audit, quarterly reviews and accounting assistance for new accounting standards and potential transactions	$2,733,710		$2,681,649
Comfort letters, consents and assistance with documents filed with the SEC and securities offerings	189,000		168,644
Subtotal	2,922,710		2,850,293
Audit-Related Fees
Audits required by lenders, joint ventures, tenants and other attestation reports	416,648		447,575
Tax Fees
Recurring tax compliance and REIT and other compliance matters	524,332	(1)	444,241
Tax planning and research	62,025		55,999
State and local tax examinations	8,937		28,307
Subtotal	595,294		528,547
All Other Fees
Software licensing fee	2,756		2,756
Total	$3,937,408		$3,829,171

(1)	Includes an annual subscription fee for tax allocation software of $50,000 for 2019 but billed in 2020.

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by PwC, our independent registered public accounting firm. The policy requires that all services provided by PwC to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, relates to a particular category or group of services and is subject to a particular budgeted maximum. In other cases, specific pre-approval is required. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

The Audit Committee approved all audit and non-audit services provided to us by PwC during the 2020 and 2019 fiscal years and none of the services described above were approved pursuant to Rule 2-01(c)(7)(i)(c) of Regulation S-X, which relates to circumstances where the Audit Committee pre-approval requirement is waived.

VOTE REQUIRED

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the ratification of the appointment of PwC. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

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11›	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The members of the Audit Committee of the Board of Directors of Boston Properties submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Boston Properties, Inc. for the fiscal year ended December 31, 2020.

2.

The Audit Committee has discussed with representatives of PwC the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.bxp.com under the heading “Corporate Governance.”

Submitted by the Audit Committee:

David A. Twardock, Chair

Bruce W. Duncan

Karen E. Dykstra

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12›	INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE VIRTUAL ANNUAL MEETING

Our preference is to hold an in-person annual meeting. However, due to the ongoing public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and community, this year’s annual meeting will be a virtual meeting conducted via live audio webcast. We have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

All stockholders of record of shares of common stock of Boston Properties at the close of business on March 24, 2021, which is referred to in this proxy statement as the “record date,” or their designated proxies, are authorized to attend the annual meeting. Cameras, recording devices and other electronic devices will not be permitted and attendees may be subject to other security precautions.

›  MEETING ACCESS

In order to attend the virtual annual meeting, you must be a holder of Boston Properties stock as of March 24, 2021. To participate in the virtual annual meeting, visit www.virtualshareholdermeeting.com/BXP2021 and enter your unique 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. The annual meeting is scheduled to begin at 9:00 a.m., Eastern Time, on May 20, 2021. Online access will open at 8:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the meeting.

›  SUBMITTING QUESTIONS

If you wish to submit a question during the annual meeting, type your question into the “Submit a question” field, and click “Submit.” Questions may be submitted beginning at 8:45 a.m. Eastern Time. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be posted to our Investor Relations website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

›  VOTING DURING THE VIRTUAL ANNUAL MEETING

You will be able to vote your shares electronically during the annual meeting, except that if you hold shares through a Shareworks account, voting instructions for those shares must be submitted by May 17, 2021 at 11:59 p.m., Eastern Time. Voting online during the annual meeting will replace any previous votes. See “– How to Vote” below for additional information on voting.

›  ADDITIONAL MEETING INFORMATION

In the event of technical difficulties with the virtual annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/BXP2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the annual meeting. Any updated information regarding the annual meeting will also be posted on our Investor Relations website at http://www.bxp.com/proxy.

A replay of the annual meeting webcast, including the Q&A portion of the annual meeting, will be available on www.virtualshareholdermeeting.com/BXP2021 for at least 30 days following the annual meeting.

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12›	INFORMATION ABOUT THE ANNUAL MEETING

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In order to both save money and help conserve natural resources, we are making this proxy statement and our 2020 Annual Report, including a copy of our annual report on Form 10-K and financial statements for the year ended December 31, 2020, available to our stockholders electronically via the Internet instead of mailing the full set of printed proxy materials, in accordance with the rules of the SEC. On or about April 5, 2021, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our annual report online, as well as instructions on how to vote. Also on or about April 5, 2021, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2020 annual report is not part of the proxy solicitation material.

PURPOSE OF THE ANNUAL MEETING

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of directors, an advisory resolution on named executive officer compensation, the approval of the Boston Properties, Inc. 2021 Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm.

PRESENTATION OF OTHER MATTERS AT THE ANNUAL MEETING

We are not currently aware of any other matters to be presented at the 2021 annual meeting other than those described in this proxy statement. If any other matters not described in this proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

STOCKHOLDERS ENTITLED TO VOTE

If you were a stockholder of record as of the close of business on March 24, 2021, you are entitled to receive notice of the annual meeting and to vote the shares of common stock held as of the close of business on the record date. Each stockholder is entitled to one vote for each share of common stock you held as of the close of business on the record date. Holders of common units, LTIP units, preferred stock and deferred stock units are not entitled to vote such securities on any of the matters presented at the 2021 annual meeting.

QUORUM FOR THE ANNUAL MEETING

The presence, virtually or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 156,074,135 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

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12›	INFORMATION ABOUT THE ANNUAL MEETING

HOW TO VOTE

›  VOTING DURING THE VIRTUAL ANNUAL MEETING

If you are a stockholder of record and attend the virtual annual meeting you may vote your shares of common stock electronically during the annual meeting using your 16-digit control number on your proxy card or Notice of Internet Availability, except that if you hold shares through a Shareworks account, voting instructions for those shares must be submitted by May 17, 2021 at 11:59 p.m., Eastern Time. See “ – Voting Shares Registered Directly in the Name of the Stockholder or Held in Shareworks” below. If you hold your shares of common stock in “street name” (i.e., your shares are held in an account maintained by a bank, broker or other nominee) and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may vote at the annual meeting with the 16-digit control number indicated on your voting instruction form or Notice of Internet Availability. Voting online during the meeting will replace any previous votes. If you hold your shares of common stock in street name and you do not have a 16-digit control number, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of common stock of record to attend, participate in and vote at the annual meeting.

›  VOTING SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER OR HELD IN SHAREWORKS

If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•

Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is printed on the Notice and also on your proxy card. Please have your Notice or proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 19, 2021. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded.

If you vote via the Internet, you do not need to return your proxy card.

•

Vote by Telephone. If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 19, 2021. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice.

If you vote by telephone, you do not need to return your proxy card.

•

Vote by Mail. If you received printed materials, and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

If you are a Boston Properties employee or former employee holding shares of common stock on the Shareworks equity portal, the control number you receive on your Notice or proxy card also covers shares of common stock held in your Shareworks account. You may vote these shares via the Internet, by telephone or by completing and returning a proxy card as described above. Your submission of voting instructions for shares of common stock held in your Shareworks account instructs the plan administrator how to vote those shares; it does not result in the appointment of a proxy to vote those shares. Instructions regarding shares held in your Shareworks account must be received by 11:59 p.m., Eastern Time, on May 17, 2021.

›  VOTING BY PROXY FOR SHARES REGISTERED IN STREET NAME

If your shares of common stock are held in street name, then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

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12›	INFORMATION ABOUT THE ANNUAL MEETING

REVOKING PROXY INSTRUCTIONS

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103;

•	submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

•	attending the virtual annual meeting and voting electronically during the meeting.

If you are a stockholder of record as of the record date attending the virtual annual meeting, you may vote electronically during the meeting whether or not a proxy has been previously given, but your presence (without further action) at the virtual annual meeting will not constitute revocation of a previously given proxy.

ACCESSING BOSTON PROPERTIES’ PROXY MATERIALS ELECTRONICALLY

This proxy statement and our 2020 annual report are available at http://www.bxp.com/proxy. Instead of receiving copies of our future annual reports, proxy statements, proxy cards and, when applicable, Notices of Internet Availability of Proxy Materials, by mail, we encourage you to elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing the proxy materials or Notices of Internet Availability of Proxy Materials to you and help conserve natural resources. You may sign up for electronic delivery by visiting http://www.bxp.com/proxy.

HOUSEHOLDING

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our 2020 annual report or proxy statement, please send your request to Investor Relations, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103; call us with your request at (617) 236-3822; or visit our website at http://www.bxp.com.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by Boston Properties. In an effort to have as many votes cast at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, electronic communication or mail by one or more employees of Boston Properties. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock. In addition, MacKenzie Partners, Inc., a proxy solicitation firm, has been engaged by Boston Properties to act as proxy solicitor and will receive a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses.

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13›	OTHER MATTERS

OTHER MATTERS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner of more than 5% of a class of the Company’s voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board of Directors promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed to be not material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to the Company’s categorical standards of director independence. Please refer to the categorical standards under “Proposal 1: Election of Directors – Director Independence” beginning on page 21.

Since January 1, 2020, the Company has paid a firm controlled by Mr. Raymond A. Ritchey’s brother aggregate leasing commissions of approximately $3,587,393. The Company expects to pay additional commissions to this firm during 2021. In January 2018, Mr. Ritchey’s brother became an employee of a real estate firm with which the Company has entered into a contract for services that is nearly identical to the previous contract with the firm controlled by Mr. Ritchey’s brother. Given current and anticipated leasing activity, the Company expects to pay equivalent or increased leasing commissions to the real estate firm that currently employs Mr. Ritchey’s brother in 2021 as compared to leasing commissions paid to the firm controlled by him in prior years. Mr. Ritchey is the Senior Executive Vice President of Boston Properties. The Company believes the terms of the related agreements are comparable to, and in most cases more favorable to us than, similar arrangements with other brokers in relevant markets.

We are partners with affiliates of Norges Bank Investment Management in joint ventures that own Times Square Tower, 601 Lexington Avenue, 100 Federal Street and Atlantic Wharf Office. Based on a Schedule 13G/A filed with the SEC on February 1, 2021, Norges Bank (The Central Bank of Norway), an affiliate of Norges Bank Investment Management, is the beneficial owner of more than 5% of our common stock.

We lease office space at our Santa Monica Business Park property to an entity that was acquired by an affiliate of BlackRock, Inc. in August 2018. Based on a Schedule 13G/A filed with the SEC on January 27, 2021, BlackRock is the beneficial owner of more than 5% of our common stock. Since January 1, 2020, BlackRock paid the Company $1,413,434 in lease payments.

STOCKHOLDER NOMINATIONS FOR DIRECTOR AND PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

›   STOCKHOLDER PROPOSALS SUBMITTED FOR INCLUSION IN OUR PROXY STATEMENT

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for its 2022 annual meeting of stockholders must be received by Boston Properties on or before December 6, 2021 in order to be considered for inclusion in our proxy statement and form of proxy. The proposals must also comply with the requirements as to form and substance established by the SEC if they are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, Attn.: Secretary.

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13›	OTHER MATTERS

›   PROXY ACCESS DIRECTOR NOMINATIONS FOR INCLUSION IN OUR PROXY STATEMENT

In order for an eligible stockholder or group of stockholders to nominate a director candidate for election at Boston Properties’ 2022 annual meeting pursuant to the proxy access provision of our By-laws, notice of such nomination and other required information must be received by Boston Properties on or before December 6, 2021, unless our 2022 annual meeting of stockholders is scheduled to take place before April 20, 2022 or after July 19, 2022. Our By-laws state that such notice and other required information must be received by Boston Properties not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the anniversary of the date of the immediately preceding annual meeting, or the annual meeting anniversary date, or more than 60 days after the annual meeting anniversary date, or if no annual meeting was held in the preceding year, the deadline for the receipt of such notice and other required information shall be the close of business on the later of (1) the 180th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which public announcement of the date of such annual meeting is first made.

In addition, our By-laws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices and other required information must be received by our Secretary at our principal executive office, which is currently Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

›   OTHER PROPOSALS OR NOMINATIONS

Stockholder proposals and nominations of directors to be presented at Boston Properties’ 2022 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for our 2022 annual meeting or submitted pursuant to the proxy access provision of our By-laws, must be received in writing at our principal executive office not earlier than January 20, 2022, nor later than March 6, 2022, unless our 2022 annual meeting of stockholders is scheduled to take place before April 20, 2022 or after July 19, 2022. Our By-laws state that the stockholder must provide timely written notice of such proposal or a nomination and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by Boston Properties at its principal executive office not less than 75 days nor more than 120 days prior to the annual meeting anniversary date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the annual meeting anniversary date or more than 60 days after the annual meeting anniversary date, a stockholder’s notice shall be timely if received by Boston Properties at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which public announcement of the date of such annual meeting is first made by Boston Properties. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be received by our Secretary at our principal executive office, which is currently Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103.

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APPENDIX A

BOSTON PROPERTIES, INC.

2021 STOCK INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Boston Properties, Inc. 2021 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors, Consultants and other key persons of Boston Properties, Inc. (the “Company”) and the employees and other key persons of Boston Properties Limited Partnership (the “Operating Partnership”) and the Company’s other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that is designated by the Board as the administrator of the Plan.

“Award” or “Awards,” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights, Cash-Based Awards and other equity-based awards as contemplated herein.

“Award Certificate” means a written or electronic agreement or document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted pursuant to Section 12 entitling the recipient to receive a cash denominated payment.

“Change in Control” means the occurrence of any one of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then- outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company);

(ii)

persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least two-thirds of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors;

(iii)

the consummation of (A) any consolidation or merger of the Company as a result of which the Voting Securities outstanding immediately prior to the consolidation or merger do not either (x) continue to represent 60 percent or more of the outstanding stock or other equity interests having the right to vote in an election of the board of directors (or other equivalent governing body) of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or (y) convert into, or become immediately exchangeable for, 60 percent or more of the outstanding stock or other equity interest having the right to vote in an election of the board of directors (or other equivalent governing body) of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or

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(B) any sale, lease, exchange or other transfer to an unrelated party (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

(iv)	the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

“Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“LTIP Units” shall have the meaning set forth in the Partnership Agreement.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Boston Properties Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 29, 1998, among the Company, as general partner, and the limited partners who are parties thereto, as amended, restated or supplemented from time to time.

“Performance Criteria” means the performance objectives that the Administrator selects for purposes of earning or attaining an Award for a Performance Cycle. The Performance Criteria which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, region, or Subsidiary of the Company, may include, but will not be limited to, any one or more of the following as selected by the Administrator: funds from operations (“FFO”), adjusted FFO, growth in FFO per share, leasing, rent growth, occupancy or percentage

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leased, operating income and/or net annual recurring revenue, net operating income, total stockholder return, revenue, earnings per share, earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”), cash flow (including, but not limited to, operating cash flow and free cash flow), balance sheet management, ratios of net debt to EBITDAre and ratios of market capitalization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), stock price, economic value-added, acquisitions, dispositions, strategic transactions, portfolio or regional occupancy rates, return on capital, assets, equity, development, re-development, investment, capital deployment, development milestones or any other operational, financial or other performance metric selected by the Administrator, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of rate of change, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices, (E) measured on an adjusted basis, by including or excluding categories of items specifically identified in advance by the Compensation Committee or, if not so specified, items that the Compensation Committee determines, in its discretion, are appropriate to include or exclude whether or not specifically identified in advance, (F) measured on a pre-tax or post-tax basis (if applicable), (G) measured on an annualized basis, and/or (H) measured for all or a portion of the Company’s portfolio, including on a same property basis and/or relating to “BXP’s share” (calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest and, in some cases, after priority allocations), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests and, in some cases, after income allocation to private REIT shareholders and their share of fees due to the Company)).

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof, any other legal entity, or a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act and any fiduciary acting in such capacity on behalf of the foregoing.

“Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock or a cash payment equal to the Fair Market Value of one share of Stock at the time and upon the conditions applicable to the Restricted Stock Unit Award.

“Restricted Stock Unit Award” means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary; provided, however, a change in an individual’s status from a full-time employee or director to part-time employee or Consultant or from a director or Consultant to an employee shall be deemed to continue the Service Relationship.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

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“Unit” means units of partnership interest in the Operating Partnership, including, without limitation, Common Units, LTIP Units or one or more other classes of units that are convertible into Common Units or LTIP Units on a specified date or at the election of the recipient based on appreciation in the value of the Stock, appreciation in the value of the assets of the Operating Partnership, total return generated by a specified number of shares of Stock or Common Units or such other basis as may be determined by the Administrator. Units may include units of partnership interest in the Operating Partnership that are intended to constitute profits interests for U.S. federal income tax purposes.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Administration of Plan. The Plan shall be administered by the Administrator.

(b)

Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and other equity-based awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;

(iv)

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates; provided, however, that except as otherwise provided in Section 3(b), the Administrator is not permitted to reduce the exercise price of Stock Options through cancellation and re-grants or cancellation in exchange for cash;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;

(vii)

to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest, dividends, distributions or other earnings; and

(viii)

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be binding and conclusive on all persons, including the Company, the Operating Partnership, the Company’s other Subsidiaries and Plan grantees.

(c)

Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)

Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, and the provisions applicable in the event employment or service terminates.

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(e)

Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries may from time to time operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be (i) 5,400,000 shares less (ii) one share for every one share of Stock underlying awards granted under the Company’s 2012 Stock Option and Incentive Plan (the “Prior Plan”) after March 4, 2021, subject to adjustment as provided in this Section 3. For purposes of this limitation, the following shares of Stock shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options: (i) the shares of Stock underlying any Awards under the Plan and any awards under the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) and (ii) with respect to a full-value award under the Plan or the Prior Plan (i.e., an award other than a stock option, stock appreciation right or Unit with an economic structure similar to that of a stock option or stock appreciation right), (A) any shares tendered, held back or otherwise reacquired from the grantee to cover tax withholding owed upon vesting, settlement or the occurrence of any other event with respect to such an award that results in amounts being includable in the gross income of the grantee for income tax purposes and (B) any shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of Stock is settled in cash). Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (x) shares tendered or held back upon exercise of a Stock Option to cover the exercise price or tax withholding, and (y) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 5,400,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable and (v) other applicable terms of the Plan and any outstanding Awards.

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The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)

Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate upon the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate upon the consummation of the Transaction, all Awards shall become vested and fully exercisable as of the effective time of such Transaction (unless otherwise specified in the applicable Award Certificate or other agreement between the holder of such Award and the Company) and vested Awards, other than Stock Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant may be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction.

(d)

Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards issued by another corporation or other entity that is acquired by the Company or a Subsidiary; provided that the recipient of such substituted Award is eligible to be granted an Award under the Plan. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan.

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion and such other Persons (to the extent the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and would be permitted in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended) as are selected from time to time by the Administrator in its sole discretion. For avoidance of doubt, no Award may be granted under the Plan to a Person unless the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and such Person is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended.

SECTION 5.    STOCK OPTIONS

(a)	Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

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(b)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c)

Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)

Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the applicable Award Certificate:

(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)

Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)

With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the remainder of the aggregate exercise price to be paid by the optionee in cash or other method of payment permitted hereunder.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the applicable Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

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SECTION 6.    STOCK APPRECIATION RIGHTS

(a)

Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)

Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with, or is not subject to, Section 409A.

(c)	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)

Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.    RESTRICTED STOCK AWARDS

(a)

Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)

Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, the Administrator may require any cash dividends paid by the Company during the vesting period with respect to unvested Restricted Stock to be retained by, or repaid by the grantee to, the Company. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)

Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)

Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

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SECTION 8.    RESTRICTED STOCK UNIT AWARDS

(a)

Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Certificate, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of applicable restrictions and conditions at the time of grant. Conditions may be based on, among other things, continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Certificate or elected by the grantee. Restricted Stock Unit Awards with a deferred settlement date may be referred to as Deferred Stock Unit Awards. Each Restricted Stock Unit Award that is subject to Section 409A may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)

Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with such rules and procedures established by the Administrator, which shall include rules and procedures intended to ensure compliance with Section 409A. Unless provided by the Administrator, any such cash compensation that the grantee elects to receive in Restricted Stock Units shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such election had not been made. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)

Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine.

(d)

Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    DIVIDEND EQUIVALENT RIGHTS

(a)

Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently, may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents, or may otherwise accrue. Unless otherwise provided in the Award Certificate or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.

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(b)

Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.    OTHER EQUITY-BASED AWARDS

The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership, including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

SECTION 12.    CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any participant in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the Performance Cycle and Performance Criteria applicable to such Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Awards shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator, which may include either a “target” (100 percent attainment of the Performance Criteria) and/or a “minimum” hurdle and/or a “maximum” amount. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13.    TRANSFERABILITY OF AWARDS

(a)

Transferability. Unless otherwise provided in the Award Certificate or by the Administrator, during a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 13(b) below and unless otherwise provided in the Award Certificate or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which such shares are vested. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)

Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)

Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14.    TAX WITHHOLDING

(a)

Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any

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Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)

Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award (or, in the case of a Restricted Stock Award, to reacquire shares of Stock previously issued pursuant such Restricted Stock Award) a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 15.    SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16.    TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)

Termination of Service Relationship. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)	For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.    AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b).

| 2021 Proxy Statement	A-11

SECTION 18.    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.    GENERAL PROVISIONS

(a)

No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)

Delivery of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares of Stock or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or in the records of the Company or the transfer agent to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)	Trading Policy Restrictions. All actions taken with respect to Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(e)

Clawback Policy. Awards under the Plan shall be subject to the Company’s Policy for Recoupment of Incentive Compensation, as in effect from time to time, to the extent holders thereof are subject to such policy.

(f)

No Further Awards Under the Prior Plan. On and after the Effective Date, no further awards will be issued under the Prior Plan, but outstanding awards granted under the Prior Plan prior to the Effective Date shall continue to be governed by the terms and conditions of the Prior Plan.

SECTION 20.    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with Delaware law and the Company’s certificate of incorporation and bylaws, each as amended. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21.    GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 18, 2021

DATE APPROVED BY STOCKHOLDERS:

A-12	| 2021 Proxy Statement

BOSTON PROPERTIES, INC.
800 BOYLSTON STREET, SUITE 1900 BOSTON, MA 02199 ATTN: INVESTOR RELATIONS
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2021 for shares held directly and by 11:59 P.M. ET on May 17, 2021 for shares held in a Shareworks account. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/BXP2021
You may attend the meeting via the Internet. Have the information that is printed in the box marked with the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2021 for shares held directly and by 11:59 P.M. ET on May 17, 2021 for shares held in a Shareworks account. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D40576-P49725
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BOSTON PROPERTIES, INC.
The Board of Directors recommends you vote FOR all of the nominees for director listed.
For Against Abstain
1. Election of Directors:
Nominees:
1a. Joel I. Klein
1b. Kelly A. Ayotte
1c. Bruce W. Duncan
1d. Karen E. Dykstra
1e. Carol B. Einiger
1f. Diane J. Hoskins
1g. Douglas T. Linde
1h. Matthew J. Lustig
1i. Owen D. Thomas
1j. David A. Twardock
1k. William H. Walton, III
For Against Abstain
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
2. To approve, by non-binding, advisory resolution, the Company’s named executive officer compensation.
3. To approve the Boston Properties, Inc. 2021 Stock Incentive Plan.
4. To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 20, 2021: The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com
D40577-P49725
BOSTON PROPERTIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2021
The undersigned hereby appoints Douglas T. Linde and Frank D. Burt, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the 2021 Annual Meeting of Stockholders of Boston Properties, Inc. (the “Annual Meeting”) to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/BXP2021 on May 20, 2021 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders and revokes any proxy heretofore given with respect to the Annual Meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL FOR DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.
Continued and to be signed on reverse side